UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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CELANESE CORPORATION
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Celanese The chemistry inside innovation™

2022 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Cautionary Note Regarding Forward-Looking Statements; Available Information
This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this Proxy Statement. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

References to our website in this Proxy Statement are provided as a convenience, and the information on our website is not, and shall not be deemed to be a part of this Proxy Statement or incorporated into any other filings we make with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including Celanese Corporation, that electronically file with the SEC at http://www.sec.gov.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / i

A letter from Lori J. Ryerkerk, our Chairman and CEO
March 10, 2022

Dear Fellow Shareholders:
As I reflect on 2021 and the first part of 2022, I am proud of what Celanese was able to accomplish for its customers, employees and shareholders in the face of many hurdles. To me, it speaks to the power of our business model and our culture.
We started the year seeing recovery across all of our businesses, but also witnessing a resurgence of COVID globally. The question of how fast the recovery would be was first and foremost in our minds, and the year brought challenges almost immediately.
With its unanticipated magnitude, the February 2021 deep freeze in the U.S. Gulf Coast shut down our Texas facilities, stressed all of our operations and supply chains globally, and dealt personal hardships to our employees in Texas. Throughout the rest of the year our business was tested by global transportation and logistics disruption, energy curtailments in China, the global semiconductor chip shortage, and rapidly-increasing raw material and energy costs.
We faced all of these hurdles while continuing to prioritize the safety of our employees during an ever-evolving global pandemic and delivered record business and financial results. Our key victories in 2021 and early 2022 in advancing business and sustainability include:
•growing through our strategic imperatives, innovation and customer success;
•publishing a comprehensive sustainability report, Elements of Opportunity;
•announcing a goal to reduce our Scope 1 and 2 greenhouse gas intensity 30% by 2030;
•advancing our strategy through high-value acquisitions including the Santoprene business (closed December 2021) and the majority of DuPont’s Mobility & Materials business (announced February 2022 and scheduled to close around the end of 2022); and
•caring for our people and communities.
Our team is proud of the accomplishments described in this Proxy Statement. We worked with resiliency and grit to deliver record 2021 adjusted earnings per share and free cash flow while returning significant capital to shareholders and advancing our sustainability journey, as you can read about in more detail in these pages. A special thank you to Celanese employees for their dedication and efforts.
Please join our Board of Directors and executive officers on April 20, 2022, at 1:00 p.m. Central time, when we hold our Annual Meeting of Shareholders in live virtual format. Your vote is very important, and whether or not you are able to attend the event in real time, we encourage you submit your voting instructions by proxy as described in this document. We look forward to your participation.
Thank you for your continued support of Celanese.
Sincerely,
Lori J. Ryerkerk
Chairman and Chief Executive Officer

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 1

A letter from William M. Brown, our Lead Director
March 10, 2022

Dear Fellow Shareholders:
As the Lead Independent Director of the Board of Directors, I am honored to have the opportunity to write to our shareholders to review some of the highlights of Celanese’s 2021 efforts and accomplishments in advance of our upcoming Annual Meeting of Shareholders.
The Board is pleased with Celanese’s accomplishments in 2021: record financial performance, continued execution against its long-term strategy, and accomplishment of significant milestones on Celanese’s continuing environmental, social and governance (ESG) journey. In last year’s Proxy Statement, we communicated to you about the Board’s and management’s purposeful efforts during a difficult and unprecedented 2020 to protect our people and business and to position Celanese for recovery. We believe Celanese’s 2021 results and progress demonstrate the success of those efforts.
Through our shareholder outreach program, we have heard from our investors a high level of interest in Celanese’s work to promote a more sustainable world through addressing the threat of climate change and fostering a diverse and inclusive workforce, as well as how the Board oversees Celanese’s ESG initiatives. As detailed in these pages, the Board and management have responded to our shareholders by making thoughtful, deliberative progress in these areas.
The Board’s deep commitment to ESG progress is reflected in its 2021 adoption of a detailed and formalized approach to overseeing ESG priorities through its Committees and the full Board. This updated framework is described in “Governance - Board Oversight of Environmental, Social and Governance Matters”. Some of Celanese’s key accomplishments during 2021 and early 2022 are also described beginning on page 7.
These efforts are overseen by a Board representing variety of viewpoints and experience. Through thoughtful refreshment, the Board has added five new directors in the last five years, most recently adding Rahul Ghai, an experienced financial executive, and Michael Koenig, a long-time materials industry executive. Three of these directors added in the last five years are women and two are racially diverse. The Board believes this mix of fresh perspectives is an effective complement to the experience and knowledge of our longer-serving directors. We are committed to continuous improvement in the diversity of our leadership and our organization.
Your Board remains committed to effective oversight of the Company’s operations, long-term strategy and risk management to foster long-term sustainable growth for our shareholders. On behalf of the Board of Directors, I would like to express our sincere appreciation for the trust that Celanese shareholders have placed in us, and we look forward to continuing to serve you throughout the upcoming year.
Sincerely,
William M. Brown
Lead Independent Director

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 2

Notice of Annual Meeting of Shareholders
CELANESE CORPORATION
222 W. Las Colinas Blvd., Suite 900N
Irving, Texas 75039

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	April 20, 2022, 1:00 p.m. (Central Daylight Saving Time)
Virtual Meeting Website:	Online at www.virtualshareholdermeeting.com/CE2022
Items of Business:	● To elect Jean S. Blackwell, William M. Brown, Edward G. Galante, Rahul Ghai, Kathryn M. Hill, Dr. Jay V. Ihlenfeld, David F. Hoffmeister, Deborah J. Kissire, Michael Koenig, Kim K.W. Rucker and Lori J. Ryerkerk to serve until the 2023 Annual Meeting of Shareholders, or until their successors are elected and qualified or their earlier resignation;
● To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2022;
● To hold an advisory vote to approve executive compensation; and
● To transact such other business as may properly be brought before the meeting in accordance with the provisions of the Company’s Sixth Amended and Restated By-laws (the “by-laws”).
Record Date:	You are entitled to attend the 2022 Annual Meeting virtually and to vote if you were a shareholder at the close of business on February 22, 2022.
This year’s Annual Meeting will be held as a “virtual meeting” via the Internet at www.virtualshareholdermeeting.com/CE2022. You will be able to vote and submit questions online through the virtual meeting platform during the Annual Meeting.
To ensure that your shares are represented at the meeting, we urge you to submit your voting instructions by proxy as promptly as possible. You may submit your proxy via the Internet or telephone, or, if you received paper copies of the proxy materials by mail, you can also submit a proxy via mail by following the instructions on the proxy card or voting instruction card. We encourage you to submit a proxy via the Internet. It is convenient and saves us significant postage and processing costs. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.

By Order of the Board of Directors of
Celanese Corporation
A. Lynne Puckett
Senior Vice President, General Counsel
and Corporate Secretary

Irving, Texas
March 10, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 20, 2022
The Celanese Corporation 2022 Notice of Annual Meeting and Proxy Statement, 2021 Annual Report and other proxy materials are available at www.proxyvote.com.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 3

Voting Information
VOTING INFORMATION
You are invited to attend the Annual Meeting to be held at 1:00 p.m. (Central Daylight Saving Time) on Wednesday, April 20, 2022. This year’s Annual Meeting will be held as a “virtual meeting” via the Internet at www.virtualshareholdermeeting.com/CE2022.
It is very important that you vote in order to play a part in the future of the Company. Please carefully review the proxy materials for the Annual Meeting and follow the instructions below to cast your vote on all of the voting matters.
Who is Eligible to Vote
You are entitled to vote at the Annual Meeting if you were a shareholder at the close of business on February 22, 2022, the record date for the meeting. On the record date, there were 108,029,267 shares of the Company’s Common Stock issued, outstanding and entitled to vote at the Annual Meeting.
How to Vote
Even if you plan to attend the Annual Meeting, please submit your voting instructions by proxy right away using one of the following methods for submitting a proxy (see page 89 for additional details). Make sure to have your proxy card, voting instruction form or Notice of Internet Availability in hand and follow the instructions. Unless those documents provide different instructions, most of our shareholders will be able to vote in advance of the meeting by one of the following means:

VOTE IN ADVANCE OF THE MEETING*				VOTE AT THE VIRTUAL MEETING
via the internet	by phone	by mail	by QR code
:	)	*		m

Visit proxyvote.com to submit a proxy via computer or your mobile device	Call 1-800-690-6903 or the telephone number on your proxy card or voting instruction form	Sign, date and return your proxy card or voting instruction form	Scan this QR code to vote with your mobile device (may require free app)	See “Questions and Answers” for details on attending and voting at the Annual Meeting

* You will need the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.
If you have questions or require assistance with voting your shares, or if you need additional copies of the proxy materials, please contact Alliance Advisors, LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003. Shareholders may call toll free: (800) 574-5971.
Important Note About Meeting Admission Requirements: If you plan to attend the virtual meeting, see the answer to question 2 on page 87 for important details on requirements to log-in to the meeting.

Electronic Shareholder Document Delivery
Instead of receiving future copies of annual meeting proxy materials by mail, shareholders of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents and will also give you an electronic link to the proxy voting site.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 4

Proxy Summary

PROXY STATEMENT SUMMARY					We provide below highlights of certain information in this Proxy Statement. As this is only a summary, please refer to the complete Proxy Statement and 2021 Annual Report before you vote.

Proxy Item No. 1 Election of 11 Director Nominees
ü The Board recommends a vote FOR all Director Nominees
Our Board and the Nominating and Corporate Governance Committee believe that the eleven director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.

à See “Item 1: Election of Directors” and “Director Nominees” beginning on page 12 of this Proxy Statement for additional information.

Director Nominees
The following table provides summary information about each director nominee. Each nominee is to be elected by a majority of the votes cast.

Name and Qualifications		Age	Director Since	Primary Occupation / Other Public Company Boards	Independent	Committee Memberships(1)
Jean S. Blackwell		67	2014	Former EVP / CFO – Cummins Inc.	ü	AC; NCG
&Q5ÐGq@6L				Ingevity Corp.; Johnson Controls Int’l plc
William M. Brown		59	2015	Executive Chair – L3Harris Technologies, Inc.	ü	CMD; NCGt
&Q:5Gq@6L				Becton, Dickinson and Company
Edward G. Galante		71	2013	Former SVP – Exxon Mobil Corporation	ü	CMD£; EHS
&Q.:ÐGq@6L				Linde plc; Clean Harbors Inc.; Marathon Petroleum Corp.
Rahul Ghai		50	2022	Chief Financial Officer – Otis Worldwide Corporation	ü	AC; NCG
&Q:Gq@6L
Kathryn M. Hill		65	2015	Former SVP Dev. Strategy – Cisco Systems Inc.	ü	CMD; EHS£
&Q:5@6				Moody’s Corporation; NetApp Inc.
David F. Hoffmeister		67	2006	Former SVP / CFO – Life Technologies Corp.	ü	AC; NCG
&Q.:Gq6L				Glaukos Corporation; ICU Medical Inc.; StepStone Group Inc.
Dr. Jay V. Ihlenfeld		70	2012	Former SVP, Asia Pacific – 3M Company	ü	CMD; EHS
Q.:5ÐG@6				Ashland Global Holdings, Inc.
Deborah J. Kissire		64	2020	Former Vice Chair - Ernst & Young LLP	ü	AC£; EHS
&Q:5Gq6L				Omnicom Group; Axalta Coatings System Ltd.; Cable One, Inc.
Michael Koenig		58	2022	Chief Executive Officer – Nobian Industrial Chemicals B.V.	ü	CMD; EHS
&Q.:5ÐG@6L				Symrise AG
Kim K.W. Rucker		55	2018	Former EVP and GC – Andeavor	ü	AC; NCG£
&Q:5ÐGq6L				Lennox International Inc.; Marathon Petroleum Corp.; HP Inc.
Lori J. Ryerkerk		59	2019	Chairman, Chief Executive Officer – Celanese Corporation		–
&Q.:ÐGq@6L				Eaton Corporation plc

Qualifications:				Board Committees:
&	Leadership	G	Govt/regulatory	AC	Audit Committee
Q	Global experience	q	Financial & transactions	CMD	Compensation and Management Development Committee
.	Chemical industry	@	Operational	EHS	Environmental, Health, Safety, Quality and Public Policy Committee
:	Innovation-focused	6	Strategic	NCG	Nominating and Corporate Governance Committee
5	Customer-focused	L	Risk oversight	£	Committee Chair
Ð	Environmental / sustainability			t	Lead Independent Director

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 5

Proxy Summary

Director Nominee Highlights

Director succession is a robust, ongoing process at Celanese. Our Board regularly evaluates desired attributes in light of the Company’s strategy and evolving needs. We believe that our director nominees bring a well-rounded variety of skills, qualifications, experience and diversity, and represent an effective mix of deep company knowledge and fresh perspectives.

Diversity

Tenure	Age	Expertise and Independence

Average Tenure: 6 years	Average Age: 62

Balanced Mix of Skills, Qualifications and Experience

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 6

Proxy Summary

Environmental, Social and Governance Update

Accelerating safe and sustainable solutions through chemistry.

We believe we have a responsibility to meaningfully improve the world through the power of chemistry.

This responsibility to do more is instilled within us at Celanese, and we believe that when chemistry connects with sustainability, the possibilities are endless.
Sustainability Strategy Framework
Celanese is committed to protecting natural resources and helping our partners and their customers to do the same. We use a three-pronged approach to integrate key elements of sustainability into our operational and product strategy:

Reducing GHG Emissions in Our Own Operations	Building Solutions to Support Customers’ Sustainability Goals	Improving the Sustainability of Existing Products
Example Initiatives:	Example Solutions:	Example Products:
•New environmental data tracking system to help identify opportunities to support targets
•Use of Carbon Capture and Solar Power at the world’s largest acetic acid plant
•Heat and power solution at Belgium facility saving approximately 3,100 metric tons of carbon dioxide (CO2) annually
•Award winning energy-efficiency checklist used to consider sustainability impact at project inception; Adding sustainability factors to expenditure review process in 2022

•Improve the efficiency of construction materials (Elotex® redispersible powders)
•Are used in solar panels (VAM)
•Make automobiles weigh less for better fuel-efficiency
•Power electric vehicles (LiBS)
•Eliminate pollutive painting, coating, and finishing steps in automotive and other applications
•Improve health and well-being with our VitalDose® controlled release long-acting drug delivery solutions

•Pom ECO-B is made from up to 97% certified mass-balance bio-content with up to 50% CO2 reduction
•Santoprene™ TPV uses in-process recycling during processing and the finished product has potential to be recycled at end-of-life
•BlueRidge™ biodegradable alternative to single-use plastics
•Clarifoil® bio-based film used in packaging applications for consumer products
•Materials and emulsions made from renewable and recyclable feedstocks

Setting Meaningful Climate and Other Environmental Goals
Climate change is one of the most pressing societal issues of our time, and we made a priority to improve and analyze our greenhouse gas emissions database, evaluate a meaningful reduction target, and develop a greenhouse gas abatement strategy. We are proud to set the below environmental targets measured against a 2021 baseline. This includes our newest goal to reduce Scope 1 and Scope 2 total greenhouse gas intensity by 30% by 2030, measured as metric tons of CO2 equivalent per metric tons of product. We have also committed to better understand our Scope 3 emissions sources to develop a roadmap to identify, quantify, and reduce Scope 3 emissions.
*The intensity targets are based on production from a 2021 baseline for current Celanese owned or operated assets.
As we work to reduce our carbon impact, we are expanding our portfolio of sustainable solutions to help our customers meet their sustainability objectives. Supporting this and our broader growth strategy, we have set intensity-based targets to better reflect the effects of future organic and acquisition opportunities.
Our environmental analytics drive important decision making in areas such as climate, energy, waste, and water. As a result, our greenhouse gas reduction target is focused on capital investment projects and the increased use of renewable energy to help us achieve this goal. For example, key projects ongoing at our Clear Lake, Texas plant, the largest acetic acid plant in the world, include:

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 7

Proxy Summary

•Carbon capture and utilization of waste CO2 to produce additional methanol with lower overall CO2 emissions;
•Solar power energy commitment to supply ~33% of the annual electricity consumption; and
•Acetic acid expansion to maximize raw material efficiencies and establish the ability to further reduce utility steam requirements.
Significant Steps Forward and Achievements in 2021 and Early 2022
Our proactive commitments to robust climate, sustainability governance, and social programs has led to recent significant progress.
■Adopted new goal to reduce Scope 1 and Scope 2 total greenhouse gas intensity by 30% by 2030 (see https://sustainability.celanese.com/News/2022/greenhouse-gas-emissions-reduction)
■Formed working group to develop a roadmap to identify, quantify and reduce Scope 3 emissions
■Implemented a new software system to capture SASB-aligned environmental metrics
■Began tracking ~50% more data points on climate to support goal setting and progress monitoring
■Published a Water Management Policy, which includes conducting local water risk evaluations especially in regions of water stress (available at https://sustainability.celanese.com/News/2022/celanese-formalizes-water-policy)
■Commenced solar energy deployment at Clear Lake plant
■Created a Supplier Risk Management program which evaluates and monitors strategic suppliers that represent approximately 50% of our 2020 spend
■Improved to MSCI ESG “A” rating
■Strengthened our Board’s oversight of our ESG efforts, including full Board oversight of Climate Policy and Strategy (see “Board Oversight of Environmental, Social and Governance Matters” beginning on page 29 of this Proxy Statement)
■Held a dedicated ESG Enterprise Risk Management (ERM) workshop to further embed sustainability risks into Celanese ERM program risk assessments
■Reached a milestone of 1,000,000 hours volunteered by our employees since the beginning of 2015
■Published comprehensive Sustainability Report, which includes:
–our first SASB-aligned index; and
–our first Task Force on Climate-Related Financial Disclosures (TCFD) index
See “Human Capital Management” beginning on page 49 of this Proxy Statement for additional information about our human capital efforts.
Go to https://www.celanese.com/sustainability/ to learn more about Sustainability at Celanese.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 8

Proxy Summary

Corporate Governance Highlights
Our Corporate Governance Policies Reflect Best Practices
We are committed to good corporate governance, which promotes the long-term interests of shareholders, strengthens Board and management accountability and helps to build public trust in the Company.

Independent Oversight
● 10 of 11 director nominees are independent (all except for the CEO)
● Lead Independent Director with clearly defined and robust responsibilities
● Regular executive sessions of independent directors at Board meetings (chaired by the Lead Independent Director) and Committee meetings (chaired by independent Committee chairs)
● 100% independent Board Committees
● Active Board oversight of the Company’s strategy, risk management and ESG efforts

Board Refreshment
● Comprehensive, ongoing Board succession planning process
● Focus on diversity (3 of the Board’s 4 committees are chaired by women, who are also independent directors); 6 of 11 director nominees are women, or racially or ethnically diverse)
● Regular Board refreshment and mix of tenure of directors (10 new directors since the beginning of 2012, 7 since the beginning of 2015, 5 since the beginning of 2018 and 2 since the beginning of 2021)
● Annual Board and Committee assessments including performance evaluation of individual directors
● Retirement age of 75

Shareholder Rights
● Annual election of all directors
● Majority-vote and director resignation policy for directors in uncontested elections
● Proxy access right for shareholders (3% ownership threshold continuously for 3 years / 2 director nominees or 20% of the Board / 20 shareholder aggregation limit)
● Directors may be removed with or without cause
● One class of outstanding shares with each share entitled to one vote
● No poison pill

Good Governance Practices
● Prohibition on hedging or pledging Company stock
● Comprehensive clawback policy
● Rigorous director and executive stock ownership requirements
● Active shareholder engagement program
● Global Code of Conduct applicable to directors and all employees with annual compliance certification
● Political activities disclosures on our website
● Longstanding commitment to corporate responsibility

Proxy Item No. 2 Ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year ending December 31, 2022
ü The Board recommends a vote FOR this proposal
The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 is in the best interests of the Company and its shareholders. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s selection of the independent registered public accounting firm for 2022.

à See “Audit Matters” beginning on page 41 of this Proxy Statement for additional information.

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Proxy Summary

Performance Highlights
Business Performance in 2021 (see page 46 for more information on our controllable actions to drive performance)
	ü	We reported 2021 net sales of $8.5 billion, 51% higher than 2020 and 36% higher than 2019.
	ü	Record net sales, together with our successful offsetting of $1.1 billion in raw material, energy and logistics cost inflation during a volatile year, supported:
		t	GAAP diluted earnings per share of $17.06, and Adjusted EPS(1) of $18.12, the latter surpassing the previous record Adjusted EPS by 65%;
		t	Net earnings of $1,890 million and Adjusted EBIT(1) of $2,473 million; and
		t	Operating cash flow of $1,757 million and free cash flow(1) of $1,263 million.

Advancing our Strategy for Earnings Per Share Growth and Effective Capital Allocation

In February 2022, we entered into a definitive agreement to acquire the majority of the Mobility & Materials business of DuPont for $11.0 billion in cash. This acquisition, expected to close around the end of 2022, will expand our Engineered Materials business with a broad portfolio of engineered thermoplastics and elastomers, industry-renowned brands and intellectual property, global production assets, and a world-class organization.

	In 2021, we:		Net Sales ($Bn)
	ü	completed the acquisition of the Santoprene business, enhancing our Engineered Materials business with an industry-leading team, product portfolio and set of production facilities through effective deployment of capital from the 2020 sale of our interest in Polyplastics;
	ü	navigated sourcing and logistics constraints and maintained margin through deliberate commercial actions; and
	ü	lifted foundational earnings per share by deploying $2.6 billion to organic investments, M&A and share repurchases, in addition to returning $304 million in cash to shareholders through dividends.

		Cash Flow	Cash Returned to Shareholders

Operating Cash Flow ($M)

Free Cash Flow ($M)

Share Repurchases ($M)

Cash Dividends ($M)

ü	Proxy Item No. 3 Advisory Approval of Executive Compensation
ü The Board recommends a vote FOR this proposal
Our Board recommends that shareholders vote “FOR” the advisory approval of the compensation of our named executive officers (“NEOs” or “named executive officers”) for the 2021 performance year.

à See “Item 3: Advisory Approval of Executive Compensation” and “Compensation Discussion and Analysis” beginning on page 46 of this Proxy Statement.

Additional Information

Please see “Questions and Answers” beginning on page 86 for important information about the proxy materials, voting, the Annual Meeting, Company documents, communications and the deadlines to submit shareholder proposals for the 2022 Annual Meeting.

(1) Adjusted earnings per share, adjusted EBIT and free cash flow are non-U.S. GAAP financial measures. See “Exhibit A” for information concerning these measures including a definition and a reconciliation to the most comparable U.S. GAAP financial measure.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 10

Proxy Statement
PROXY STATEMENT
For the Annual Meeting of Shareholders To Be Held Virtually on April 20, 2022

The Board of Directors (the “Board of Directors” or the “Board”) of Celanese Corporation, a Delaware corporation (the “Company,” “we,” “us” or “our”), solicits the enclosed proxy for use at our 2022 Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually at 1:00 p.m. (Central Daylight Saving Time) on Wednesday, April 20, 2022, at our virtual meeting website www.virtualshareholdermeeting.com/CE2022. This Proxy Statement (this “Proxy Statement”) contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors. We will bear the expense of soliciting the proxies for the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 20, 2022
The Celanese Corporation 2022 Notice of Annual Meeting and Proxy Statement, 2021 Annual Report and other proxy materials are available at www.proxyvote.com.
INFORMATION ABOUT SOLICITATION AND VOTING
Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we have elected to furnish proxy materials to our shareholders via the Internet instead of mailing printed copies of those materials to each shareholder. If you received a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and cast your vote on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Shareholders who requested paper copies of proxy materials or previously elected to receive proxy materials electronically will not receive the Notice of Internet Availability and, instead, will receive the proxy materials in the format requested. This Proxy Statement, our 2021 Annual Report and other information about the Annual Meeting also are available in the “News & Events” section of our website, https://investors.celanese.com.
The Notice of Internet Availability and, for shareholders who previously requested electronic or paper delivery, the proxy materials will be mailed on March 10, 2022, to shareholders of record and beneficial owners who owned shares of the Company’s Common Stock at the close of business on February 22, 2022.
Our principal executive offices are located at 222 W. Las Colinas Blvd., Suite 900N, Irving, Texas 75039.
For additional information about the proxy materials and the Annual Meeting, see “Questions and Answers”.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 11

Governance
GOVERNANCE
The Company is committed to effective corporate governance, which promotes the long-term interests of shareholders, strengthens Board and management accountability and helps build public trust in the Company. See “Corporate Governance Highlights” for more information.
The Company’s certificate of incorporation, by-laws, corporate governance guidelines, Board committee charters and other materials can be accessed on our website, https://investors.celanese.com, by clicking “Corporate Governance.” Instructions on how to obtain copies of these materials are also included in the response to question 20 in the Questions and Answers section on page 92.
ITEM 1: Election of Directors
Background
Based on the recommendation of our independent Nominating and Corporate Governance Committee (the “N&CG Committee”), our Board of Directors has nominated eleven directors — Jean S. Blackwell, William M. Brown, Edward G. Galante, Rahul Ghai, Kathryn M. Hill, David F. Hoffmeister, Dr. Jay V. Ihlenfeld, Deborah J. Kissire, Michael Koenig, Kim K.W. Rucker and Lori J. Ryerkerk — to serve a one-year term expiring at the 2023 Annual Meeting of Shareholders. These director nominees have consented to be elected to serve as directors for the next year.
At the Annual Meeting, shareholders will have the opportunity to elect these nominees. Unless otherwise instructed, the proxy holders will vote the proxies received by them for these eleven nominees. If any of our nominees is unable or declines to serve as a director as of the time of the Annual Meeting, the Board may designate a substitute nominee or reduce the size of the Board. Proxies will be voted for any nominee who shall be designated by the Board of Directors to fill the vacancy.
The name of each of our nominees for election and certain information about them, as of the date of this Proxy Statement (except ages, which are as of the date of the Annual Meeting), is set forth below. Included in the information below is a description of the particular qualifications, attributes, skills and experience that led the Board to conclude that each person below should serve as a director of the Company.

Board Composition and Refreshment		BOARD REFRESHMENT
Over the last five years:
Building a board that is composed of directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds, and effectively represent the long-term interests of our shareholders, is a principal priority of the Board and the N&CG Committee. The Board and Committee also understand the importance of Board refreshment, and continuously strive to maintain an appropriate balance of tenure, turnover, diversity and skills. The Board believes that new perspectives and new ideas are critical to a forward-looking and strategic board, as is the ability to benefit from the valuable experience and familiarity with the complexities of our business that longer-serving directors bring. The Board regularly evaluates the skills represented on the Board.

	●	Five new directors elected, three of whom are women and two of whom are racially or ethnically diverse
	●	Rotation of all Board committee chairs
	●	Board leadership transition and two successive Lead Independent Directors
	●	Expanded professional experience and diversity represented on the Board
	●	Transitioned to annual election of directors

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 12

Governance
The election of Messrs. Ghai and Koenig to the Board in February 2022 was the result of a strategic succession planning effort by the Board and the N&CG Committee to bring additional materials industry experience, to enhance the global perspective of our Board given our increasingly global footprint, and bring additional operating and financial expertise following the retirement of John Wulff after more than 14 years of service. The N&CG Committee engaged a search firm to identify qualified candidates. This firm identified Messrs. Ghai and Koenig, among other candidates, as qualified nominees. The N&CG Committee and the full Board carefully reviewed the experience, skills and attributes of Messrs. Ghai and Koenig, along with those of a number of other qualified candidates, as well as their independence. After interviews, the N&CG Committee and the Board determined to elect each of them to the Board in February 2022 and to recommend to our shareholders that they be elected at the 2022 Annual Meeting.
Qualifications Required of All Directors
The Board and the N&CG Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field and have the ability to devote the time and effort necessary to fulfill his or her responsibilities to the Company. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, a willingness to assume fiduciary responsibilities, an appreciation of diversity and a commitment to sustainability and to dealing responsibly with social issues. In addition, the Board conducts interviews of potential director candidates to assess integral qualities, including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.
The Board considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating candidates for Board membership and assesses the effectiveness of this policy through the N&CG Committee’s annual review of director nominees. The Board believes that diversity results in a variety of points of view and, consequently, a more effective decision-making process. The Board has added three women directors and two racially/ethnically diverse directors in the last five years.
Qualifications, Attributes, Skills and Experience to be Represented on the Board
The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current and expected future business needs. These are summarized in the following table.

	Qualifications, Attributes, Skills and Experience	Characteristics	No. of Directors
&	Relevant senior leadership/C-Suite experience	Senior leadership experience allows directors to better understand day-to-day and strategic aspects of a business	10
Q	Global business experience	Our business is global and multicultural, with products manufactured in the Americas, Europe and Asia and operations in 18 countries around the world	11
.	Extensive knowledge of the Company’s business and/or chemical industry	A deep understanding of the Company’s business and/or the chemical industry allows a director to better guide the Company	5
:	Experience in innovation-focused businesses	Focus on innovation to drive performance	10
5	Experience in customer-driven businesses	High level of customer interaction	7
Ð	Environmental/sustainability experience	Experience with complex environmental regulation and sustainability-focused strategy	6
G	Government/regulatory/geopolitical exposure	Regulatory obligations and political challenges in various jurisdictions	10
q	Financial & transactions experience	High level of familiarity with financial matters and complex financial transactions, including in foreign countries / currencies	8
@	Operational expertise	Experience managing manufacture of many types and kinds of products consistent with high level specifications and in large quantities	8
6	Strategy development experience	Experience with strategy development, allowing the Board to better evaluate management’s plan and guide the Company	11
L	Risk oversight/management expertise	Assessment of risk and the policies/procedures to manage risk	9

Recently-Elected Directors Enhance Key Expertise
●	Acting Executives (CEO and CFO of multibillion dollar companies)	●	Financial Transactions and Capital Markets
●	Deep Chemical and Materials industry executive experience	●	Audit, Financial Reporting and Risk Management

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 13

Governance
Director Nominees

Jean S. Blackwell

Ms. Blackwell served as Chief Executive Officer of Cummins Foundation and Executive Vice President, Corporate Responsibility, of Cummins Inc., a leading global designer, manufacturer, distributor and servicer of engines and engine-related products, from March 2008 until her retirement in March 2013. She previously served as Executive Vice President and Chief Financial Officer from 2003 to 2008, and had previous roles as Vice President, Cummins Business Services fr Vice President, Human Resources, and Vice President and General Counsel. Previously, she was a partner at the Indianapolis law firm of Bose McKinney & Evans LLP from 1984 to 1991, where she practiced in the areas of financial and real estate transactions. She has also served in state government, including as Executive Director of the Indiana State Lottery Commission and State of Indiana Budget Director. Ms. Blackwell has served as a member of the board of directors of Ingevity Corporation, a leading global manufacturer of specialty chemicals and high performance carbon materials, since May 2016, including as the chair of the Board, as a member of its compensation committee and nominating, governance and sustainability committee, and previously as chair of the audit committee. Ms. Blackwell has also served as a member of the board of directors of Johnson Controls International plc, a leading diversified technology company, since May 2018, including as a member of its compensation committee and as chair of the governance and sustainability committee. She previously served as a member of the board of directors from April 2004 to November 2009, and as chair of the audit committee, of Phoenix Companies Inc., a life insurance company. Ms. Blackwell also served as a member of the board of directors of Essendant Inc. (formerly United Stationers Inc.), a leading national wholesale distributor of business products, from 2007-2018, including as chair of the governance committee and the human resources committee, and as a member of the audit committee.

Director since: 2014
Age: 67
Current Board Committees:
Audit
Nominating and Corporate Governance
Other Public Company Boards:
Ingevity Corporation
Johnson Controls International plc
Essendant Inc. (2007-2018)
Phoenix Companies Inc. (2004-2009)
			Specific Qualifications, Attributes, Skills and Experience:
&	Q	5	Substantial global leadership, operational, financial, transactional, strategic, customer-driven, and risk management experience gained as Executive Vice President/CFO and General Counsel of Cummins Inc., and service on other boards of directors.
q	@	6
L
G			Substantial governmental experience from having served in the Indiana State Government.
Ð			Substantial environmentally-focused strategic experience from tenure as Executive Vice President, Corporate Responsibility of Cummins Inc.

William M. Brown

Mr. Brown is Executive Chair of the Board of L3Harris Technologies, Inc., successor to Harris Corporation and a global aerospace and defense technology company. He previously served as L3Harris’ Chair and CEO from July 2019 to June 2021. Mr. Brown joined Harris in November 2011 as President and Chief Executive Officer and was appointed Chairman in April 2014. He will retire from the Board of L3Harris on June 29, 2022, pursuant to the merger agreement that resulted in the creation of L3Harris. Prior to joining Harris, Mr. Brown was SVP, Corporate Strategy and Development, of United Technologies Corporation (“UTC”). He also served five years as President of UTC’s Fire & Security Division. In total, Mr. Brown spent 14 years with UTC, holding U.S. and international roles at various divisions, including Carrier Corporation’s Asia Pacific Operations and the Carrier Transicold division. Before joining UTC in 1997, he worked for McKinsey & Company as a senior engagement manager. He began his career as a project engineer at Air Products and Chemicals, Inc. Mr. Brown joined the board of directors of Becton, Dickinson and Company, a global medical technology company, in March 2022 and serves on their Compensation and Human Capital Committee and Corporate Governance and Nominating Committee. He serves on the board of directors of the Fire Department of NYC Foundation and the board of trustees of Florida Institute of Technology.

Director since: 2015 Age: 59 Current Board Committees: Compensation Nominating and Corporate Governance Other Public Company Boards: L3Harris Technologies, Inc. Becton, Dickinson and Company				Specific Qualifications, Attributes, Skills and Experience:
	&	:	5	Substantial leadership, financial, governmental/geopolitical, innovation, strategic and risk management experience gained in roles of Chairman and CEO of L3Harris Technologies, Inc. and Harris Corporation.
	G	@	6
	L	q

	Q	q	@	Substantial transactional, global business, operational and strategic experience gained in various roles with United Technologies Corporation.
	6

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 14

Governance

Edward G. Galante

Mr. Galante served as Senior Vice President and as a member of the management committee of Exxon Mobil Corporation, an international oil and gas company, from August 2001 until his retirement in 2006. Prior to that, he held various management positions of increasing responsibility during his more than 30 years with Exxon Mobil Corporation, including serving as Executive Vice President of ExxonMobil Chemical Company from 1999 to 2001. Mr. Galante currently serves as a director (since 2018), chair of the compensation committee and as a member of the nomination and governance committee of Linde plc. He formerly (since 2007) served on the Board of Praxair, Inc. prior to its merger with Linde AG. He also serves as a director (since 2010), chair of the environmental, health and safety committee and a member of the compensation committee and of the corporate governance committee of Clean Harbors, Inc. He served as a director and member of the compensation committee and the environmental, health, safety and security committee of Andeavor Corporation (formerly Tesoro Corporation) until it was acquired by Marathon Petroleum Corporation. Mr. Galante currently serves as a director (since 2018) of Marathon Petroleum Corporation, and as a member of its compensation and organization development committee (Chair) and its sustainability committee. From 2008 until November 2014, Mr. Galante served as a member of the board of directors of Foster Wheeler AG, which included service on the compensation and executive development committee (including as chair) and audit committee.

Director since: 2013
Age: 71
Current Board Committees:
Compensation
Environmental, Health, Safety, Quality & Public Policy
Other Public Company Boards:
Linde plc
Clean Harbors Inc.
Marathon Petroleum Corporation
Andeavor Corporation (2016-2018)
Praxair, Inc. (2007-2018)
Foster Wheeler AG (2008-2014)
			Specific Qualifications, Attributes, Skills and Experience:
&	Q	.	Substantial leadership, chemical industry, oil industry, operational, global business, financial, innovation-focused, transactional, sustainability-focused, governmental/regulatory, strategy development and risk management experience gained with more than 30 years’ service with Exxon Mobil Corporation, including as Executive Vice President of ExxonMobil Chemical Company, and service on other boards of directors.
:	Ð	G
q	@	6
L

Rahul Ghai

Mr. Ghai has served as Executive Vice President and Chief Financial Officer of Otis Worldwide Corporation, a leading elevator and escalator manufacturing, installation and service company since its April 2020 spin-off from United Technologies Corporation (UTC). Until the spin-off, he served as Vice President and Chief Financial Officer of the Otis Elevator division of UTC from July 2019. Mr. Ghai served as Senior Vice President and Chief Financial Officer of Harris Corporation from February 2016 through June 2019. Prior to Harris Corporation, Mr. Ghai held executive-level finance roles of increasing responsibility at Aetna and UTC. He holds a bachelor’s degree in commerce from Delhi University and an MBA from Purdue University.

Director since: 2022 Age: 50 Current Board Committees: Audit Nominating and Corporate Governance Other Public Company Boards: None				Specific Qualifications, Attributes, Skills and Experience:
	&	Q	:	Significant experience as a public company chief financial officer and financial executive gained from leadership roles at multiple companies. Deep knowledge of financial reporting, audit and risk matters.
	G	q	@
	6	L

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 15

Governance

Kathryn M. Hill

Ms. Hill served in a number of positions at Cisco Systems, Inc. from 1997 to 2013, including, among others, as Executive Advisor from 2011 to 2013, Senior Vice President, Development Strategy and Operations from 2009 to 2011, Senior Vice President, Access Networking and Services Group from 2008 to 2009, and Senior Vice President, Ethernet Systems and Wireless Technology Group from 2005 to 2008. Cisco designs, manufactures and sells Internet Protocol (IP)-based networking and other products related to the communications and information technology industry and provides services associated with these products. Prior to joining Cisco, Ms. Hill had a number of engineering roles at various technology companies. Ms. Hill has served as a member of the board of directors of Moody’s Corporation, an essential component of the global capital markets providing credit ratings, research, tools and analysis, since May 2011, including currently serving as the chair of the compensation and human resources committee and as a member of the governance and nominating committee, the audit committee and the executive committee. She also currently serves as a member of the board of directors (since 2013), and as a member of the compensation committee and the corporate governance and nominating committee of NetApp, Inc.

Director since: 2015 Age: 65 Current Board Committees: Compensation Environmental, Health, Safety, Quality & Public Policy Other Public Company Boards: Moody's Corporation NetApp, Inc.				Specific Qualifications, Attributes, Skills and Experience:
	&	Q	:	Substantial innovation-focused, leadership, customer-focused, global business, operational and strategic experience gained in various roles with Cisco Systems, Inc.
	5	@	6

David F. Hoffmeister

Mr. Hoffmeister served as the Senior Vice President and Chief Financial Officer of Life Technologies Corporation, a global life sciences company, prior to its acquisition by ThermoFisher Scientific Inc. in February 2014. From October 2004 to November 2008, he served as Chief Financial Officer of Invitrogen Corporation, which merged with Applied Biosystems in November 2008 to form Life Technologies Corporation. Before joining Invitrogen, Mr. Hoffmeister spent 20 years with McKinsey & Company as a senior partner serving clients in the healthcare, private equity and chemical industries on issues of strategy and organization. From 1998 to 2003, Mr. Hoffmeister was the leader of McKinsey’s North American chemical practice. Mr. Hoffmeister serves as a director of Glaukos Corporation (since 2014) and is a member of the audit committee. He also serves as a director (since 2018) of ICU Medical Inc. where he is a member of its audit committee and compensation committee and StepStone Group Inc., a private markets investment firm (since 2020), where he is chair of the audit committee. Our Board has affirmatively determined that Mr. Hoffmeister’s simultaneous service on these other audit committees does not impair his ability to effectively serve on our Audit Committee.

Director since: 2006 Age: 67 Current Board Committees: Audit Nominating and Corporate Governance Other Public Company Boards: Glaukos Corporation ICU Medical Inc. StepStone Group Inc.				Specific Qualifications, Attributes, Skills and Experience:
	.	q	6	Substantial chemical industry, finance and strategic experience as a large consulting firm partner.

	&	Q	:	Substantial leadership, global business, financial, innovation-focused, transactional, governmental/regulatory, and risk management experience gained as Chief Financial Officer of Life Technologies Corporation.
	G	q	L

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 16

Governance

Dr. Jay V. Ihlenfeld

From 2006 until his retirement in 2012, Dr. Ihlenfeld served as the Senior Vice President, Asia Pacific, for 3M Company, a leader in technology and innovation. Dr. Ihlenfeld previously served as 3M Company’s Senior Vice President, Research and Development from 2002 to 2006. A 33-year veteran of 3M Company, Dr. Ihlenfeld has also held various leadership and technology positions, including Vice President of its Performance Materials business and Executive Vice President of its Sumitomo/3M business in Japan. Dr. Ihlenfeld serves as a director and member of the compensation committee and the environmental, health, safety and quality committee (since 2017) of Ashland Global Holdings, Inc.

Director since: 2012 Age: 70 Current Board Committees: Compensation Environmental, Health, Safety, Quality & Public Policy Other Public Company Boards: Ashland Global Holdings, Inc.				Specific Qualifications, Attributes, Skills and Experience:
	Q	.	:	Substantial chemical industry knowledge and operational, global business, innovation, environmental strategy, customer-driven, geopolitical and strategy development experience gained in various roles over 33 years with 3M Company.
	5	Ð	G
	@	6

Deborah J. Kissire

Ms. Kissire retired in 2015 as Vice Chair and Regional Managing Partner, member of the Americas Executive Board and member of the Global Practice Group of Ernst & Young LLP, an independent registered public accounting firm. During her more than 35-year career in the financial sector, Ms. Kissire served in various leadership positions at Ernst & Young, including Vice Chair and Regional Managing Partner for the East Central and Mid-Atlantic Regions and U.S. Vice Chair of Sales and Business Development. In addition to expertise in public company accounting and financial reporting, Ms. Kissire has significant executive-level experience in positions involved with strategic planning, governance, global branding, and gender inclusiveness. Ms. Kissire has served as a member of the board of directors of Cable One, Inc., a leading American cable and internet service provider, since 2015, including as chair of the audit committee. In 2016, she joined the board of directors of Omnicom Group Inc., a global marketing and corporate communications holding company, and currently serves on its audit and finance committees. Ms. Kissire also has served on the board of directors of Axalta Coating Systems Ltd., a manufacturer of liquid and powder coatings, since 2016, where she is currently a member of the compensation committee and the chair of the nominating and corporate governance committee. She is a member of the Advisory Board for Texas State University’s McCoy College of Business and has served on the boards of Goodwill Industries of Greater Washington and Junior Achievement USA.

Director since: 2020 Age: 64 Current Board Committees: Audit Environmental, Health, Safety, Quality & Public Policy Other Public Company Boards: Cable One, Inc. Omnicom Group, Inc. Axalta Coating Systems Ltd.				Specific Qualifications, Attributes, Skills and Experience:
	&	Q	:	Substantial experience with public company financial reporting, auditing, strategic planning, governance and risk management. Substantial board experience, including as an independent Audit Committee member, with other public companies.
	5	G	q
	6	L

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 17

Governance

Michael Koenig

Mr. Koenig is Chief Executive Officer and a member of the board of directors of Nobian Industrial Chemicals B.V., a privately-held European leader in the production of essential chemicals that spun out of Nouryon in July 2021. He previously served as Chief Executive Officer of ELKEM ASA, a publicly-listed and Norwegian-headquartered global supplier of silicon-based advanced materials, from 2019 to 2021 and CEO of China National Bluestar Group, a specialty chemicals company, from 2016 to 2019. Prior to that Mr. Koenig held multiple senior executive positions in Germany and China at life sciences company Bayer from 1990 to 2015. Mr. Koenig serves as chairman of the supervisory board (since 2020) of Symrise AG, a publicly-listed developer and producer of food and cosmetic flavor and fragrance ingredients, is a member of the auditing committee and is chairman of the personnel committee and the nominating committee. Mr. Koenig previously served as a member of the board of directors of Conzzeta AG, a sheet-metal processing company now known as Bystronic AG, and chairman of the supervisory board of REC Solar Group. Mr. Koenig holds a master’s degree in Chemical Process Engineering from the Technical University of Dortmund, Germany.

Director since: 2022 Age: 58 Current Board Committees: Compensation Environmental, Health, Safety, Quality & Public Policy Other Public Company Boards: Symrise AG Elkem ASA (2016-2021) Conzzeta AG (2018-2021)				Specific Qualifications, Attributes, Skills and Experience:
	&	Q	.	Substantial experience as a materials manufacturing executive in numerous countries around the world. Experience in global and international business considerations. Valuable global perspective gained as an executive and Board member of companies headquartered outside of the United States.
	:	5	Ð
	G	@	6
	L

Kim K.W. Rucker

Ms. Rucker served as Executive Vice President, General Counsel and Secretary of Andeavor, an integrated marketing, logistics and refining company, from 2016 until it was acquired by Marathon Petroleum Corporation in 2018. Prior to joining Andeavor, she served as Executive Vice President Corporate & Legal Affairs, General Counsel and Corporate Secretary of Kraft Foods Group, Inc., a food and beverage company, from 2012 to 2015. Beginning in 2008, Ms. Rucker served as Senior Vice President, General Counsel and Chief Compliance Officer of Avon Products, Inc., a global manufacturer of beauty and related products and assumed additional duties as Corporate Secretary in 2009. Ms. Rucker also served as Senior Vice President, Secretary and Chief Governance Officer of Energy Future Holdings Corp., an energy company, from 2004 to 2008. She was also Corporate Counsel for Kimberly-Clark Corporation and a Partner in the Corporate & Securities group at the law firm of Sidley Austin LLP. She holds a BBA in economics from the University of Iowa, a J.D. from the Harvard Law School and a Master in Public Policy degree from the John F. Kennedy School of Government at Harvard University. Ms. Rucker serves on the boards of HP Inc. (since 2021), a leading technology company, Lennox International Inc. (since 2015), a global provider of climate control solutions – where she is a member of the governance committee and the compensation and human resources committee – and Marathon Petroleum Corporation (since 2018) – where she serves as a member of its sustainability committee.

Director since: 2018 Age: 55 Current Board Committees: Audit Nominating and Corporate Governance Other Public Company Boards: Lennox International Inc. Marathon Petroleum Corp. HP Inc.				Specific Qualifications, Attributes, Skills and Experience:
	&	Q	:	Substantial experience with multiple industries including customer-driven, innovation and marketing companies, and substantial experience with complex mergers and acquisitions and regulatory matters, together with a broad knowledge of law, corporate governance, internal and external communications, government affairs and community involvement activities, gained as an executive with leadership roles at, and as a director of, multiple public companies.
	5	Ð	G
	q	6	L

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 18

Governance

Lori J. Ryerkerk

Ms. Ryerkerk was named our Chief Executive Officer and President and a member of our board of directors effective May 2019. In April 2020, she was named Chairman of the Board. Previously, Ms. Ryerkerk was the Executive Vice President of Global Manufacturing of Shell Downstream Inc., the largest business of Royal Dutch Shell plc (now Shell plc), a global group of energy and petrochemical companies, where she led a team of 30,000 employees and contractors at refineries and chemical sites worldwide. Ms. Ryerkerk joined Shell in May 2010 as the Regional Vice President of Manufacturing in Europe and Africa, and was responsible for the operation of five Shell Manufacturing facilities and five joint ventures. In October 2013, she was named Executive Vice President of Global Manufacturing, Shell Downstream Inc. Before joining Shell, she was Senior Vice President, Refining, Supply and Terminals at Hess Corporation, where she was responsible for refineries, terminals and a distribution network, and supply and trading. Prior to that, Ms. Ryerkerk spent 24 years with ExxonMobil where she started her career as a process technologist at a refinery in Baton Rouge, Louisiana. Throughout her tenure at ExxonMobil, she took on a variety of operational and senior leadership roles in Refining and Chemicals Manufacturing, Power Generation, and various other groups including Supply, Economics and Planning, HSSE, and Public Affairs/Government Relations. Ms. Ryerkerk received a Chemical Engineering degree from Iowa State University. She serves on the Board of Eaton Corporation plc, a diversified power management company, and previously served on the board of directors of Axalta Coating Systems, a leading provider of liquid and powder coatings.

Director since: 2019 Age: 59 Current Board Committees: None Other Public Company Boards: Eaton Corporation plc				Specific Qualifications, Attributes, Skills and Experience:
	&	Q	.	Substantial leadership, chemical industry, operational, global business, innovation-focused, transactional, governmental/regulatory, strategy development and risk management experience gained with more than 30 years’ service in the chemical and refinery business, most recently as Executive Vice President, Global Manufacturing at Royal Dutch Shell (now Shell plc), and previous service on other boards of directors.
	:	Ð	G
	q	@	6
L

	Ð			Substantial experience as a corporate leader focusing on environmental and sustainability performance and strategy.

Vote Required
Each director must receive a majority of the votes cast in favor of his or her election.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” THE NOMINEES LISTED ABOVE

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 19

Governance
Board and Committee Governance
Director Elections

All Celanese directors are elected annually.

As part of its efforts to maintain a board composed of high-functioning members capable of keeping their commitments to board service, the N&CG Committee evaluates the qualifications and performance of each incumbent director before recommending the nomination of that director for an additional term.

Our Board proactively adopted a by-law, which permits a shareholder, or a group of up to 20 shareholders, owning at least three percent of the Company’s outstanding Common Stock continuously for at least three years, to submit director nominees for up to the greater of two directors or 20 percent of the number of directors currently serving on the Board, subject to the terms and conditions specified in the by-laws.
Proxy Access
Holders of at least
3%
held by up to 20 shareholders
Holding the shares
continuously for at least
3
years
Can nominate two candidates or
20%
of the Board, whichever is greater, for election at an annual shareholders’ meeting

Majority Voting Standard
Our by-laws provide that, in an election of directors where the number of nominees does not exceed the number of directors to be elected, each director must receive the majority of the votes cast with respect to that director. This means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. The Board believes this majority vote standard appropriately gives shareholders a greater voice in the election of directors than the traditional plurality voting standard. If an incumbent director does not receive a majority vote, he or she has agreed that a letter of resignation will be submitted to the Board. The N&CG Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the resignation within 90 days of the certification of the vote, taking into account the recommendation of the N&CG Committee, which will include consideration of the vote result, the director’s contributions to the Company during his or her tenure, the director’s qualifications, and any relevant input from shareholders. Only independent directors will participate in the deliberations regarding a tendered resignation.
Composition of the Board of Directors
Our certificate of incorporation provides that the number of members of the Board of Directors shall be fixed by the Board, but shall be no less than seven and no more than fifteen. Our Board may fill vacancies and increase or, upon the occurrence of a vacancy, decrease the Board’s size between annual shareholder meetings. As of the date of this Proxy Statement, we have, and the Board has established the size of the Board to be, 11 directors. Our Board of Directors is and shall be comprised of a majority of independent directors. See “Director Independence and Related Person Transactions” for additional information.
In addition, the Company has a director retirement guideline, the full text of which is set forth in our corporate governance guidelines. The guideline provides that a director should retire from the Board of Directors no later than the annual meeting of shareholders following such director’s 75th birthday; provided, however, the retirement guideline may be waived by a majority of uninterested directors upon the recommendation of the N&CG Committee.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 20

Governance

Annual Board and Committee Self-Evaluation Process
Each year, the members of the Board and each committee conduct a self-assessment. The process for the self-assessment is approved by the Board each year based on a recommendation from the N&CG Committee. In 2020, the N&CG recommended, and the Board approved, updates to refresh its annual self-assessment process.
Under the process used in 2021, the N&CG Committee develops a thorough list of topics to be considered by the directors. These topics are incorporated into a Board questionnaire that is completed by each director and committee-specific questionnaires for each committee. The completion of the questionnaires is followed by teleconferences held by our Senior Vice President and General Counsel with each independent director, including the Lead Independent Director, and then finally with the Chairman and CEO, to discuss the topics and to gather any other feedback a director has as they relate to the full Board and each of the committees. The input from the questionnaires and conversations is summarized and presented to the full Board (and to the independent directors as to the CEO) and to the individual committees at the October Board and committee meetings.
An overview of our current process is illustrated below.

Board and Committee Self-Evaluation Process Summary
Process Design and Approval	v	Discussion among management and N&CG Chair regarding key topics for assessment and incorporates into a questionnaire.
Topics generally include Board and committee structure, oversight, information, individual director assessments, culture and current strategic or business topics of particular importance.
	v	N&CG recommends process for Board approval in July.
Questionnaire	v	Board members complete and provide comments on detailed questionnaire.
Includes specific questions and topics for each committee.
One-on-One Conversations	v	SVP and General Counsel holds one-on-one conversations with each director to discuss their feedback and comments on the questionnaire, and any other topics a director wishes to raise.
	v	SVP and General Counsel confers with the Chair of the N&CG Committee, the Chairman/CEO and Lead Independent Director so that they understand any concerns that were raised.
Report-Out to Committees and Board	v	Feedback reported to Board and individual committees at October meeting.
	v	Board and each committee hold dedicated closed executive sessions in October to discuss assessment and provide any feedback to management.
Implementation of Feedback	v	Management and directors coordinate to update policies and practices to incorporate director feedback.
	v	The Board reviews implementation progress in connection with the following year’s self-evaluation process.
Enhancements implemented from most recent self-evaluation included director education, increased regularity of certain agenda topics, and increased director touchpoints with individual members of management.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 21

Governance
Also, the N&CG Committee and full Board evaluate directors who are nominees for re-election to the Board as part of the nomination process.
Board Leadership Structure
The Company’s governance framework provides the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s shareholders.
In April 2020, the Board elected Chief Executive Officer Lori Ryerkerk to serve as Chairman of the Board. The Board made this election as part of the planned transition of leadership from Mark Rohr. Mr. Rohr served as CEO until Ms. Ryerkerk’s appointment into that role in May 2019 and then served as Executive Chairman until June 2020. Therefore, the current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer, a Lead Independent Director, and Board committees comprised exclusively of and chaired by independent directors, together with active engagement by all directors. The Board believes the structure provides an effective balance between strong company leadership and appropriate safeguards and oversight by independent directors.

Board Leadership Structure
The Board believes this is the optimal structure to provide consistent leadership and to maintain the focus required to achieve the Company’s strategic plan and long-term business goals. The N&CG Committee and the Board will continue to reevaluate the structure annually.

●	Chairman and Chief Executive Officer: Lori Ryerkerk
●	Lead Independent Director: William Brown (since April 2021)
●	All Board committees comprised exclusively of independent directors
●	Active engagement by all directors

Duties and Responsibilities of Lead Independent Director
The duties and responsibilities of the Company’s Lead Independent Director are documented in the Lead Independent Director Policy, which is part of our corporate governance guidelines. The Company’s Lead Independent Director, who is elected by the independent directors for a one-year term:
•presides over executive sessions of the independent members of the Board and at meetings of the Board in the absence of, or upon the request of, the Chairman;
•approves the scheduling of Board meetings, as well as the agenda and materials for each Board meeting and executive session of the Board’s independent directors;
•has the authority to call meetings of the Board and such other meetings of the independent directors as he/she deems necessary;
•serves as a liaison and supplemental channel of communication between the independent directors and the Chairman/CEO;
•meets regularly with the Chairman/CEO;
•communicates with shareholders as requested and deemed appropriate by the Board;
•interviews director candidates along with the N&CG Committee;
•approves and coordinates the retention of advisors and consultants who report directly to the independent members of the Board, except as otherwise required by applicable law or the New York Stock Exchange (“NYSE”) Listing Standards;
•guides the Board’s governance processes concerning the annual Board self-evaluation and CEO succession planning; and

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•when requested by the Chairman or the Board, assists the Board in reviewing and promoting compliance with governance principles.
Leadership Structure Determination
Consistent with the Board’s commitment to corporate governance practices that are in the best interests of the Company and its shareholders, at least one executive session of the directors each year includes a review of the Board’s leadership structure and consideration of whether the position of Chairman of the Board should be held by the Chief Executive Officer or an independent director. This section describes the details and the Board’s rationale for its current leadership structure.
Under the Company’s by-laws, the Chairman presides over meetings of the Board, presides over meetings of shareholders, consults and advises the Board and its committees on the business and affairs of the Company and performs such other duties as may be assigned by the Board. The Chief Executive Officer is generally in charge of the daily affairs of the Company, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board. Lori Ryerkerk currently serves as Chairman of the Board and Chief Executive Officer.
The Board has had a Lead Independent Director role for more than a decade. In February 2021, the independent directors elected William M. Brown to serve as Lead Independent Director beginning after the 2021 Annual Meeting (held in April 2021), and the independent directors re-elected Mr. Brown as Lead Independent Director in February 2022. Although annually elected, the Lead Independent Director is generally expected to serve for more than one year, although generally not more than three to five years.
Importantly, all directors play an active role in overseeing the Company’s business both at the Board and committee levels. As set forth in the Company’s corporate governance guidelines, the core responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders. The Board currently consists of the Chairman and Chief Executive Officer and ten independent directors. The independent directors are skilled and experienced leaders in business. Many currently serve or have served as chief executives or members of senior management of Fortune 1000 companies and/or as senior leaders in top consulting, accounting and law firms. In these roles, the independent directors have been called upon to provide solutions to various complex issues and are expected to, and do, ask hard questions of management. As such, the independent directors are well-equipped to oversee the success of the business and to provide advice and counsel to the Chief Executive Officer and Company management.
As part of each regularly scheduled Board meeting, the independent directors meet in executive session without the Chairman/CEO present. These meetings allow independent directors to discuss issues of importance to the Company, including the business and affairs of the Company, as well as matters concerning management, without any member of management present. All of the Board committees, which are described below, are chaired by, and comprised entirely of, independent directors.
The Board believes that combined leadership of the Board and the Company by Ms. Ryerkerk is currently the optimal structure to guide the Company, provide consistent leadership and maintain the focus required to achieve the Company’s long-term business goals.
The Board believes that the current leadership structure – a combined Chairman and Chief Executive Officer, a lead Independent Director, Board committees comprised exclusively of independent directors and active engagement by all directors – is effective and currently serves the business and shareholders well.
Board Meetings in 2021
Each of our directors is expected to devote sufficient time and attention to his or her duties and to attend all Board meetings and committee meetings on which he or she serves. The Board of Directors held seven meetings during 2021 and committees of the Board held a total of 21 meetings. Overall attendance at such meetings was 100%. Therefore all incumbent directors attended at least 75% of the aggregate of (i) meetings of the Board and

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(ii) meetings of the Board committees on which they served during the fiscal year ended December 31, 2021. In addition, the Board expects directors to attend the annual meeting of shareholders absent special circumstances. All of our directors who were members of the Board as of the 2021 Annual Meeting of Shareholders attended the 2021 Annual Meeting.
Committees of the Board
The Board of Directors has four standing Board committees:
•Audit Committee;
•Compensation and Management Development Committee;
•Nominating and Corporate Governance Committee; and
•Environmental, Health, Safety, Quality and Public Policy Committee.
The following table sets forth the current composition of our committees as of the date of this Proxy Statement:

	Independent Director	Audit Committee	Compensation and Management Development Committee	Environmental, Health, Safety, Quality and Public Policy Committee	Nominating and Corporate Governance Committee
Jean S. Blackwell À	ü	l			l
William M. Brownt	ü		l		l
Edward G. Galante	ü		£	l
Rahul Ghai À	ü	l			l
Kathryn M. Hill	ü		l	£
David F. Hoffmeister À	ü	l			l
Dr. Jay V. Ihlenfeld	ü		l	l
Deborah J. Kissire À	ü	£		l
Michael Koenig	ü		l	l
Kim K.W. Rucker	ü	l			£
Lori J. Ryerkerk
Meetings in 2021	Board = 7	7	5	4	5
£ Chairperson l Member À Financial Expert u Lead Independent Director

Information about the current composition and respective roles of each Board committee is set forth on the following pages. For additional information on each committee’s and the full Board’s roles in overseeing our environmental, social and governance (ESG) priority topics, please refer to “Board Oversight — Board Oversight of Environmental, Social and Governance Matters” below.

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Audit Committee
The Company’s Audit Committee (the “Audit Committee”) is currently comprised of Ms. Kissire (chair), Ms. Blackwell, Mr. Ghai, Mr. Hoffmeister and Ms. Rucker, each of whom the Board has affirmatively determined is independent of the Company and its management under the rules of the NYSE and the SEC. The Board has also determined that Ms. Blackwell, Mr. Ghai, Mr. Hoffmeister and Ms. Kissire are “Audit Committee Financial Experts” as the term is defined in applicable SEC rules. Each member of the Audit Committee is also “financially literate” as that term is defined by the rules of the NYSE. The complete text of the Audit Committee charter, as last reviewed and approved by the Board of Directors on April 14, 2021, is available on our website, https://investors.celanese.com, by clicking “Corporate Governance”.
The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee. The principal purposes of the Audit Committee are to oversee:
•accounting and reporting practices of the Company and compliance with legal and regulatory requirements regarding such accounting and reporting practices;
•the quality and integrity of the financial statements of the Company;
•internal control and compliance programs;
•the independent registered public accounting firm’s qualifications and independence; and
•the performance of the independent registered public accounting firm and the Company’s internal audit function.
The Audit Committee Charter provides that the Audit Committee may, in its sole discretion and at the Company’s expense, retain legal accounting or other consultants or experts it deems necessary in the performance of its duties and without having to seek the approval of the Board.
Compensation and Management Development Committee
The Company’s Compensation and Management Development Committee (the “CMDC”) is currently comprised of Mr. Galante (chair), Mr. Brown, Ms. Hill, Dr. Ihlenfeld and Mr. Koenig. The Board has determined that all members of the CMDC are independent under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and applicable NYSE listing standards, and qualify as “non-employee directors” for purposes of Section 162(m) of the Internal Revenue Code. The complete text of the CMDC charter, as last amended by the Board of Directors on July 14, 2021, is available on our website, https://investors.celanese.com, by clicking “Corporate Governance”. A description of the CMDC’s processes and procedures for determining executive compensation and the roles of management and the compensation consultant in determining or recommending the amount and form of compensation is more fully described in “Compensation Discussion and Analysis”. The CMDC charter provides that the CMDC may, in its sole discretion and at the Company’s expense, retain legal, accounting or other consultants or experts, including but not limited to compensation consulting firms, that the CMDC deems necessary in the performance of its duties.
The principal purposes of the CMDC are to:
•review and approve the compensation of the Company’s executive officers;
•review and approve the corporate goals and objectives relevant to the compensation of the CEO and the other executive officers, and to evaluate the CEO’s and the other executive officers’ performance and compensation in light of such established goals and objectives;
•oversee the development and implementation of succession plans for the CEO and the other key executives; and
•oversee management in the areas of human capital management, including talent development, diversity, equity and inclusion.

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During 2021, Willis Towers Watson PLC (“Willis”), as independent outside compensation consultant, advised the CMDC on executive officer compensation matters. See “Role of the CMDC's Independent Compensation Consultant” for additional information.
Nominating and Corporate Governance Committee
The Company’s N&CG Committee is currently comprised of Ms. Rucker (chair), Ms. Blackwell, Mr. Brown, Mr. Ghai and Mr. Hoffmeister. The complete text of the N&CG Committee charter, as last reviewed and approved by the Board of Directors on April 14, 2021, and our corporate governance guidelines, as last reviewed and approved by the Board of Directors on April 14, 2021, are available on our website, https://investors.celanese.com, by clicking “Corporate Governance”. The N&CG Committee charter provides that the N&CG Committee may, in its sole discretion and at the Company’s expense, retain legal and other consultants or experts, including but not limited to leadership search firms, the N&CG Committee deems necessary in the performance of its duties, including in its process of identifying director candidates.
The principal purposes of the N&CG Committee are to:
•identify, screen and review individuals qualified to serve as directors and recommend candidates for nomination for election at the annual meeting of shareholders or to fill Board vacancies;
•review and recommend independent director compensation to the Board;
•develop and recommend to the Board and oversee implementation of the Company’s corporate governance guidelines;
•oversee evaluations of the Board;
•recommend to the Board nominees for the committees of the Board; and
•review and assess our Board’s and the committees’ structure for overseeing ESG matters, oversee our strategy and processes for public reporting on ESG and sustainability and oversee our and our political action committee’s political engagement initiatives.
During 2021, Willis, as independent outside compensation consultant, advised the N&CG Committee on non-employee director compensation matters.
Environmental, Health, Safety, Quality and Public Policy Committee
The Company’s Environmental, Health, Safety, Quality and Public Policy Committee (the “EHS Committee”) is currently comprised of Ms. Hill (chair), Mr. Galante, Dr. Ihlenfeld , Ms. Kissire and Mr. Koenig. The EHS Committee assists the Board in fulfilling its oversight duties regarding, while Company management retains responsibility for assuring compliance with, applicable environmental, health and safety laws and regulations. The complete text of the EHS Committee charter, as last amended by the Board of Directors on April 14, 2021, is available on our website, https://investors.celanese.com, by clicking “Corporate Governance”.
The principal purposes of the EHS Committee are to:
•oversee the Company’s policies and practices concerning environmental, health, safety, quality and public policy issues;
•review the impact of such policies and practices on the Company’s ESG and sustainability responsibilities;
•oversee the development, implementation and monitoring of greenhouse gas (GHG) reduction and other sustainability-related investments into our manufacturing and production processes; and
•make recommendations to the Board regarding these matters.

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Board Oversight
Shareholders elect the Board to oversee management and to serve shareholders’ long-term interests. Management is responsible for delivering on our strategy, creating our culture, creating and delivering innovative products and services, establishing accountability, and controlling risk. The Board and its committees work closely with management to balance and align strategy, risk, corporate social responsibility, and other areas while considering feedback from shareholders. Essential to the Board’s oversight role is a transparent and active dialogue between the Board and its committees, and management. To support that dialogue, the Board and its committees have access to, receive presentations from, and conduct regular meetings with the senior leadership team, other business and function leaders, subject matter experts, the Company’s enterprise risk management and internal audit functions, and external experts and advisors.
Board oversight of strategy
One of the Board’s primary responsibilities is overseeing management’s establishment and execution of the Company’s strategy. As Celanese continues to transform and expand its business, the Board works with management to respond to a dynamically changing environment. At least quarterly, the CEO, the senior leadership team, and leaders from across the Company provide detailed business and strategy updates to the Board. At least annually, the Board conducts an even more in-depth review of the Company’s overall strategy, including critical issues, risks and opportunities. At all of these reviews, the Board engages with the senior leadership team and other business leaders regarding business objectives, the competitive landscape, economic trends, environmental and sustainability goals and investments, public policy and regulatory developments and other critical issues. At meetings occurring throughout the year, the Board also assesses acquisitions, the Company’s operating and capital plan, and performance for alignment to our strategy. The Board looks to the focused expertise of its committees to inform strategic oversight in their areas of focus. Members of senior management are available to discuss the Company’s strategy, plans, results and issues with the Board committees and the Board, and regularly attend such meetings to provide periodic briefings and access. In addition, the Audit Committee regularly holds separate executive sessions with the lead client service partner of the independent registered public accounting firm, the chief financial officer, the internal auditor, the chief compliance officer and other members of management as appropriate.
Board oversight of risk
Effective risk management is critical to Celanese’s ability to achieve its strategy and ESG goals. The Board oversees management in exercising its responsibility for managing risk, considering our robust framework of policies, procedures, and processes to anticipate, identify, assess, prioritize, and mitigate risks across the Company. Risk management is considered a strategic activity within the Company and responsibility for managing risk rests with executive management while the committees of the Board and the Board as a whole participate in the oversight of the process. Specifically, the Board has responsibility for overseeing the strategic planning process, reviewing and monitoring management’s execution of the strategic and business plan, and selected risk areas, including cybersecurity. Each Board committee is responsible for oversight of specific risk areas relevant to their respective committee charter. The oversight responsibility of the Board and the Board committees is enabled by an enterprise risk management model and process implemented by management that is designed to identify, assess, manage and mitigate risks. In addition, the Board recognizes that risk management and oversight comprise a dynamic and continuous process and reviews the enterprise risk model and process periodically. On a regular basis, the Board and its committees engage with management on risk as part of broad strategic and operational discussions which encompass interrelated risks, as well as on a risk-by-risk basis.
The Board executes its oversight responsibility directly and through its committees. Committees discuss the Company’s risk exposures with management, the internal audit executive and the independent external auditor in an iterative risk assessment process. Results of risk audits are routinely reported to leadership and the Audit Committee, which regularly reports back to the Board. Some examples of risks overseen by committees are:

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•The Audit Committee regularly reviews and assesses the Company’s processes to manage financial reporting risk and to manage internal audit, internal control over financial reporting and disclosure controls and procedures, tax, investment, and other financial risks, as well as the Company’s financial position and financial activities. The Audit Committee also oversees the Company’s compliance program.
•The CMDC oversees compensation programs, policies and practices and their effect on risk-taking by management. See “Compensation Risk Assessment” for additional information.
•The N&CG Committee oversees the governance framework and structure as well as other corporate governance matters, including oversight of the annual Board and committee self-assessment process, and is charged with developing and recommending to the Board corporate governance principles and policies and Board committee structure, leadership and membership.
•The EHS Committee oversees certain operational risks related to environmental, process and product safety and quality, as well as reputational issues related to those matters.
•The full Board oversees the enterprise risk process that management implements and reviews risks associated with it.
•The full Board and the CMDC address issues and risks associated with diversity, equity and inclusion and human capital management.
•The full Board and the Audit Committee oversee cybersecurity risk.
Each of the Board committees is required to make regular reports of its actions and any recommendations to the Board with respect to risk management, including recommendations to assist the Board with its overall risk oversight function. In addition, an annual report of enterprise risks, which undergo a comprehensive review using strategic, operational, financial, compliance and IT risk themes, is delivered to the Board. This approach to risk oversight does not affect the Board’s leadership structure.
Each of our directors has substantial experience managing and overseeing risk for complex, international organizations that they leverage while serving on our Board. For example, Ms. Ryerkerk’s experience as our chief executive officer, Mr. Brown’s experience leading L3 Harris Technologies, Inc. as its chief executive officer and Mr. Koenig’s experience leading Nobian Industrial Chemicals as its chief executive officer each necessitate risk management and oversight on a daily basis. The extensive chemicals leadership histories shared by Mr. Galante, Dr. Ihlenfeld and Ms. Ryerkerk, as well as Ms. Hill’s leadership experience in technology, allow each of them to understand and address key risk-related issues unique to our industry and the Company. Risk management was an active component of Mr. Hoffmeister’s responsibilities as chief financial officer for Life Technologies and Ms. Kissire’s senior leadership positions with Ernst & Young LLP and continues to be an integral part of Mr. Ghai’s responsibilities as chief financial officer for Otis Worldwide Corporation. Finally, the management, leadership, accounting and legal backgrounds of Ms. Blackwell, Ms. Kissire and Ms. Rucker cause them to be especially in-tune with recognizing and advising on a broad array of issues affecting corporate risk.
Highlight on oversight of human capital management
The Board, the CMDC, and the EHS Committee engage with the senior leadership team and human resources executives on a regular basis across a broad range of human capital management issues. Celanese is focused on creating a respectful, safe, rewarding, diverse, and inclusive work environment that allows our people to build meaningful careers. The success of these human capital management objectives is important to the fulfillment of our strategy, and the Board works with management to provide oversight on matters including culture, succession planning and development, compensation, benefits, employee recruiting and retention, diversity, equity and inclusion and respectful workplace. Additionally, each year, the CMDC Committee evaluates management’s annual assessment of risk related to our compensation policies and practices. The Board and the CMDC Committee work with the CEO and our head of Human Resources to review CEO and senior executive succession plans, considering the qualifications and experience of potential leadership candidates.

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Highlight on oversight of cybersecurity risk and data privacy
The Board and the Audit Committee are each involved in oversight of the Company’s management of cybersecurity risk. Cybersecurity protection is vital to maintaining our proprietary information and the trust of our customers and employees. We recognize the importance of securing our data and systems from potential breach. Management provides regular updates to the Board, including information about cybersecurity governance processes, the status of projects to strengthen internal cybersecurity, and the results of security breach simulations. The Board and its committees also discuss recent incidents throughout the industry and the emerging threat landscape.
To protect the Company, we maintain cyber/information security insurance with coverage for security incident response expenses, certain losses due to network security failures, investigation expenses, privacy liability and certain third-party liability. In early 2021, we hired a Chief Information Security Officer to further support our efforts to protect our information and manage our cybersecurity risks.
Highlight on oversight of strategic acquisitions
The Board provides oversight of Celanese’s strategic acquisition and integration process, which supports alignment with our strategic objectives, provides accountability across acquisitions, and enables insight for future acquisitions. Our Board has a depth of extensive negotiation, acquisition, integration, and other business combination experience that allows directors to constructively engage with management and effectively evaluate acquisitions for alignment with our strategy and culture. Celanese views strategic acquisitions as an important element in delivering long-term shareholder value. While management is charged with identifying potential acquisition targets, executing transactions, and managing integration, our Board’s oversight extends to each phase. Management and the Board regularly discuss potential acquisitions and their role in the Company’s overall business strategy. These discussions include acquisitions in process and potential future acquisitions, focusing on valuation, strategic risk, and potential synergies with our businesses and strategy. When management considers potentially significant acquisitions, the Board receives updates and discusses with management a broad range of matters, including negotiations, due diligence findings, valuation, tax impacts, integration planning, talent retention, environmental and other risk, and regulatory impacts. Throughout the acquisition process, the Board has access to the senior leadership team, appropriate business leaders, subject matter experts, and external advisors. As part of the entire strategic acquisition lifecycle, the Board also receives regular updates and provides feedback on ongoing integration, operational success, and financial performance of our completed acquisitions, which allows the Board to provide oversight and to identify trends and opportunities across transactions and over time.
Board oversight of environmental, social and governance matters
We recognize that our success is defined by multiple groups of stakeholders – investors, customers, employees, communities – and this recognition is reflected in our efforts to promote safety and protect our environmental resources as a responsible corporate citizen.
In 2019, CEO Lori Ryerkerk recognized the need to lead the next generation of sustainability efforts for the Company and formed the Celanese ESG Council. Our ESG Council is a cross-functional team of senior leaders from each region to develop, make recommendations to management and implement an ESG strategy on topics significant to Celanese’s long-term success.
The ESG Council meets monthly to form recommendations to senior leadership on key ESG program strategy and implementation of ESG-related projects. For example, the ESG Council has made recommendations on standards reporting alignment, further development of key KPIs, and has led the publication of the Company’s inaugural comprehensive Sustainability Report, available on sustainability.celanese.com.
The Company and the Board receive feedback from shareholders on ESG issues through our shareholder outreach program and through communication from shareholders. See “Shareholder Engagement” below.

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During 2021, our Board of Directors and its committees conducted an in-depth review of their approach to overseeing ESG topics most significant to Celanese. In April 2021, our Board agreed on a strengthened and clarified framework for overseeing priority ESG matters by aligning a specific committee or the full Board to each. The diagram below illustrates primary Board or committee oversight responsibility by topic.

Public Shareholders

Board of Directors

			ü		Public Policy and Regulatory Issues
			ü		Enterprise Climate Policy and Strategy
			ü		Charitable Giving / Volunteerism

Audit Committee		CMD Committee		N&CG Committee		EHS Committee

ü	Compliance and Business Conduct Policy	ü	Talent and Leadership Development, including Succession	ü	Board Composition, Independence, Refreshment and ESG Oversight Approach	ü	Environmental Policies
						ü	Process Sustainability
ü	Financial Risk					ü	Workforce, Process and Chemical Safety
ü	Corporate Integrity	ü	Executive Compensation and Performance	ü	Shareholder Rights
				ü	ESG Metric Reporting	ü	Supply Chain Risk
		ü	Diversity, Equity and Inclusion	ü	Political Engagement / PAC Oversight	ü	Product Quality
						ü	Greenhouse Gas Reduction in Manufacturing Processes
		ü	Pay Equity

Celanese Executive Leadership

Celanese ESG Council

Consists of cross-functional and regional senior leaders, and includes the chairs of our ten expert committees. The Council is responsible for recommending and monitoring progress against goals, metrics, and KPIs.

Our Board regularly reviews the areas of responsibility of its committees, including through a regular annual review of its Committee Charters and our Corporate Governance Guidelines, and include as part of those reviews ESG topics that are most significant to Celanese.
For highlights of some of our most significant recent progress on key ESG initiatives, please see “Environmental, Social and Governance Update” in the forepart of this Proxy Statement.

Shareholder Engagement
The Board believes accountability to shareholders is a mark of good governance and critical to the Company’s success. To that end, the Company maintains dedicated resources for regular active communication with shareholders. The Company regularly engages with shareholders on a variety of topics throughout the year to address their questions and concerns, to seek input and to provide perspective on Company policies and practices. Topics include corporate strategy, ESG matters, sustainability, cash deployment, executive compensation plan design and practices, Board composition and refreshment and executive succession.
During 2021, we contacted shareholders representing approximately 60% of our shares to offer engagement meetings and met telephonically in 2021 and early 2022 with shareholders holding approximately 47% of our shares. At these meetings senior representatives of our executive, corporate governance, human resources and investor

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relations teams met virtually with shareholder representatives to discuss our strategy, our ESG and sustainability progress, governance, human capital and executive compensation.
Shareholder Feedback in 2021 and Early 2022 Related to Our Strategy, Board and ESG Progress
We have listened intently to the views of shareholders, and the substantial majority that we spoke to in 2021 were supportive of our leadership structure, Board composition,, business response to the COVID-19 pandemic, and progress on our ESG journey. Below is a summary of key topics that we found to be of interest to our shareholders during this year’s engagement.

Topics of Interest to Shareholders	Our Perspective, Response, Actions Taken and Actions Planned
Climate-Related Topics:
● Our progress towards tracking our Scope 1, 2 and 3 emissions
● Our plans for disclosing GHG emissions metrics and targets
● Opportunities to reduce GHG emissions through products and operations

● We implemented new software to capture SASB-aligned environmental metrics to enhance our tracking capabilities. In our Sustainability Report released in the third quarter of 2021, we reported Scope 1 and 2 emissions in accordance, for the first time, with the Greenhouse Gas Protocol. We have established an internal task force that is evaluating the impact of tracking our Scope 3 emissions.

● In March 2022, we announced plans for a 30% reduction in Scope 1 and 2 GHG Intensity (measured by product volume) by 2030.

● We are actively investing in projects to increase our energy efficiency and our use of renewable energy.

● Sustainability-focused products	● We are currently developing a growing range of products made from biological sources or renewable materials and materials that can be recycled or composted at the end of their life.
● Additionally, we see significant growth opportunities for products supporting future mobility, vehicle light-weighting and other end-product efficiencies.

● Board structure and oversight, including Board refreshment, combined Chair / CEO leadership structure and Board oversight of ESG
● We have a highly-qualified and diverse board that brings unique capabilities across functions, experiences, industries and background.

● Our mix of longer-serving and newer members of our Board effectively combines deep knowledge and experience in the complexities of our business with fresh perspectives and insights.

● We believe a combined Chairman / CEO leadership structure, complemented by a strong Lead Independent Director role, to be the optimal leadership structure for the company at this time. Our Board reviews this structure annually. See page 22.

See page 52 for information about discussions with shareholders in 2021 regarding human capital matters and our executive compensation programs.
In addition to this direct engagement, the Company has instituted a number of complementary mechanisms that allow shareholders to effectively communicate a point of view with the Board, including:
•a dedicated annual meeting page on our website (see page 88);
•a majority voting standard (see page 20);
•an annual advisory vote to approve executive compensation (see page 46);
•annual election of directors (see page 20);
•proxy access (see page 20);
•commitment to thoughtfully consider shareholder proposals submitted to the Company (see page 93); and
•the ability to direct communications to individual directors, a Board committee or the entire Board (see page 92).

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How We Have Responded To Shareholder Feedback on Governance Matters in the Past
We routinely consider shareholder feedback in compensation and governance matters. In prior years, in response to shareholder feedback, we took action to eliminate our classified board structure, adopted a proxy access by-law, extended the PRSU performance period from two to three years, added a return measure (ROCE) to our long-term incentive plan, adopted a more enhanced compensation clawback policy, and amended our insider trading policy to further address anti-hedging and prevent pledging of our Common Stock by our executive officers.
Additional Governance Matters
As a global company, Celanese must not only meet a breadth of varying local, state and regional regulations, but also be mindful of possible social and political conflicts. We understand the role corporate governance plays in maintaining our goal to act in accordance with our values.
Celanese’s Board of Directors is composed of a diverse group of leaders with experience at major domestic and international companies. They have worked in key market sectors that reflect our customer base and have sound financial and governance expertise. Their experience provides an understanding of business strategies and impacts, as well as challenges and risks. Ten of 11 directors are independent, 45% represent gender diversity and 18% racial or ethnic diversity. Copies of our committee charters and other governance documents are available on our website, https://investors.celanese.com.
Governance and Compensation Best Practices
Celanese is committed to strong corporate governance and compensation practices that promote the long-term interests of shareholders, strengthen board and management accountability and help build public trust in the Company. Examples are listed on page 49.
Political Engagement Policy
Although Celanese does not engage in any direct political contributions, the Company strives to offer fair, thoughtful and transparent educational advocacy programs to acquaint elected officials about the work we do, the jobs we create and the people behind the innovative solutions we produce. The Company sponsors a voluntary, nonpartisan political action committee called the Celanese Political Action Committee (“CELPAC”). CELPAC supports candidates for federal, state and local office in the U.S., representing both major U.S. political parties, that advocate and pursue government policies that promote the Company’s interests. CELPAC is governed by a Board of Directors who regularly evaluates the merits of donations to candidates to align those donations with the Company’s goals. For our full political engagement policy and for a list of political contributions, please go to https://celanese.com/about-us/political-engagement-policy.
Code of Conduct
The Company has adopted a code of business conduct applicable to directors, executive officers and all other employees. Our employees, suppliers and customers can ask questions about our code of conduct and other ethics and compliance issues, or report potential violations, through Navex, a global Internet and telephone information and reporting services company. The code of conduct is available on our compliance website, http://compliance.celanese.com, by clicking “Business Conduct Policy”. In the event the Company amends or waives any of the provisions of the code of conduct applicable to our directors or executive officers, the Company intends to disclose these actions on the Company’s website to the extent required by SEC or NYSE rules.
No Hedging, No Pledging and Anti-Short Sale Policies
The Company's hedging policy prohibits directors, executive officers and all employees of the Company and its subsidiaries from engaging in any transaction, acquiring any financial instrument, or entering into any derivative contract, directly or indirectly (including through any designee), that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of any securities of the Company, including Common Stock, held directly or

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indirectly by any such person. The policy applies to all securities of the Company held by such a person, including securities not acquired as compensation. The hedging policy indicates that prohibited hedging may include put options, call options, forward sale contracts, prepaid variable forward contracts, equity swaps, collars and exchange funds.
The Company's pledging policy prohibits directors and executive officers from pledging Common Stock, including holding Common Stock in a margin account. Directors and executive officers are also prohibited from engaging in short sales related to Common Stock.
Director Compensation
Director Compensation Process
Our director compensation program is intended to enhance our ability to attract, retain and motivate non-employee directors of exceptional ability and to promote the common interest of directors and shareholders in enhancing the value of our Common Stock.
The Board reviews director compensation at least annually based on recommendations by the N&CG Committee. The N&CG Committee has the sole authority to engage a consulting firm to evaluate director compensation and since 2017 has engaged Willis to assist in setting director compensation. The N&CG Committee reviews director compensation taking into account multiple factors, including pay practices and trends at publicly traded companies (including companies in our compensation comparator group and surveys of S&P 500 compensation data), continued expansion of director, committee chair and lead director responsibilities, and the growing time commitment of Board and Committee service. The N&CG Committee and the Board base their determinations on director compensation on recommendations from Willis and these factors. In July 2021, based on these considerations, the Board approved changes to non-employee director compensation, which are set forth below. Prior to these changes, the last increase in non-employee director compensation was effective in August 2017.
Director Compensation in 2021
The Company uses both cash and equity-based compensation to attract and retain qualified directors to serve on our Board of Directors, as follows:

Director Compensation Component	Amount
Annual Awards
Annual cash retainer (paid quarterly)	$115,000
Annual time-based restricted stock units (“RSU”)(one-year vesting)	$160,000
Incremental Awards for Board Leadership
Annual cash fee for chair: (i) nominating and corporate governance committee, and (ii) environmental, health, safety, quality and public policy committee	$15,000
Annual cash fee for chair: (i) audit committee, and (ii) compensation and management development committee	$20,000
Annual cash fee for lead independent director	$30,000
Newly-elected directors receive a pro-rata equity award. In addition to the above, Directors are reimbursed for expenses incurred in attending board, committee and shareholder meetings. Directors are also reimbursed for reasonable expenses associated with other business activities that benefit the Company, including participation in director education programs. We generally do not provide perquisites to our directors, other than small gifts provided at Board meetings and upon retirement. Occasionally, a director may use Company-provided aircraft for travel to Board meetings.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 33

Governance
U.S. non-management directors are entitled to participate in the Company’s 2008 Deferred Compensation Plan (“2008 Deferred Plan”), which is an unfunded, nonqualified deferred compensation plan that allows directors the opportunity to defer all or a portion of their cash compensation and RSUs in exchange for a future payment amount equal to their deferments plus or minus certain amounts (including dividend equivalents) based on the market performance of specified measurement funds selected by the participant. Deferrals by directors under the 2008 Deferred Plan, including deferrals of RSUs, do not receive above-market earnings. Directors Blackwell, Brown, Galante, Hill, Ihlenfeld, Kissire, Rucker and Wulff were the only directors that made contributions to, or had balances in, this plan during 2021.
2021 Director Compensation Table
The table below is a summary of compensation earned and RSUs granted by the Company to non-management directors for the fiscal year ended December 31, 2021.

Name(1) (a)	Fees Earned or Paid in Cash ($)(2) (b)	Stock Awards ($)(3) (c)	Option Awards($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Jean S. Blackwell	113,958	149,926	—	—	—	—	263,884
William M. Brown	129,583	149,926	—	—	—	—	279,509
Edward G. Galante	131,042	149,926	—	—	—	—	280,968
Kathryn M. Hill	126,042	149,926	—	—	—	—	275,968
David F. Hoffmeister	109,583	149,926	—	—	—	—	259,509
Dr. Jay V. Ihlenfeld	113,958	149,926	—	—	—	—	263,884
Deborah J. Kissire	121,250	149,926	—	—	—	—	271,176
Kim K.W. Rucker	120,208	149,926	—	—	—	—	270,134
John K. Wulff	52,083	149,926	—	—	—	—	202,009
(1)Mr. Ghai and Mr. Koenig are not included in this table because they became directors in February 2022. Ms. Ryerkerk is not included in this table because she was an employee of the Company during 2021 and received no compensation for her services solely as a director. Mr. Wulff retired from the Board in May 2021 after more than 14 years of service.
(2)Includes amounts earned for the annual retainer and committee chair and lead independent director fees for the respective independent directors, as applicable.
(3)Represents the grant date fair value of 975 RSUs granted to each non-management director in April 2021 under the 2018 Global Incentive Plan. The fair value of RSUs granted to our non-management directors under our 2021 LTIP as part of the annual award was calculated to be $153.77 per RSU, which reflects the average of the high and low market price of our Common Stock as reported by the NYSE on the applicable grant date and discounted for lack of dividend participation. As of December 31, 2021, each non-management director listed in the table owned 975 RSUs.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 34

Governance
Director Stock Ownership Guidelines
The Board of Directors considers Common Stock ownership by directors to be of utmost importance. The Board believes such ownership enhances the commitment of directors to our future and aligns their interests with those of our other shareholders. The Board has therefore established minimum stock ownership guidelines for non-employee directors that require each director to own Common Stock having a value of at least five times his or her base annual cash retainer of $115,000. Each newly elected director has five years from the year elected to reach this ownership level. During the five-year period, a director may not sell more than 50% of the shares received as compensation. As of the computation date, December 31, 2021, all of our then current independent directors had attained the minimum stock ownership levels based on holdings except for Ms. Kissire, who joined the Board in 2020 and is not required to meet the minimum stock ownership guidelines until 2025. Ms. Kissire is on-track for compliance. Messrs. Ghai and Koenig joined the Board in February 2022 and will have until 2027 to comply with the stock ownership guidelines.
Director Independence and Related Person Transactions
Director Independence
The listing standards of the NYSE require companies listed on the NYSE to have a majority of “independent” directors. As noted below, all of our directors, other than our Chief Executive Officer, are independent.
The Board of Directors has adopted standards of independence for directors that are set forth in Exhibit A to the Company’s corporate governance guidelines. The Board reviews and determines the independence of each of the directors in accordance with these standards. The full text of the corporate governance guidelines is available on our website, https://investors.celanese.com, by clicking “Corporate Governance”. These standards incorporate all of the requirements for director independence contained in the NYSE listing standards. The NYSE listing standards generally provide that a director is independent if the Board affirmatively determines that the director has no material relationship with the Company directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In addition, a director is not independent if certain other relationships exist.
The Board, based on the recommendation of the N&CG Committee, affirmatively determined that ten of our current directors, Ms. Blackwell, Mr. Brown, Mr. Galante, Mr. Ghai, Ms. Hill, Mr. Hoffmeister, Mr. Ihlenfeld, Ms. Kissire, Mr. Koenig, and Ms. Rucker are independent of the Company and its management under the NYSE listing standards and the Company’s director independence standards. Ms. Ryerkerk, our CEO, is the only current director who is not independent. The Board had previously determined that Mr. Wulff, who retired from the Board in May 2021, was independent under these standards.
In addition, in compliance with the NYSE listing standards, we have an Audit Committee, a Compensation and Management Development Committee and a Nominating and Corporate Governance Committee that are each entirely composed of independent directors. Each of these committees have written charters addressing the respective committee’s purpose and responsibilities and the annual evaluation of the performance of these committees.
The Company in the normal course of business has been a party to transactions with other entities (or their subsidiaries) where certain of our directors are themselves either directors or officers. When making the Board’s director independence determination, the Board was aware of, and considered, the relationships listed below. All the business relationships noted below were entered into on standard pricing and terms and arose in the ordinary course of our business. The amounts involved in each relationship did not exceed, in any of the last three fiscal years: (1) the greater of $1,000,000 or two percent of either company’s consolidated gross revenues, in the case of entities where our directors serve on the board, or (2) 1% of the consolidated gross revenues of the Company or the

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 35

Governance
director’s entity, in the case of entities where our directors serve as executive officers. As a result, each qualified under a categorical standard of independence that the Board previously approved and none of the relationships were otherwise deemed to be a material relationship that impaired the director’s independence.

Director	Organization	Director’s Relationship to Organization	Type of Transaction, Relationship or Arrangement	Does the Amount Exceed the Greater of $1 million or 2% of either company’s Gross Revenues?(1)
Jean S. Blackwell	Ingevity Corporation and its subsidiaries and affiliates	Director	Business Relationship - Routine sales to Ingevity	No
	Johnson Controls International plc and its subsidiaries and affiliates	Director	Business Relationship - Routine sales to, and purchases from, Johnson Controls	No
Edward G. Galante	Linde plc and subsidiaries and affiliates	Director	Business Relationship - Routine sales to, and purchases from, Linde	No
	Clean Harbors and its subsidiaries and affiliates	Director	Business Relationship - Routine purchases from Clean Harbors	No
Rahul Ghai	Otis Worldwide Corporation and its subsidiaries and affiliates	Chief Financial Officer	Business Relationship - Routine purchases from Otis	No
David F. Hoffmeister	Glaukos Corporation and its subsidiaries and affiliates	Director	Business Relationship - Routine sales to Glaukos	No
Dr. Jay V. Ihlenfeld	Ashland Global Holdings Inc. and its subsidiaries and affiliates	Director	Business Relationship - Routine sales to, and purchases from, Ashland	No
Deborah J. Kissire	Axalta Coating Systems Ltd. and its subsidiaries and affiliates	Director	Business Relationship - Routine sales to Axalta	No
Michael Koenig	Nobian Industrial Chemicals B.V.	Chief Executive Officer	Business Relationship - Routine purchases from Nobian	No
	Symrise AG and its subsidiaries and affiliates	Director	Business Relationship - Routine sales to Symrise	No
Kim K.W. Rucker	HP Inc. and its subsidiaries and affiliates	Director	Business Relationship - Routine purchases from HP	No
(1) In cases where our Board member serves as an executive officer, such transactions did not exceed 1% of either company’s gross revenues.
There are no family relationships among our directors.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 36

Governance
Certain Relationships and Related Person Transactions
The Board of Directors has adopted a written policy regarding related person transactions (the “Related Party Transaction Policy”). For purposes of SEC rules and such policy, an interested transaction is a transaction or relationship in which the aggregate amount involved exceeds or may reasonably be expected to exceed $120,000 since the beginning of the Company’s last fiscal year, the Company or any of its subsidiaries is a participant, and any related party will have a direct or indirect material interest in the transaction or relationship. A related party is any person who is or was during the last fiscal year an executive officer, director or nominee for election as a director; a greater than 5 percent beneficial owner of Common Stock; or an immediate family member of any of these persons. Compensation paid to our named executive officers is not treated as an interested transaction under the Related Party Transaction Policy to the extent that it is disclosed as compensation in this Proxy Statement. In addition, a related party would not be deemed to have a “material interest” in a transaction simply due to such person’s position as a director of the other party in the transaction or, in the case of simply being an employee of the other party to the transaction, in the latter case if the aggregate amount involved in the subject year does not exceed the greater of $1,000,000 or two percent of that party’s annual revenues.
The Audit Committee reviews the material facts of all interested transactions that meet the requirements discussed above and therefore require the Audit Committee’s approval and either approves or disapproves of the entry into the interested transaction. In determining whether to approve an interested transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Audit Committee may not approve any interested transaction if it determines the interested transaction to be inconsistent with the interests of the Company and the shareholders.
In addition, the Audit Committee has delegated to the chair of the Audit Committee the authority to approve any interested transaction with a related party (other than the chair or an immediate family member of the chair) in which the aggregate amount involved is expected to be less than $2,000,000. In connection with regularly scheduled meetings of the Audit Committee, the Company provides the Audit Committee for its review a summary of each new interested transaction that was approved by the chair of the Audit Committee. No director may participate in any discussion or approval of an interested transaction for which he or she is a related party, except that the director is to provide all material information concerning the interested transaction to the Audit Committee.
No interested transactions were approved or ratified or, to our knowledge, required to be approved or ratified, during 2021.
None of our directors are adverse to the Company in any pending litigation.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 37

Stock Ownership Information
STOCK OWNERSHIP INFORMATION
Principal Shareholders and Beneficial Owners
The following table sets forth information with respect to the beneficial ownership of Common Stock as of February 22, 2022, by (i) each person known to the Company to beneficially own more than 5% of our Common Stock; (ii) each of the Company’s present directors, including those nominated for election at the Annual Meeting; (iii) the named executive officers ; and (iv) all present directors and executive officers of the Company as a group. The percentage of beneficial ownership set forth below is calculated in accordance with SEC Rules and is based on the number of shares of Common Stock outstanding and entitled to vote as of February 22, 2022, which was 108,029,267.

	Amount and Nature of Beneficial Ownership of Common Stock
	Common Stock Beneficially Owned(1)		Rights to Acquire Shares of Common Stock(2)	Total Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned

The Vanguard Group, Inc.(3)	13,418,615		—	13,418,615	12.4
Wellington Management Company, LLP(4)	9,438,575		—	9,438,575	8.7
BlackRock, Inc.(5)	7,642,373		—	7,642,373	7.1
Dodge & Cox(6)	7,154,913		—	7,154,913	6.6
Directors(7)(8)
Jean S. Blackwell	7,226		—	7,226	*
William M. Brown	103		—	103	*
Edward G. Galante	9,923		—	9,923	*
Rahul Ghai	—		—	—
Kathryn M. Hill	9,474		—	9,474	*
David F. Hoffmeister	46,420		—	46,420	*
Dr. Jay V. Ihlenfeld	7,510		—	7,510	*
Deborah J. Kissire	100			100	*
Michael Koenig	—		—	—	*
Kim K.W. Rucker	56		—	56	*
Named Executive Officers(7)
John G. Fotheringham	16,680		—	16,680	*
Thomas F. Kelly	26,460		—	26,460	*
A. Lynne Puckett	22,487		—	22,487	*
Scott A. Richardson	41,438	(8)	—	41,438	*
Lori J. Ryerkerk(9)	46,620		—	46,620	*
All present directors, nominees and executive officers as a group (16 persons)(10)	237,031		—	237,031	*
*Less than 1% of shares.

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Stock Ownership Information
(1)Includes shares for which the named person or entity has sole and/or shared voting and/or investment power. Does not include shares that may be acquired through the vesting of restricted stock units or other rights to acquire shares. To our knowledge, none of the Common Stock listed as beneficially owned by the current directors or executive officers are subject to hedges or have been pledged.
(2)Reflects rights to acquire shares of Common Stock within 60 days of February 22, 2022, and includes, as applicable, shares of Common Stock issuable upon the vesting of restricted stock units granted under the 2018 GIP within 60 days of February 22, 2022. Does not include units in a stock denominated deferred compensation plan with investments settled in shares of Common Stock as follows: Ms. Blackwell – 8,625 equivalent shares, Mr. Brown – 9,680 equivalent shares, Mr. Galante – 6,322 equivalent shares, Dr. Ihlenfeld – 9,512 equivalent shares, Ms. Kissire – 760 equivalent shares, and Ms. Rucker – 4,099 equivalent shares.
(3)On February 9, 2022, The Vanguard Group, Inc. (“Vanguard Group”) filed Amendment No. 8 to Schedule 13G with the SEC reporting beneficial ownership of 13,418,615 shares of Common Stock as of December 31, 2021, with shared voting power over 178,277 shares, sole dispositive power over 12,969,032 shares and shared dispositive power over 449,583 shares. The address of Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)On February 4, 2022, Wellington Group Holdings LLP (“Wellington”) filed a Amendment No. 2 to Schedule 13G with the SEC reporting beneficial ownership of 9,438,575 shares of Common Stock as of December 31, 2021, with shared voting power over 8,700,729 shares and shared dispositive power over 9,438,575 shares. The address of Wellington is 280 Congress Street, Boston, MA 02210.
(5)On February 7, 2022, BlackRock, Inc. (“BlackRock”) filed Amendment No. 4 to Schedule 13G with the SEC reporting beneficial ownership of 7,642,374 shares of Common Stock as of December 31, 2021, with sole voting power over 6,483,006 shares and sole dispositive power over 7,642,374 shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(6)On February 14, 2022, Dodge & Cox filed Amendment No. 12 to Schedule 13G with the SEC reporting beneficial ownership of 7,154,913 shares of Common Stock as of December 31, 2021, with sole voting power over 6,830,263 shares and sole dispositive power over 7,154,913 shares. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.
(7)Listed alphabetically. Each person has sole investment and voting power with respect to the Common Stock beneficially owned by such person.
(8)Includes beneficial ownership of Common Stock by Mr. Richardson of 558 equivalent shares in the Celanese Stock Fund under the CARSP as of February 22, 2022. Mr. Richardson has the ability to direct the voting of the Common Stock underlying these equivalent shares and the ability to change their investment options at any time.
(9)Ms. Ryerkerk also serves as a director and her ownership information is set forth under “Named Executive Officers”.
(10)Does not include an estimated 255,127 PRSUs (at target) held by our current executive officers as of February 22, 2022 subject to future performance and vesting conditions.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers (as defined) and persons who own more than ten percent of our Common Stock, to file with the SEC reports of their ownership and changes in their ownership of Common Stock. Based solely on a review of such filed reports or written representations from our directors and officers that all reportable transactions were reported, the Company believes, to the best of its knowledge, that for the year ended December 31, 2021, all Section 16 filing requirements applicable to its directors, officers and greater than ten-percent shareholders were complied with except that a single report for Ms. Kissire, one of our directors, reporting the conversion into phantom stock of vested restricted stock units for which Ms. Kissire had elected to defer receipt pursuant to our 2008 Deferred Compensation Plan (but no change in ownership) was filed late.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 39

Stock Ownership Information
Securities Authorized for Issuance Under Equity Compensation Plans
The following information is provided as of December 31, 2021 with respect to equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	1,600,801	(1)	$—	(2)	18,132,572	(3)
(1)Includes 1,600,801 restricted stock units ("RSUs") granted under the Celanese Corporation 2018 Global Incentive Plan (the "2018 Plan"), including shares that may be issued pursuant to outstanding performance-based RSUs, assuming currently estimated maximum potential performance; actual shares issued may vary, depending on actual performance. If the performance-based RSUs included in this total vest at the target performance level (as opposed to the maximum potential performance), the aggregate RSUs outstanding would be 956,376. Also includes 36,565 share equivalents attributable to RSUs deferred by non-management directors under the Company's 2008 Deferred Compensation Plan (and dividends applied to previous deferrals) and distributable in the form of shares of Common Stock under the 2018 Plan. Upon vesting, a share of the Company's Common Stock is issued for each RSU. Column (b) does not take any of these RSU awards into account because they do not have an exercise price.
(2)There were no outstanding options under the 2018 Plan as of December 31, 2021.
(3)Includes shares available for future issuance under the 2018 Plan and the Celanese Corporation 2009 Employee Stock Purchase Plan approved by shareholders on April 23, 2009 (the "ESPP"). As of December 31, 2021, an aggregate of 4,552,099 shares were available for future issuance under the 2018 Plan and 13,580,473 shares of our Common Stock were available for future issuance under the ESPP. As of December 31, 2021, 419,527 shares have been offered for purchase under the ESPP.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 40

Audit Matters
AUDIT MATTERS
Audit Committee Report
The Audit Committee is composed of five independent directors, each of whom satisfies the independence requirement of Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the external reporting process and the Company’s internal controls. The Audit Committee serves as the primary communication link among the Board, the independent public accounting firm, and our internal auditors.
Company management is responsible for the financial statements and the reporting process, including the system of disclosure controls and procedures and the internal control over financial reporting. The independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States and on the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee reviewed and discussed with the Company’s management and KPMG LLP the audited financial statements for the Company for the year ended December 31, 2021. The Audit Committee also met with KPMG LLP and the internal auditors, with and without management present, to discuss the results of the auditors’ examinations, their evaluation of our internal control, and the overall quality of our financial reporting. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee reviewed and discussed with KPMG LLP its independence from the Company and management, including the matters in the written disclosures required by PCAOB Rules.
The Audit Committee discussed with KPMG LLP and the internal auditors the overall scope and plans for their respective audits. The Audit Committee reviewed and discussed the fees billed to the Company by KPMG LLP for audit, audit-related, tax and other services provided during fiscal 2021, which are set forth under “Item 2: Ratification of Independent Registered Public Accounting Firm”, and determined that the provision of non-audit services is compatible with KPMG LLP’s independence. Based on the Audit Committee’s reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
The Audit Committee evaluates the performance of the independent registered public accounting firm each year and determines whether to re-engage the current firm or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the registered public accounting firm, along with their capabilities, technical expertise, and knowledge of our operations and industry. Based on these evaluations, the Audit Committee decided to engage KPMG LLP as our independent registered public accounting firm for fiscal 2022. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee has continued its long-standing practice of recommending that the Board ask our shareholders to ratify the appointment of the registered public accounting firm at our annual meeting of shareholders. This report was submitted by the current members of the Audit Committee,

Dated: February 9, 2022	Deborah J. Kissire, Chair
(The Audit Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Audit Committee report by reference therein.)

Jean S. Blackwell
Rahul Ghai
David F. Hoffmeister
Kim K.W. Rucker

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 41

Audit Matters
ITEM 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has selected KPMG LLP to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2022. Since 2004, KPMG LLP has served as our independent registered public accounting firm and also provided other audit-related and non-audit services that were approved by the Audit Committee.
Representatives of KPMG LLP will virtually attend the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.
We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our by-laws or otherwise, the Board is submitting the Audit Committee’s selection of KPMG LLP to our shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders. If the appointment of KPMG LLP is not ratified, the Audit Committee will evaluate the basis for the shareholders’ vote when determining whether to continue the firm’s engagement.
Audit and Related Fees
Aggregate fees billed to the Company by KPMG LLP and its affiliates were as follows:

	Year Ended December 31,
	2021	2020
Audit Fees(1)	$7,786,275	$6,818,661
Audit-related Fees(2)	$60,028	$97,380
Tax Fees(3)	$1,321,559	$1,275,285
All Other Fees(4)	—	—
Total Fees	$9,167,862	$8,191,326
(1)For professional services rendered for the audits of annual consolidated financial statements of the Company (including the audit of internal control over financial reporting), statutory audits in non-U.S. jurisdictions, the review of the Company’s quarterly consolidated financial statements and review of SEC filings.
(2)Primarily for professional services rendered in connection with consultation on financial accounting and reporting standards and employee benefit plan audits.
(3)Primarily for professional services related to technical assistance, the preparation of tax returns in non-U.S. jurisdictions and assistance with tax audits and appeals.
(4)For other permitted professional advisory services.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 42

Audit Matters
Audit Committee Pre-Approval Policy
The Audit Committee is responsible for appointing, retaining and pre-approving the fees of the Company’s independent registered public accounting firm. The Audit Committee has adopted a Policy for Pre-Approval of Independent Auditor Services (“Pre-Approval Policy”) pursuant to which proposed services may be pre-approved through the application of detailed policies and procedures (“general pre-approval”) or by specific review of each service (“specific pre-approval”). The Audit Committee has provided general pre-approval for certain specific types of non-prohibited audit, audit-related and tax services that do not exceed $200,000 per project and $1,000,000 per year in the aggregate and gives detailed guidance to management as to the specific services that are eligible for general pre-approval. The Audit Committee is to be informed on a timely basis of any services performed by the independent registered public accounting firm pursuant to general pre-approval. Unless a type of service is included in this general pre-approval, it will require specific pre-approval. The annual audit services engagement terms and fees must be specifically pre-approved by the Audit Committee. Requests to provide services that require specific pre-approval must be submitted to the Audit Committee by both the independent registered public accounting firm and the chief financial officer or corporate controller, and must include detailed back-up documentation and a joint statement as to whether the request or application is consistent with the SEC’s rule on auditor independence.
The Audit Committee may delegate its pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
All services performed by our independent registered public accounting firm in 2021 were pre-approved by the Audit Committee or otherwise under the Pre-Approval Policy.
Vote Required
Although ratification is not required in our by-laws or otherwise, approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2022

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 43

Executive Compensation
EXECUTIVE COMPENSATION
Non-GAAP Financial Measures
This Proxy Statement, including the Compensation Discussion and Analysis, contains financial measures presented on a Non-GAAP basis. Celanese’s non-GAAP financial measures used in this document are as follows: [1] Adjusted earnings per share (or Adjusted EPS), which we define as earnings (loss) from continuing operations attributable to Celanese Corporation, adjusted for income tax (provision) benefit, Certain Items, and refinancing and related expenses, divided by the number of basic common shares and dilutive restricted stock units and stock options calculated using the treasury method; [2] Free cash flow, which we define as net cash provided by (used in) operations, less capital expenditures on property, plant and equipment, and adjusted for capital contributions from or distributions to our partner in our methanol joint venture. Free cash flow amounts are net of pension contributions of $316 million in 2017; [3] Adjusted EBIT, which we define as net earnings (loss) attributable to Celanese Corporation, plus (earnings) loss from discontinued operations, less interest income, plus interest expense, plus refinancing expense and taxes, and further adjusted for Certain Items; and [4] Return on invested capital (adjusted), which we define as Adjusted EBIT, tax effected using the adjusted tax rate, divided by the sum of the average of beginning and ending short- and long-term debt and Celanese Corporation shareholders’ equity. See “Exhibit A” to this Proxy Statement for additional information concerning these performance measures and a reconciliation of these measures to earnings (loss) from continuing operations attributable to Celanese Corporation per common share-diluted, net cash provided by (used in) operations, net earnings (loss) attributable to Celanese Corporation, and net earnings (loss) attributable to Celanese Corporation divided by the sum of the average of beginning and end the of year short- and long-term debt and Celanese Corporation shareholders’ equity, the most comparable U.S. GAAP financial measures, respectively.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 44

Executive Compensation
ITEM 3: Advisory Approval of Executive Compensation
The Company’s compensation program for our named executive officers (“NEOs”) was designed by our compensation and management development committee (the “CMDC”) to meet our compensation philosophy and objectives, including maintaining a strong pay for performance culture. The principles of the program have contributed to our strong performance and have rewarded executives appropriately. See “CD&A Highlights” for a summary of our compensation structure, 2021 performance, pay decisions and approach to compensation oversight.

This “say-on-pay” proposal gives shareholders the opportunity annually to cast a vote on our executive compensation program based on the following resolution:
“Resolved, that the shareholders approve, on an advisory basis, the compensation of our NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, contained in this Proxy Statement.”
The Board of Directors recommends that shareholders endorse the compensation program for our NEOs by voting FOR the above resolution. Our compensation program is the result of a carefully considered approach and takes into account input provided by shareholders and advice received from the CMDC’s independent compensation consultant. We believe that executive compensation for 2021 was supported by our performance. The Board of Directors currently has a policy of holding annual advisory votes to approve our executive compensation. Provided that the Board of Directors does not modify this policy, the Company’s next say-on-pay proposal after the 2022 Annual Meeting will be presented at the 2023 Annual Meeting of Shareholders.
Advisory Vote
This vote is mandated by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations. As an advisory vote, this proposal is not binding upon the Company. In addition, the non-binding advisory vote described in this proposal will not be construed as overruling any decision by the Company, the Board of Directors, or the CMDC, relating to the compensation of the NEOs, or creating or changing any fiduciary duties or other duties on the part of the Board of Directors, or any committee of the Board of Directors, or the Company.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” THE APPROVAL OF OUR EXECUTIVE COMPENSATION PROGRAM

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Executive Compensation
Compensation Discussion and Analysis
Our Compensation Discussion and Analysis describes the objectives and elements of our executive compensation program, its alignment with performance, compensation decisions regarding our NEOs, and actions of the CMDC.
CD&A Highlights

NEO Compensation Structure At a Glance
Our NEO Compensation Program contains the following key elements:
	ü	Competitive base salaries to recruit and retain top executive talent;
	ü	Annual cash incentive opportunities based on short-term financial and stewardship goals;
	ü	Long-term equity incentive plans that are primarily performance-based to reward achievement against long-term financial goals designed to create long-term shareholder value; and
	ü	Market-competitive benefit programs with limited perquisites.

2021 Payouts Aligned to Record Financial Performance, Supported by Key Actions Taken
		Earnings			Earnings Per Share
Net earnings ($M)

Adjusted EBIT ($M)

GAAP EPS

Adjusted EPS

		Total Shareholder Return	ü	Actions led by management positioned Celanese to deliver record 2021 results following a 2020 that was significantly impacted by the COVID-19 pandemic.
Celanese TSR (%)
			ü	Key controllable actions that supported our results include:
-●- S&P 500 Index (%)				t	Successfully navigated raw material procurement and logistics challenges in an environment of disruptions.

r Dow Jones US Chemical Index (%)				t	Maintained margins in the face of inflationary cost pressures and constrained materials sourcing.

				t	Flexed our global production network and the timing of facility turnarounds to meet periods of robust consumer demand despite external disruptions to production in the form of weather events, curtailments and others.
t
Shifted Engineered Materials’ production mix to higher-value applications (e.g. electric vehicles, 5G and medical); deployed our Acetyl Chain network to take advantage of favorable pricing and demand environments.

Shareholder Return and Payout Highlights	ü	Record Adjusted EBIT(1) and Adjusted EPS(2) performance in 2021 drove above-target payouts of:
		t			172.2% for the Annual Incentive Plan company performance factor; and
		t			160.1% for our 2019-2021 performance restricted stock unit (PRSU) award.
	ü	Total shareholder return(2) over the 1, 3 and 5 year periods ended December 31, 2021 compared favorably to industry peers in the Dow Jones US Chemical Index, as shown in the graph above.
	ü	In 2021, our performance supported a 10% increase in our dividend per share and the return of $1,304 million of capital to shareholders in the form of share repurchases and dividends.
(1) Adjusted EPS and Adjusted EBIT are non-U.S. GAAP financial measures. See “Exhibit A” for information concerning these measures, including a definition and reconciliation to the most comparable U.S. GAAP financial measure.

(2) Total shareholder return, or TSR, reflects cumulative stock price appreciation plus dividends, with dividends deemed reinvested.

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Executive Compensation

2021 Compensation Decisions		Key Pay and Governance Practices
The CMDC kept the structure of the Annual Incentive Plan consistent with prior years.		Practices designed to align pay with performance for shareholders and to mitigate risk include:
The CMDC approved a revised structure for the 2021 long-term incentive grants to drive intermediate-term improvement by effectively positioning the Company to successfully address the continued impact of the pandemic and take advantage of market opportunities. See page 64 for more details.
		ü	Independent compensation consultant reporting to the CMDC
		ü	Challenging performance targets tied to metrics that are consistent with our strategy and long-term shareholder value creation
Certain NEOs received salary increases intended to make their salaries more competitive with our compensation comparator group.		ü	Individual payouts under incentive plans are subject to absolute caps and limits based on relative TSR performance, to align management pay with shareholder outcomes
		ü	Robust clawback policy
96%	of shareholder votes cast supported our say-on-pay vote at our 2021 Annual Meeting.	ü	Market-aligned stock ownership guidelines for NEOs
		ü	Annual risk assessment of our compensation policies and practices

Named Executive Officers
Our NEOs for 2021 are:

Named Executive Officer	Title
Lori J. Ryerkerk	Chairman, Chief Executive Officer and President
Scott A. Richardson	Executive Vice President and Chief Financial Officer
Thomas F. Kelly	Senior Vice President, Engineered Materials
John G. Fotheringham	Senior Vice President, Acetyls
A. Lynne Puckett	Senior Vice President, General Counsel and Corporate Secretary

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Executive Compensation
We Follow Compensation Governance Best Practices
The CMDC and management periodically review the compensation and benefit programs for our NEOs and have adopted a number of practices to enhance our programs:

What We Do

ü	Pay for performance, including using a high percentage of performance-based restricted stock units for the annual equity grant to ensure a significant portion of NEO compensation is performance-based and to align management’s interests with shareholders
ü	Reference an appropriate comparator group, evaluated annually to ensure it remains appropriate, when establishing compensation
ü	100% independent directors on our CMDC
ü	Maintain robust anti-hedging and anti-pledging policies
ü	Conduct an annual ”say-on-pay” advisory vote
ü	Regularly engage with our shareholders to receive feedback on business, governance and compensation matters
ü	Balance short- and long-term incentives, aligning long-term incentives with future performance and shareholder returns
ü	Include caps on individual payouts under incentive plans
ü	Maintain a clawback policy, which can be triggered by a financial restatement, breach of our business conduct policy or certain restrictive covenants, and other matters, and which covers annual bonus and long-term incentive awards with a 3-year look back
ü	Maintain market-aligned stock ownership guidelines requiring our CEO to hold shares valued at 6x base salary (4x for other NEOs)
ü	Apply double-trigger vesting in the event of a change in control in our long-term equity awards (i.e., participant must have a qualifying termination after the change in control event to receive benefits)
ü	Condition grants of long-term incentive awards on execution of a non-solicitation / noncompetition agreement
ü	Retain an independent executive compensation consultant reporting to the CMDC
ü	Annually review executive compensation consultant and advisors for independence and performance

What We Don’t Do

X	No change in control excise tax ”gross-up” agreements
X	No excessive perquisites
X	No tax ”gross-ups” for perquisites, except for relocation and expatriate benefits
X	No employment agreements or multi-year compensation guarantees
X	No stock option repricing, reloads or exchanges without shareholder approval
X	No dividend equivalents paid on unvested equity awards
X	No excessive risk-taking in our compensation programs
In addition to maintaining good corporate governance, we have designed our annual incentive plan and long-term incentive plan to be aligned with best practices that mitigate against excessive risk. See “Compensation Risk Assessment”.

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Executive Compensation
Human Capital Management
We achieved our 2021 performance with a highly engaged, valued, dedicated, diverse and global workforce. We believe we demonstrated significant progress in our human capital efforts during 2020 and 2021.

	2021 Accomplishments	2021 External Recognition
v	We published our inaugural Human Capital Report and comprehensive Sustainability Report, reporting metrics in human capital and other areas.	v	Perfect Corporate Equality Index score from the Human Rights Campaign Foundation for the third consecutive year.
v	Our Diversity, Equity & Inclusion Council, formed in 2020 outlined our collective vision of DE&I at Celanese with our organization-wide Expression of Diversity, Equity, and Inclusion.	v	Named a 2021 “Noteworthy Company” for Diversity by DiversityInc, based on our diversity metrics, programs, leadership accountability and community efforts.
v	We relaunched our Employee Resource Groups (ERGs) with a revamped communications strategy, simplified sign-up process and the alignment of an executive sponsor with each ERG.	v	Honored by the Women’s Forum of New York for the level of female representation on our Board of Directors.

Board and CMDC Oversight. Our CMDC and the full Board of Directors have a structured approach to regularly reviewing and overseeing talent and human capital matters. Key human capital topics described in the table below are codified in the CMDC’s charter and are incorporated into the CMDC’s regular meeting agendas. CMDC oversight of human capital is complemented by full Board oversight of additional key topics, as described in the table below.
As part of its work in this important area, our CMDC is currently working with management to develop a form of Human Capital Scorecard, which will serve as a ‘dashboard’ that will include key human capital metrics and data from our organization, to help track our progress, identify opportunities for continued improvement and support future public disclosures of key human capital information to our shareholders and other interested parties. This work is continuing in 2022.

Key Areas of CMDC Oversight (in addition to compensation matters)		Additional Areas of Oversight by the Full Board
ü	Diversity, Equity and Inclusion, including recruitment and retention initiatives	ü	CEO succession planning and support of the CMDC’s performance review for the CEO
ü	Human capital metrics, including workforce composition, skills metrics and pay equity	ü	Review of the CMDC’s work on leadership succession planning
ü	Succession planning, including senior leadership
ü	Integration of talent strategy with business goals
ü	Health and wellness and other workforce wellbeing matters
Diversity, Equity and Inclusion. We believe that intentionally employing a diverse workforce and providing an inclusive workplace empowers us to think more creatively, act more innovatively and deliver more value for our customers and shareholders. In recent years we have sought and made significant progress in this area:

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Executive Compensation
•We promote employee engagement through 52 chapters of nine different Employee Resource Groups (ERGs) designed to inspire, develop and increase the visibility, representation and promotion of underrepresented groups.
•We engage with trade associations and engineering groups to enhance our recruiting pipeline of diverse employees.
•In 2020, we launched our Diversity, Equity and Inclusion Council, chaired by one of our NEOs (Mr. Kelly), to strengthen our diversity strategy, identify potential actions and review progress.

Women represent:		People of Color represent:
24% of our global workforce(1)	2 of our 5 NEOs	31% of our U.S. workforce(1)	2 of our 11 Board Members
29% of our global management roles(1)	5 of our 11 Board Members	34% of our U.S. management roles(1)
(1) Reflect year-end 2021 estimates (other than NEO and Board member data, which reflect current compositions of those groups).

Health, Safety and Environmental Stewardship. We focus on more than the occupational health and safety of our employees, contractors and any visitors to our sites. We have an expanded view and measurement of "Stewardship" that includes process safety and releases to the environment since they may have an impact on the communities where we live and work. We believe these stewardship values are critical to our success in attracting and retaining the best industry talent across the globe.
We believe in continuous improvement of our safety environment by building competency in our people and having a comprehensive management system built from recognized safety practices from around the globe. Through deliberate actions, we have improved our employee safety, process safety and environmental incident metrics in recent years. See “Human Capital Resources” in our most recent Annual Report on Form 10-K filed with the SEC, for more information.
We have reflected our commitment to these stewardship goals through our long-standing practice of including them as part of our annual incentive program for our approximately 1,000 bonus-eligible employees for the last 14 years. For more information, please see “Annual Incentive Plan Awards.”

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Executive Compensation
Employee Health and Wellness. Our efforts to support our employees’ physical well-being starts with comprehensive health benefits offered to all US employees who work more than 20 hours per week, plus their eligible family members. Around the world, we seek to offer benefits that are competitive in each of the countries in which we operate.

Significant Health and Wellness Benefits for U.S. Employees

ü	Medical coverage
	s	Above-industry-average employer contributions to a Health Savings Account
	s	Includes benefits for transgender employees and dependents
	s	Access to a low-cost and convenient telemedicine service
ü	Dental and vision coverage with free or low-cost preventive care
ü	Wellness programs that promote and encourage annual physicals for all employees and healthy lifestyle assistance, such as smoking cessation assistance
ü	Programs offered at no cost to eligible participants:
	s	Access to an expert medical second opinion with a board-certified doctor when dealing with an illness, injury or chronic pain
	s	Coverage of up to eight FDA approved over-the-counter COVID-19 tests per eligible participant per month
	s	Participation in a virtual physical therapy program to help with chronic musculoskeletal pain
	s	A program created to empower people with diabetes to live better, healthier lives

Talent Development. At Celanese, we are committed to fostering an engaging and inclusive workplace with opportunities for collaboration, development and leadership. Our Talent Management strategies guide our approach to acquiring talent, managing performance, developing bench strength, supporting development and helping employees reach their fullest potential.
We believe in giving employees clear opportunities to pursue their individual career goals and helping our leaders be a resource, champion and coach. We provide online courses, leadership webinars and other resources to support employee development. Key resources are described in the table below.

Talent Development Resources for Employees
Resource	What it does:
Global Career Framework
Provides clarity around opportunities that exist at Celanese;
Helps employees own their own careers; and
Allows employees to increase their scope and responsibility, both by expanding current roles and potentially moving to new roles.

Technical Career Ladder	Supports employees in manufacturing and other technical functions in growing and developing their careers.
Leadership Framework	Defines the attributes, competencies and behaviors of leaders at Celanese.

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Executive Compensation
2021 Say on Pay Vote and Shareholder Engagement
At our 2021 Annual Meeting of Shareholders, our “say-on-pay” proposal received the support of 96% of our shareholder votes cast. The CMDC was pleased with the 2021 “say-on-pay” vote result and believes that the high level of support reflects alignment of our compensation plan design with the perspectives of our shareholders, as well as the Company’s responsiveness to shareholder feedback over the past several years.
As described above under “Governance – Shareholder Engagement”, we conducted an outreach effort during fall of 2021 directed at holders of 60% of our common stock. During 2021 and early 2022 we met with holders of approximately 47% of our common stock, at which meetings senior representatives of our executive, corporate governance, human resources and investor relations teams met virtually with shareholders to discuss our ESG and sustainability progress, governance, human capital and executive compensation. The feedback we receive through our shareholder engagement process is invaluable to our Board and CMDC and an essential part of their decision-making processes.
Shareholder Feedback in 2021 and Early 2022 Related to Executive Compensation and Human Capital
During 2021 and early 2022, our shareholders provided valuable commentary and insights into our compensation and human capital practices and disclosures as described below.

Feedback We Heard	Our Perspective and Response
● The substantial majority of the shareholders that we spoke with on compensation topics in 2021 were supportive of our executive compensation program, its overall structure and our compensation philosophy.

● The CMDC is committed to continuously evaluating the optimal structure of our annual and long-term incentive plans in order to align our NEOs’ compensation with shareholder outcomes.
● For LTIP awards granted in 2022, our CMDC approved a more broadly-applicable payout modifier based on relative TSR versus an industry peer group, to enhance the alignment between pay and performance. See page 64 for more information.

● Our shareholders sought to understand the CMDC’s rationale for the bifurcated performance periods in the 2021 PRSU awards.
● We have provided detailed disclosure in this proxy statement beginning on page 61 describing the revised structure of the LTIP awards granted in February 2021, which changes were in part to address the impact of the COVID-19 pandemic.

● Our shareholders expressed positive feedback on our disclosure of increased information about our workforce in our inaugural Human Capital Report released in February 2021 and in our comprehensive Sustainability Report Elements of Opportunity released in the third quarter of 2021, and inquired about our plans to publicly release additional data to allow assessment of our progress.

● At Celanese, we believe a diverse and inclusive environment is key to driving innovation, creativity and growth. We actively analyze our workforce to help improve the extent to which it reflects the areas from which we draw talent.
● As part of the way we incorporate ESG topics into the fabric of our corporate strategy, we actively monitor our human capital metrics on a global level and are committed to continued disclosure going forward, to allow our shareholders to assess our progress over time.

● Our shareholders asked about whether and how we plan to incorporate ESG metrics, including metrics related to diversity, equity and inclusion, into our incentive compensation plans.
● As part of our continued commitment to our ESG performance, we have included stewardship metrics in our annual incentive for 14 years. We include metrics related to employee and process safety as well as environmental releases to directly motivate and reward continuous improvement in these areas. See page 56 for more information.

● The CMDC is committed to further reviewing our incentive plan in future years to determine if and how the inclusion of additional metrics related to diversity, equity and inclusion could help further align our NEOs’ compensation to positive long-term business and shareholder outcomes.

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Executive Compensation
Compensation Philosophy and Elements of Pay
Compensation Philosophy
Our focus is to deliver continued earnings growth and superior long-term value creation for our shareholders. To that end, we have adopted a pay-for-performance compensation program that is designed to reward executives for superior company and individual performance through awards of annual- and long-term incentives, and to align management’s interests with those of shareholders. At the same time, these programs are intended to be competitive with our peer companies to allow us to attract and retain highly qualified talent. We believe that our compensation program is both attractive to our executives and aligned with the best interests of our shareholders. Our CMDC has designed our executive compensation program based on principles that reflect these objectives. These principles have contributed to our strong performance and have rewarded executives appropriately.
Compensation Objectives
The objectives of our compensation program are to provide pay that is competitive, performance-based, aligned with the interests of our shareholders, and focused on attracting, rewarding and retaining talent as described below:
•Competitive – pay should be set at a level for the role that recognizes the knowledge, skills, experience and attributes of our executives and is competitive with our peers with whom we compete for executive talent;
•Performance-Based – pay should reward individual and Company performance when short- and long-term goals are met or exceeded and when Company performance compares favorably to competitors and peers, and likewise, should provide for lower payouts when such targets and objectives are not met;
•Aligned with Shareholder Outcomes – plans should encourage long-term increases in shareholder value; and
•Focused on Talent – pay should be designed to attract, motivate and retain talented leaders.
Elements of Compensation
The table below summarizes the current elements of our compensation program for NEOs and how each element supports our pay-for-performance philosophy:

Compensation Element	Basis for Performance Measurement	Alignment with Principle of Pay-for-Performance	Page
Short-Term Annual Cash Compensation
Base Salary	Individual performance and contributions based on primary duties and responsibilities	Competitive compensation element required to recruit and retain top executive talent; pay for primary duties and responsibilities	56
Annual Incentive Plan (Bonus)	Performance-based, cash incentive opportunity	Rewards performance against short-term financial and stewardship goals	56
	■ Adjusted EBIT and working capital as a percentage of net sales
	■ Stewardship metrics (injuries, process safety, the environment and product quality)
Long-Term Incentive Awards (Equity)
Performance- based RSUs	Performance-based, long-term equity incentive plan: company performance and stock price	Rewards performance against long-term financial goals that are tied to corporate strategy	61
	■ Adjusted EPS and ROCE over a designated performance period, with a limit on the payout if relative TSR is below a specified threshold
Time-based RSUs	Time-based, long-term equity incentive plan: stock price	Granted annually as part of the long-term incentive plan to facilitate ownership and retention, or in special circumstances such as to attract a talented new hire	61
Employee Benefits
Retirement Plans	Retirement Savings Plan	Competitive compensation element required to recruit and retain top executive talent	66
	Supplemental Retirement Savings Plan		77
	Retirement Pension Plan		77
Severance Arrangements	Executive Severance Benefits Plan		80
	Change in Control Agreements		80
Deferral of Compensation	Deferred Compensation Plan		79

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Executive Compensation
Setting Total Compensation

Our compensation-setting process consists of establishing overall target total compensation for each NEO and then allocating that compensation among base salary, annual incentive and long-term incentive opportunities. While no specific formula is used to determine the allocation between cash and equity-based compensation, when allocating these compensation elements we generally utilize a compensation mix more heavily weighted towards performance-based compensation. The CMDC strongly believes that the CEO’s compensation should be heavily weighted towards variable and long-term incentive awards to align her compensation with shareholder interests. The target pay mix for our CEO for 2021 is highlighted to the right, with nearly 90% performance-based or “at risk.”

Target Level of Compensation
•To establish the appropriate target level of compensation for the CEO and each other NEO, each compensation element is reviewed by the CMDC relative to market data for the role within our compensation comparator group.
•The CMDC’s philosophy is to target each NEO’s compensation to be generally at the median of our comparator group for target total direct compensation (base salary plus target annual incentive plan award plus the grant value of long-term incentive awards). Individual position considerations such as tenure, experience level, scope of role, performance and relative compensation amounts across executives also impact how compensation is calibrated relative to market norms. The CMDC also considers general industry compensation survey data presented by the independent compensation consultant, since the talent market for many of our executives is broader than the companies in our primary comparator group.
•A significant portion of the total compensation of each NEO is performance-based and, therefore, “at risk.” As a result, realized compensation is determined by Company performance and, further, with respect to the annual incentive bonus plan, individual performance against pre-established objectives.
•To the extent that we exceed our annual or multi-year performance targets and/or an NEO significantly exceeds individual performance objectives, our compensation program is designed to reward such performance by paying total compensation that is greater than the median level of the comparator group.
•Conversely, to the extent that we underperform against our annual or multi-year performance targets and/or an NEO underperforms with respect to individual performance objectives, our compensation program is designed to pay total compensation that is lower than the median level of the comparator group.

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Executive Compensation
Although the CMDC strives to set target compensation at levels that are competitive with our comparator companies, it does not rigidly adhere to any particular market reference point in determining executive compensation. Any NEO’s total target compensation may vary from market benchmarks due to various other factors, including an executive’s position within the Company, level of experience, individual performance over prior years, breadth of responsibilities, tenure and need for retention.
Our Compensation Comparator Group
The CMDC’s independent compensation consultant provided an analysis of compensation data and practices from a select group of peer companies in the chemical industry. The CMDC, with the assistance of its independent consultant, identified the companies to be included in the comparator group.

What we look for in our comparator group		How we use the comparator group

ü	Comparable market capitalization	ü	As an input in developing base salary ranges, annual incentive targets and long-term incentive award ranges
ü	Comparable total revenues
ü	Presence of major global operations	ü	To assess competitiveness of total direct compensation
ü	Similar business complexity	ü	To benchmark annual incentive bonus plan designs as well as the form and mix of equity and cash retainer for non-employee directors
ü	Participants in the chemical industry
		ü	To evaluate share utilization (overhang levels and run rate)
		ü	To benchmark share ownership guidelines
		ü	As an input in designing compensation and benefit plans

The comparator group used by the CMDC in setting target pay for 2021 was as follows:

Air Products & Chemicals, Inc.	FMC Corp.
Albemarle Corporation	Huntsman Corp.
Ashland Global Holdings Inc.	International Flavors & Fragrances Inc.
Axalta Coating Systems Ltd.	LyondellBasell Industries N.V.
Avient Corporation	PPG Industries Inc.
CF Industries Holdings Inc.	RPM International Inc.
Eastman Chemical Co.	The Chemours Company
Ecolab Inc.	The Sherwin-Williams Company

Our CMDC reviews the comparator group annually in consultation with the independent compensation consultant to ensure that the individual companies in the group continue to be appropriate and that the group as a whole is appropriate.
The CMDC reviewed the comparator group during 2020 and determined not to make any modifications to the group for considering 2021 pay levels.

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Executive Compensation
Compensation Decisions
Base Salary
The CMDC reviews and approves annually the base salaries for the CEO and each of the other NEOs. In making a determination of the appropriate level of an NEO’s base salary, the CMDC considers a number of factors, including (i) the scope, complexity, and financial or business impact of the executive’s position, (ii) the executive’s level of expertise, experience and individual performance, (iii) how the executive’s base salary compares to that of the Company’s other executives, and (iv) how the executive’s base salary compares to the base salary of similarly situated executives at companies in our comparator group or in compensation surveys we review. As a result of these factors, base salaries may be set higher or lower than the median level of similarly situated executives at companies in our comparator group, when appropriate.
The Company’s pay philosophy is that, in general, the pay for individuals new to a role should work toward the desired competitive pay positioning over time as they gain experience in the role. In most cases, the individual’s pay is expected to reach the desired competitive positioning within 1-3 years after taking the role.
Our CMDC approved base salaries for our NEOs effective in March 2021, based on the application of the above factors. Ms. Ryerkerk, Mr. Kelly and Mr. Fotheringham received salary increases of approximately 9%, 8% and 9%, respectively, which increases were intended to make their salaries more competitive with our compensation comparator group following their completion of additional years in their roles — Ms. Ryerkerk having become CEO approximately two years prior and Messrs. Kelly and Fotheringham being promoted to their current positions approximately one year prior. Base salaries as approved in February 2021 are set forth in the table below.

Named Executive Officer	2021 Base Salary
Lori J. Ryerkerk	$1,200,000
Scott A. Richardson	$650,000
Thomas F. Kelly	$565,000
John G. Fotheringham(1)	$550,000
A. Lynne Puckett	$536,000
(1) Mr. Fotheringham is based in the United Kingdom and his salary is paid in British pounds (GBP or £). His base salary was expressed in U.S. dollars at the time approved by the CMDC for 2021 and was converted to his GBP-denominated base salary using an average of the exchange rates over the 90 days prior to such CMDC determination, which was $1.307/£1.00.

Annual Incentive Plan Awards
Plan Summary
The CMDC approves a target annual incentive plan award, expressed as a percentage of salary, for each NEO based on the market data for his or her position and level within the organization. Target bonus percentages for each NEO are shown below. For 2021, the actual annual incentive plan award that an NEO (other than our CEO) could potentially receive ranged from 0% – 300% of his or her target award based on our achievement of financial and stewardship performance targets and the achievement by the NEO of personal objectives established for him or her at the beginning of the year. See "2021 Business Performance Summary” below for the performance measures established for 2021 and the results against them.
Individual performance modifier for NEOs other than the CEO. The CMDC believes that individual performance modifiers are valuable compensation components that can reward qualitative performance and value creation

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within each NEO’s area of responsibility or, alternatively, reduce payouts for individual performance that does not meet performance expectations. Our CEO recommends to the CMDC an individual performance modifier for each NEO (other than herself) after the end of the fiscal year based on her assessment of each such NEO’s performance against his or her individual objectives established at the beginning of the year.
Beginning in 2021, the individual performance modifier does not apply to the annual incentive plan award granted to our CEO. The CMDC believes that the CEO holds ultimate accountability for the performance of the organization as a whole, and therefore her annual incentive plan payout is based solely on the Company’s performance against the quantitative performance objectives set forth by the CMDC, which are described in detail below under "2021 Business Performance Summary.”
Payout Formula. The formula for determining the actual payout is as follows:

TARGET BONUS				BUSINESS RESULTS		INDIVIDUAL RESULTS		ANNUAL BONUS

Eligible Earnings	X	Target Bonus %	X	Business Performance Modifier [0-200%]	X	Individual Performance Modifier [0-150%]	=	Annual Performance Bonus Award [0-300%]
(Does not apply to CEO)

Eligible earnings is defined as the actual amount of base pay that is earned for the year, including the effect of any base salary adjustments made part-way through the year. The annual incentive plan award is paid in March of the year following the end of the performance period.
Target Annual Award Amounts. The 2021 target annual performance bonus award expressed as a percentage of eligible earnings for each of the NEOs is set forth in the following table. These target percentages were unchanged in 2021.

Named Executive Officer	Target Annual Incentive Plan Bonus (% of Eligible Earnings)
Lori J. Ryerkerk	130%
Scott A. Richardson	85%
Thomas F. Kelly	70%
John G. Fotheringham	70%
A. Lynne Puckett	75%

2021 Company Performance Goals and Objectives
The 2021 annual incentive plan metrics were set in February 2021 and included Adjusted EBIT, working capital as a percentage of net sales, and stewardship goals relating to occupational and process safety, the environment and product quality. Within each of these performance metrics, there are three incremental performance levels: threshold, target and superior. These goals require a high level of performance during the one-year performance period to be achieved. Threshold and superior levels are designed to provide a smaller award, or potentially no award, for lower levels of performance (threshold) as well as to reward exceptional levels of performance (superior).
The structure of the 2021 annual incentive plan was substantially identical to the structure used in recent years, as the CMDC continues to believe that this structure appropriately motivates and rewards achievement of short term

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objectives that drive shareholder value. When the CMDC set the performance hurdles for the 2021 annual incentive plan in February 2021, they considered our performance in 2019 (as the most recent year not impacted by the COVID-19 pandemic), the impact of the COVID-19 pandemic on our business and 2020 results, our 2021 annual operating plan and our longer-term strategic plan. The CMDC set the threshold, target range and superior levels for Adjusted EBIT and working capital in the 2021 annual incentive plan to be in line with our internal, confidential business plan as of February 2021, taking into account the anticipated continued impact of the COVID-19 pandemic, potential business recovery scenarios and known business headwinds and tailwinds, and to reflect improvement over 2020 results.
Adjusted EBIT Metric. Instead of a specific dollar amount, the CMDC set a narrow range for the achievement of target results for Adjusted EBIT, detailed below under “2021 Business Performance Summary.” The CMDC made this determination due to economic volatility and reduced predictability of financial forecasting in February 2021. Additionally, the CMDC set an asymmetric payout curve for threshold versus superior payout, meaning that a higher level of performance would be required to receive a superior payout. The CMDC set the threshold, target and superior payouts to reflect improvements of 1.7%, 17.2% (at the mid-point of the target range) and 37.0% over actual Adjusted EBIT in 2020, respectively. Also, the target for a superior payout reflected a meaningful increase of approximately 5.0% over pre-pandemic Adjusted EBIT in 2019, which itself was the second-highest in the Company’s history.
Working Capital Metric. The working capital as a percentage of net sales level required to achieve a target level of performance was set at a level slightly better than pre-pandemic 2019 results. The CMDC set the target for a superior payout (17.0%) to reflect improvement over pre-pandemic 2018 and 2019 working capital performance of 18.1% and 29.0%, respectively. The required levels for threshold and superior performance on working capital were adjusted to create a wider range around the target to address the higher volatility and uncertainty in February 2021.
Stewardship Metrics. As part of our continued commitment to environmental, social and governance issues, we have included stewardship metrics in our annual incentive programs for the last 14 years , and in 2020, we incorporated a quality metric. Consistent with our continuous improvement approach, the performance goals for 2021, which are based on numbers of absolute incidents, reflected reduced numbers of incidents compared to the metrics for 2020 and 2019.

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2021 Business Performance Summary
In February 2021, the CMDC approved the 2021 annual incentive plan metrics as set forth below. The threshold, target and superior performance levels approved by the CMDC in February 2021, the actual performance achieved and the corresponding payout percentages are set forth in the table below:

Metric	Weighting	Threshold	Target	Superior	Actual	Achievement	Payout
Adjusted EBIT Growth(1)	65%	5.0%	18-23%	41.0%	118.7%	200%	130%
Adjusted EBIT Amount ($ million)		$1,150	$1,300- 1,350	$1,550	$2,473
Working Capital as % of net sales(2)	15%	22.0%	19.5%	17.0%	15.0%	198%	29.7%
Stewardship:
Occupational Safety(3)	5%	20	15	13	20	50%	2.5%
Process Safety(4)	5%	8	7	6	14	—%	—%
Environment(5)	5%	11	8	7	15	—%	—%
Quality(6)	5%	18	13	12	5	200%	10.0%
Aggregate Business Performance Modifier(7)							172.2%
(1)Adjusted EBIT is defined as net earnings (loss) attributable to Celanese Corporation, plus (earnings) loss from discontinued operations, less interest income, plus interest expense, refinancing expense and taxes and further adjusted for Certain Items. See “Exhibit A”. The percentages for Threshold, Target and Superior reflect the required percentage improvement over the prior year’s Adjusted EBIT of $1,131 million, further adjusted to give effect to the loss of earnings from the divestment of our joint venture interest in Polyplastics Co. Ltd., which was completed in the fourth quarter of 2020.
(2)The working capital component is defined as (a) third-party accounts receivable plus (b) inventory less (c) third-party accounts payable divided by (d) net sales annualized, computed monthly and compared with monthly targets. To incentivize management to focus on working capital based on the monthly needs of the business, the annual incentive plan consists of monthly working capital targets — each with threshold, target and superior levels — with performance measured monthly. The achievement noted in the table reflects the average of the monthly performance results compared to the monthly targets. Working capital excludes the working capital associated with acquisitions closed in 2021.
(3)For purposes of assessing occupational safety, the number of Company injuries is expressed as actual recordable injuries and lost time injuries (as defined in OSHA regulations) of our employees and on-site contractors world-wide, exclusive of employees and contractors of our recently acquired companies.
(4)Process safety includes the actual number of incidents of an unplanned or uncontrolled release of primary containment in a process that results in an injury, fire, explosion, community impact or exceeds a threshold quantity.
(5)Environmental stewardship includes the actual number of serious and major chemical releases into the environment (defined as a release that is greater than 15% of the reportable quantity).
(6)Quality stewardship includes the actual number of product quality incidents measuring ‘high-severity’ using our internal quality notification definitions.
(7)Actual annual incentive plan payouts are further impacted by the individual performance modifiers assigned by the CMDC to each NEO (other than the CEO).

Individual Performance Assessments: Process and 2021 Assessments
Purpose and Process
The CMDC believes that individual performance goals are appropriate instruments for guiding, measuring and rewarding individual contributions to strategic corporate initiatives. The CMDC engages in an annual process to

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evaluate our NEOs’ performance against their objectives set at the beginning of the year. For NEOs other than our CEO, this process also informs the assignment of individual performance modifiers.
Process for CEO. At the beginning of each fiscal year, the CEO and the CMDC jointly set the annual, individual performance objectives for the CEO. Performance against goals is reviewed throughout the year on a periodic basis.
At the end of the fiscal year, the CEO submits to the CMDC and the full Board a performance self-assessment. The performance assessment is based on factors such as achievement of company and individual objectives and contributions to our financial performance.
Process for other NEOs. At the beginning of each fiscal year, the CEO develops the individual performance objectives for each NEO (other than herself) in consultation with each such NEO, subject to review and approval by the CMDC.
At the end of the fiscal year, the CEO conducts a final review with each of her direct reports, including each NEO, and rates their individual performance. The CEO then submits to the CMDC a performance assessment and compensation recommendation for each of the other NEOs. The performance evaluations are based on factors such as achievement of company and individual objectives and contributions to our performance.
CMDC Decisions. The CMDC refers to the individual performance of the CEO and the other NEOs in determining any merit increases in base salary as well as, for NEOs other than the CEO, the individual performance modifiers for the annual incentive plan.
The CMDC, with input from the full Board and the independent compensation consultant, determines in executive session the CEO’s base salary, target bonus and long-term incentive awards for the new year. The CMDC reviews and approves these amounts and the individual performance modifiers for the other NEOs, based in part on the recommendations by the CEO.
NEO Performance Assessments for 2021
The individual performance objectives established for our NEOs revolved around the following primary themes:
•Drive profitable growth and increase our competitive advantage;
•Support local and organic growth through strategic expansions and M&A decisions;
•Build leadership diversity and talent through targeted hiring and development to advance successor readiness for critical roles;
•Drive growth in emerging areas and build on our momentum to drive profitability in a rebounding market;
•Drive continuous improvement of safety, quality and reliability;
•Implement digitalization and automation solutions to improve efficiency and the employee and customer experience;
•Demonstrate commitment to sustainability through unique product offerings that meet existing customer needs and enhance the visibility of our internal ESG efforts; and
• Build on our reputation as a good steward of our resources and a valued community partner.
CEO. The individual performance objectives for the CEO during 2021 that were recognized by the CMDC as part of her performance assessment included the following:
•Led the achievement of record financial and operating results for 2021, despite transportation and supply chain disruptions and the continuing impact of the COVID-19 pandemic;
•Exercised critical leadership in enabling the Company to navigate unprecedented supply chain disruptions, preserve margin in the face of rapidly-increasing raw material and energy costs;
•Negotiated, signed and closed the Santoprene acquisition, the largest in recent Company history at the time, which brought a valuable and highly-differentiated product portfolio into the Engineered Materials business;

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•Led significant Company progress on sustainability and ESG initiatives and disclosure, including the items described above in “Environmental, Social and Governance Update” in the Proxy Summary and “Human Capital Management” above in this Compensation Discussion & Analysis; and
•Continued to advance efforts to promote a diverse and inclusive workforce, with a significant percentage of external hires globally being female and, within the United States, being people of color.
As noted above, the CEO’s annual incentive award for 2021 does not include an individual performance modifier.
Other NEOs. For other NEOs, the CMDC noted the achievements against their objectives described below, among others.

Executive	Key Achievements in 2021
Scott A. Richardson	ü	Effectively provided development and succession readiness planning within his team, including strengthening diversity through external hires and internal talent movement.
	ü	Executed critical leadership in M&A activity, including the acquisition of the Santoprene business as well as evaluating and advancing other potential M&A opportunities.
	ü	Successfully delivered productivity and cost efficiency initiatives, in spite of facing challenges from global supply chain tightness and disruptions.
Thomas F. Kelly	ü	Led investments and productivity initiatives to improve the Engineered Materials business and position it for future success.
	ü	Executed critical leadership in M&A activity, including the acquisition of the Santoprene business as well as evaluating and advancing other potential M&A opportunities.
	ü	Enhanced the depth and readiness of his organization, including through completing dedicated coaching with female and diverse future leaders and leading the DE&I Council.
John G. Fotheringham	ü	Led successful year for the Acetyl Chain business and increased foundational earnings of that business, including by strengthening customer relationships.
	ü	Drove sustainability-related initiatives in the Acetyls business including packaging products, the low-carbon methanol project at the Clear Lake facility, and building out capabilities in his team.
	ü	Increased use of real-time market analytics and intelligence to inform commercial decision-making.
A. Lynne Puckett	ü	Led the publication of Celanese’s first comprehensive sustainability report in 2021.
	ü	Led legal support of key strategic transactions including the acquisition of Santoprene and continued work on the previously-announced Korea Engineering Plastics structuring initiative.
	ü	Achieved successful resolution of disputes and engagement on potential regulations.
Based on the CMDC’s evaluation of the NEOs’ individual performance during 2021, it awarded annual incentive awards to the CEO and remaining NEOs as set forth in the “2021 Summary Compensation Table” below under the “Non-Equity Incentive Plan Compensation” column.

Long-Term Incentive Compensation
Plan Summary
Long-term incentives in the form of performance-based and time-based restricted stock units support our compensation philosophy and objectives. Since 2013, the CMDC has annually granted long-term incentive awards to our NEOs with overlapping performance periods to provide them with personal financial motivation to help us reach our longer-term goals. In addition to providing the officer with a long-term stake in our success, we believe these awards also serve as a significant retention tool. The Company currently makes these awards under our shareholder-approved 2018 Global Incentive Plan (the “2018 GIP”).
These awards are intended to focus the NEOs on future company performance, and the actual value realized by a NEO will depend on our stock price and financial performance over time and the NEO’s continued employment with the Company. Annual long-term incentive grants to NEO’s are heavily performance-weighted; in recent years 70% of each NEO’s annual long-term incentive award has been in the form of performance-based RSUs (increasing to 85% for the 2021 grants), with the remaining 30% in time-based RSUs (15% for 2021 grants) that vest in three equal

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installments on the first three anniversaries of the grant. For 2021, the CMDC modified this approach to provide greater emphasis on performance by increasing the proportion of the value allocated to performance-based RSUs and bifurcating the awards into two performance periods.
The following table summarizes the historical principal design elements of our performance-based long-term equity awards.

Feature	Performance-Based PRSU Awards Granted 2017-2020
Form of award	Performance-vesting restricted stock unit
Performance period	Three years
Performance measure(s)	Adjusted EPS(1) (70%) (earnings measure) and Return on Capital Employed (ROCE)(1) (30%) (return measure)
Maximum payout	200% of target
TSR Limiter (payout limit based on relative Company stock performance)	Payout is limited to 150% (out of the 200% maximum) for the Adjusted EPS component If our TSR over the performance period is in the bottom quartile of S&P 500 index companies
Dividends on unvested awards	No
(1) Adjusted EPS and ROCE are non-U.S. GAAP financial measures. See “Exhibit A” for information concerning these measures including a definition and reconciliation to the most comparable U.S. GAAP financial measure.

The following table highlights the design elements of our performance-based long-term equity awards granted in 2021 that differ from our historical practice. Except for the items noted in the table, features of the 2021 grants are identical to those for recent historical grants.

Feature	Performance-Based PRSU Awards Granted in 2021
Performance period	18-month performance period for 50% of the PRSUs and three-year performance period for the remaining 50% of the PRSUs
TSR Limiter (payout limit based on relative Company stock performance)	For the 18-month portion of the award, the payout is limited to 100% (out of the 200% maximum) for the entire award if our TSR over the 18-month performance period is in the bottom half of S&P 500 index companies
For the 36-month portion, the payout is limited in the same way as in prior years’ grants
Payout on LTIP Awards Granted in 2019
PRSUs granted to NEOs in February 2019 were earned based on Adjusted EPS Growth and Return on Capital Employed over the 2019-2021 performance period (the “2019 LTIP”). As noted in the table below, the level of Adjusted EPS achieved was between target and superior performance and the level of Return on Capital Employed was above superior, resulting in a total payout of 160.1% of the target amount on the vesting date in February 2022. The CMDC set the payout in accordance with the terms of the 2019 LTIP, without making any adjustments to the performance metrics or terms of the plan to account for the negative impact of COVID-19 on our financial results during a significant portion of the performance period. Absent the uncontrollable impact of the COVID-19 pandemic, we expect that the 2019 LTIP awards would have paid out closer to, or at, 200% of target.
Cumulative Adjusted EPS over the     2019-2021 performance period was $35.29, exceeding our previous three-year record $28.17 Adjusted EPS from 2018 through 2020. Performance compared to target is shown below::

Performance Measure	Metric Weighting	Threshold	Target	Superior	Actual	Payout
Adjusted EPS(1) (2) (3)	70%	$31.00	$34.00	$37.00	$35.29	143.0%
Return on Capital Employed(1)(4)	30%	14.0%	18.5-20.5%	23%	24%	200.0%
Aggregate payout						160.1%

(1)    See “Exhibit A” for definitions and additional information.

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(2)    The Adjusted EPS goals were determined through a target increase in the cumulative amount of Adjusted EPS over the three-year performance period 2019-2021) relative to the Adjusted EPS for fiscal 2018. The cumulative measure reflects long-term compound annual growth rates determined by the CMDC in setting the cumulative goals.
(3)    The 2019 LTIP award agreements contain a feature (the “TSR Limiter”) potentially limiting the payment for the Adjusted EPS component. If the Company’s relative TSR for the 3-year performance period is in the bottom quartile of the S&P 500 Index for the same period, then the final payout on the Adjusted EPS performance measure is limited to 150% of target (instead of the full 200%). The Company’s 3-year TSR for the performance period was 99.0%, which was greater than the bottom quartile of the S&P 500 index over the same period, so the TSR Limiter feature did not limit the Adjusted EPS growth performance payout.
(4)    The Company’s 3-year average ROCE was compared to benchmarks for Threshold, Target (a range) and Superior set by the CMDC in February 2019. ROCE goals are established in a manner that focuses management on value creation through the effective deployment of capital.
LTIP Awards Granted in 2021
The COVID-19 pandemic had a substantial and negative impact on our demand environment and financial results during 2020. As detailed in our publicly released and filed financial results as well as our most recent prior Proxy Statement (for our 2021 Annual Meeting of Shareholders), our Adjusted EPS results for 2020 were significantly impacted (down 19.83% from 2019). At the beginning of 2021, although we expected the impact of the pandemic on our 2021 results to be less severe than it had been on our 2020 results, the Company faced an uncertain demand environment and the CMDC determined that it was a key priority to design the long-term incentive plan for 2021 (the “2021 LTIP”) to encourage management to focus on near-term performance and positioning the Company for business recovery in 2021 and beyond.
In recognition of this environment at the time, the CMDC, in consultation with its third-party independent compensation consultant and management, developed and approved a revised design for the 2021 LTIP. The CMDC’s objectives with this revised design included incentivizing and rewarding a strong intermediate-term recovery and longer-term value creation and ensuring that eventual payouts correspond to shareholder outcomes.
NEO grants were awarded as part of the regular LTIP grant cycle. These awards were more heavily performance based than in prior years, with 85% in PRSUs and 15% in RSUs. These PRSUs will vest subject to adjustment (0-200% of targeted amount) based on the Company’s achievement of target levels of Adjusted EPS and Return on Capital Employed following (i) an 18-month performance period, through June 30, 2022, for 50% of the PRSUs and (ii) a three-year performance period from January 1, 2021 through December 31, 2023 for the remaining 50% of the PRSUs.
Under the 2021 LTIP, the Adjusted EPS metric for 2021 LTIP reflects growth over 2020 results: the threshold, target and superior performance levels for year one are all set to be higher than actual 2020 Adjusted EPS results, and the superior metric is set to be meaningfully higher than pre-pandemic 2019 Adjusted EPS results, which were the second-highest in Company history. The metrics for years two and three reflect further growth. The metrics also include an assumed level of Board-approved share repurchases and additional capital deployment opportunities, consistent with our forecasted cash flows and anticipated uses of cash. The performance weightings and payout matrix are described in the following table:

		Payout Level
	Metric Weighting	Below Threshold	Threshold	Target	Superior
Adjusted EPS(1) Growth(2)	85%	0%	50%	100%	200%
Return on Capital Employed(1)	15%	0%	50%	100%	200%
(1) See “Exhibit A” for definitions and additional information.
(2)    The Adjusted EPS goals will be determined by comparing the increase in the cumulative amount of Adjusted EPS over the 18-month (Jan. 2021-Jun. 2022) or three-year performance period (2021-2023) to the Adjusted EPS for fiscal 2020. The cumulative measure incorporates long-term compound annual growth rates determined by the CMDC.

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The structural differences between the 2021 LTIP compared to recent prior years, along with the CMDC’s rationale for such differences, are summarized in the table below.

Feature	Rationale
Increased Weighting Towards PRSUs: 85% of the 2021 LTIP awards to NEOs are performance-based (compared to 70% for LTIP awards over the last several years)	To increase the pay-for-performance nature of the 2021 LTIP and motivate NEO performance in driving business recovery coming out of the depths of the COVID-19 pandemic.
Bifurcated Performance Period: 18-month performance period for 50% of the PRSUs and 36-month performance period for the remaining 50% of the PRSUs.	To reinforce the importance of driving intermediate-term improvement in operating results on the path to longer-term value creation.
Stricter Payout Limits based on Relative Stock Performance: Payout on the PRSUs eligible to vest at 18 months is limited to 100% (from the 200% maximum) unless the Company’s relative TSR over the 18-month performance period exceeds the median of S&P 500 companies.
To ensure alignment of payouts and shareholder outcomes, the TSR Limiter on the 18-month portion of the grant is stricter than the limiter on grants with three-year performance periods; grant also retains the previously-described TSR Limiter on the PRSUs eligible to vest at 36 months.
Higher Overall Target Value: Target grant-date fair values for 2021 PRSUs and RSUs granted to the NEOs were increased over 2020 amounts, which increased amounts are set forth in the Summary Compensation Table.

To (1) reflect adjustments to the total target compensation for certain NEOs whose total target pay is below market, (2) mitigate the uncontrollable impact of the pandemic on previously-granted PRSUs (which have not been modified and which in February 2021 were forecasted to pay out significantly below the target level) and (3) incentivize NEOs to drive near-term recovery while retaining long term goals.

The CMDC considered the grant and structure of these awards to be consistent with the long-term interests of our shareholders, to incentivize strong go-forward performance and to encourage the retention of key leaders. The CMDC believes that the design of these awards, in particular the heavy weighting of these awards towards PRSUs as well as the tightened TSR limiter, helps ensure that strong absolute and relative future company performance will be required in order to receive an above-average payout on these awards.
The CMDC believes that the revised design of these awards has supported the delivery of record financial results and the outperformance of our TSR relative to the Dow Jones US Chemical Index in 2021, as described in more detail under “Performance Highlights” in the Proxy Summary and “CD&A Highlights” above.
We disclose the specific performance targets for our long-term incentive plans after completion of the relevant performance period as we view the target-setting as competitively sensitive. We will show the performance targets and results for the portion of the 2021 PRSUs that vests after 18 months in the spring 2023 proxy statement and for the portion that vests after 36 months in the spring 2024 proxy statement, in each case after completion of the applicable performance period.
Looking Forward — LTIP Awards Granted in 2022
In February 2022, the CMDC approved LTI grants (the “2022 LTIP”) using the pre-2021 grant structure including (1) a 70%/30% PRSU and RSU mix, (2) reduced grant-date fair value compared to the 2021 LTIP awards (for the 2021 NEOs), and (3) a three-year performance period for 100% of the PRSUs.
Additionally, to further align management compensation payouts with shareholder outcomes, the CMDC replaced the TSR Limiter with a TSR modifier that can modify PRSU payouts by plus or minus 20% based on our relative stock performance compared to an index of industry peers, the Dow Jones US Chemical Index, as follows:

Relative TSR Compared to the Dow Jones US Chemical Index	PRSU Award Payout Modifier
Less than the 25th percentile	80%
25th - 75th percentile	100% (i.e. no modification to payout)
Greater than the 75th percentile	120%
The CMDC continually evaluates and assesses the optimal LTIP structure for aligning our NEOs’ compensation with shareholder outcomes.

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Compensation Governance
Compensation and Management Development Committee Oversight
The CMDC, which consists solely of independent directors, is responsible for establishing compensation policies and programs that are consistent with our business strategy and aligned with our shareholders’ interests. Specifically, the CMDC is responsible for:
•reviewing and approving the corporate goals and objectives relevant to the compensation of the CEO and our other NEOs;
•evaluating the performance and compensation of the CEO and our other NEOs in light of their established goals and objectives;
•reviewing and approving both target and actual pay levels of the CEO and our other NEOs; and
•reviewing and approving incentive and equity-based compensation plans, including our annual incentive plan and our long-term incentive plans, and all grants of awards under such plans to our NEOs.
Role of the CMDC’s Independent Compensation Consultant
Pursuant to its charter, the CMDC has authority to retain and terminate any compensation consultant.
During 2021, the CMDC retained Willis Towers Watson PLC (“Willis”) as its independent compensation consultant to advise it in connection with executive compensation matters. Representatives of Willis regularly attend CMDC meetings as requested by its chair, and report directly and exclusively to the CMDC on matters relating to compensation for the NEOs. In 2021, Willis provided the following services to the CMDC:
•reviewed and provided guidance on compensation plan design;
•reviewed the composition of our compensation comparator group;
•conducted an analysis of our compensation for the CEO and the other NEOs, and assessed how target and actual compensation aligned with our philosophy and objectives as well as executive compensation paid by our compensation comparator group; and
•provided market data, historical compensation information, internal equity comparisons, share usage and dilution data, competitive practice information, and recommendations regarding compensation trends, compensation strategy and our proxy statement.
In addition, Willis analyzed and benchmarked non-employee director compensation at the request of the N&CG Committee.
In addition to the executive compensation services provided to the CMDC, and the director compensation services provided to the N&CG Committee, specialized teams at Willis and affiliates provided certain services to the Company in 2021 at the request of management consisting of (i) pension valuation and other services for broad-based defined benefit plans that we sponsor; (ii) total rewards consulting services, including advice in connection with union negotiations, annuity purchases and analysis for M&A activity; (iii) non-customized executive and non-executive compensation survey data, and (iv) insurance procurement services for directors’ and officers’ and other specialized insurance coverages. In fiscal 2021, the Company paid approximately $132,000 to Willis for its executive and director compensation services to the CMDC and the N&CG Committee and approximately $3,060,000 to Willis for its other services to the Company.
The CMDC believes that, given the nature and scope of these services, the provision of these additional services did not raise any conflict of interest pursuant to applicable SEC and NYSE rules and did not impair Willis’s ability to provide independent advice to the CMDC concerning executive compensation matters and concluded that no conflicts of interest existed. In making this determination, the CMDC considered, among other things, the following

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factors: (i) the types of non-compensation services provided by Willis, noting in particular that many of the services had been provided to the Company by the former Towers Perrin firm since 2003 (pension and compensation) and by the former Willis & Co. firm since 2008 (insurance brokerage), and that the Willis personnel who perform these additional services for the Company operated separately and independently of the Willis personnel that perform compensation-related services for the CMDC and N&CG Committee, (ii) the amount of fees for such non-compensation services, noting in particular that such fees are immaterial when considered in the context of Willis’s total revenues for the period, (iii) Willis’s policies and procedures that are designed to prevent conflicts of interest, (iv) the CMDC’s decision to engage Willis, and the fact that the CMDC, in its discretion, determines whether to retain or terminate Willis as its executive compensation consultant, (v) Willis representatives who advise the CMDC do not provide any other services to the Company, (vi) there are no other business or personal relationships between Company management or members of the CMDC, on the one hand, and any Willis representatives who provide executive compensation services to the Company, on the other hand, and (vii) neither Willis nor any of the Willis representatives who provide executive compensation services to the Company own any Common Stock or other securities of the Company (except potentially in passive investments where the investment decision is made by external managers).
In compliance with SEC and NYSE requirements regarding the engagement of executive compensation consultants, Willis provided the CMDC with a letter, considered by the CMDC, confirming facts regarding the independence of such firm’s consultants and employees who advise the CMDC on executive compensation matters.
Role of Management and Management’s Consultant
The CMDC regularly meets with the CEO and the Senior Vice President and Chief Human Resources Officer (CHRO) to receive reports and recommendations regarding the compensation of our NEOs other than the CEO.
Management has separately retained Pay Governance LLC (“Pay Governance”) to assist management in designing and formulating its compensation recommendations to the CMDC. Pay Governance provides management advice and benchmarking on incentive compensation design. Pay Governance does not provide advice directly to the CMDC, and as noted above, the CMDC has separately retained Willis as its independent compensation consultant to provide it with independent advice.
The CEO submits recommendations, as appropriate, to the CMDC on the base salary, target annual incentive plan award levels, and target levels of long-term incentive plan compensation to be offered to each NEO (other than herself). Recommendations are developed in consultation with the CHRO (other than for herself), are reviewed by the CMDC’s independent compensation consultant, and are accompanied by peer company and general market data prepared by the CMDC’s independent compensation consultant. In addition, the CEO makes recommendations to the CMDC on the individual performance modifiers applied to the other NEOs’ payouts under the annual incentive plan award. Although the CMDC considers the CEO’s recommendations and discusses the CEO’s performance with the Board, the final decisions regarding base salary, annual incentive plan and long-term incentive plan opportunities and individual performance modifiers are made by the CMDC. The CEO does not make any recommendations to the CMDC regarding her own compensation.
Additional Information Regarding Executive Compensation
Other Compensation Elements
Consistent with providing a total pay program that is sufficiently competitive with the members of our compensation comparator group so as to attract and retain highly qualified personnel, our NEOs receive or have access to the following benefits. We believe all of these plans have proven useful and, in many cases, necessary for recruiting and retention purposes.

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Executive Benefits and Perquisites
Our NEOs receive health and welfare benefits, such as group medical, life and long-term disability insurance coverage, under plans generally available to all other salaried employees in the country where they are based. Consistent with our pay-for-performance philosophy, we provide our NEOs with limited perquisites and executive fringe benefits. We provide an annual physical exam and limited reimbursement (up to $10,000 annually with no tax gross-up) for financial planning services. For NEOs who we ask to serve on assignments outside of their home country, we provide benefits under our expatriate assignment program to help offset the additional costs of the assignment, including relocation expenses, travel, housing, car and educational allowances, cost of living differentials, tax preparation expenses, and certain related tax equalization and tax gross-up payments. For NEOs who we ask to relocate upon joining or being promoted within the company, we provide benefits under our relocation program to help offset the additional costs of the relocation, including the shipment of household goods, travel, temporary housing, and other allowances, home sale assistance, and certain related tax gross-up payments. While Company-chartered aircraft are generally used for Company business only, we maintain an Aircraft Use Policy that authorizes personal use in certain circumstances, the incremental costs of which we report as compensation to named executive officers as set forth in SEC rules. On certain occasions in 2021, family members of Ms. Ryerkerk accompanied her on business trips on Company-provided aircraft at no incremental cost to us.
The benefits described above are also described in the notes to the “2021 Summary Compensation Table”, to the extent applicable in 2021. The CMDC reviews these arrangements regularly to assure they continue to fulfill business needs.
Retirement
Our NEOs participate in our various employee benefit plans designed to provide retirement income. Our qualified and non-qualified pension plans provide a retirement income base, and our qualified and non-qualified 401(k) and supplemental savings and retirement plans permit additional retirement savings. To encourage retirement savings under the qualified and nonqualified 401(k) plans, we provide an employer matching contribution. We limit eligible compensation for employer contributions under the qualified and non-qualified 401(k) plans to annual base salary for our NEOs. As a result, the CMDC’s decisions to grant incentive awards (whether cash or equity) do not create any additional retirement benefits under these plans for our NEOs. Our U.S. defined benefit pension plan, the Celanese Americas Retirement Pension Plan, was frozen as of the end of 2013. Messrs. Richardson, Kelly, and Fotheringham, who were employed before the freeze date, participate in the plan. In addition to certain U.S. plans, Mr. Fotheringham, who is currently based in the United Kingdom, has participated in plans in Germany, the Netherlands and the United Kingdom when he held positions in those respective countries during his career with us. For more information about these plans and NEO participation in them, see “2021 Summary Compensation Table”, “2021 Pension Benefits Table” and “2021 Nonqualified Deferred Compensation Table”.
Severance Plan
In order to offer a competitive benefit that allows for consistent administration without negotiations of special payments, we have an Executive Severance Benefits Plan (“Severance Plan”) for our NEOs. The Severance Plan provides cash payments upon involuntary termination without cause (as defined in the Severance Plan), but is not available in the event of a change in control to individuals that have a change in control agreement as described below. See “Potential Payments Upon Termination or Change In Control” for additional information.
Change in Control Agreements
We have change in control agreements with each of our NEOs to ensure that management will objectively consider potential transactions that may benefit shareholders without regard to any potential impact on their continued employment. The change in control agreements provide for a cash payment to be made following a termination of employment by the Company without cause or by the NEO with good reason (as defined in the agreements) within two years following a change in control. See “Potential Payments Upon Termination or Change In Control” for additional information.

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Executive Compensation
In approving the form of change in control agreement, the CMDC considered the prevalence and terms of such agreements among similarly-situated executives at the companies in our compensation comparator group based on data collected for the Company by the CMDC’s then independent compensation consultant. The CMDC also determined that the uniform non-compete and non-solicit clauses contained in such agreements provide a significant benefit to the Company. None of the change in control agreements in effect with our NEOs contains a tax gross-up.
No Employment Agreements
We do not have any employment agreements with any of our NEOs. All of our NEOs are “at will” employees.
Executive Stock Ownership Requirements
The CMDC has adopted stock ownership guidelines for our NEOs, as shown in the table below. Each NEO has five years from the date of hire or promotion to achieve the required ownership level. Failure to meet stock ownership requirements, or failure to make a meaningful effort to do so, may result in the NEO not receiving future base salary increases or long-term incentive awards, and may also make the NEO ineligible for promotion.
The following table sets forth the ownership requirement (expressed as a multiple of base salary) for each of our NEOs. As of December 31, 2021, and using a reference stock price of $144.74, the average of the 2021 high and low share trading prices, and base salary as of the end of 2021, all NEOs were either in compliance with our current ownership guidelines or were on track for compliance by the applicable deadline based on their respective hire or promotion dates.

Named Executive Officer	Minimum Required Ownership
Lori J. Ryerkerk	6 times base salary
Scott A. Richardson	4 times base salary
Tom F. Kelly	4 times base salary
John G. Fotheringham	4 times base salary
A. Lynne Puckett	4 times base salary
Executive Compensation Clawback Policy
In order to further align management’s interests with the interests of shareholders and support good governance practices, the CMDC maintains a robust clawback (also known as a recoupment) policy applicable to long-term incentive plan awards and bonuses paid out under our annual incentive plan. The policy allows recoupment or cancellation of an award in the case of (i) a material restatement of financial statements, (ii) an act or omission constituting a violation of the Company’s business conduct or other policy causing financial harm to the Company, (iii) an act for which the employee or the Company could be held civilly or criminally liable, or (iv) violations of restrictive covenants relating to (a) disclosing confidential or proprietary information, (b) competing with us, (c) soliciting or hiring employees or certain former employees, and (d) soliciting any consultants of ours to cease working with us, in each case, for a specified period following the termination of the award recipient’s employment with us for any reason. In the event that the award recipient violates the provisions of the recoupment policy, the CMDC may determine to cease vesting on and forfeit outstanding equity awards and require the award recipient to deliver to us any amount received from annual bonus awards or long-term incentive cash awards or any gain realized on any stock option exercises or any other transaction relating to an equity award granted by us.
In addition, pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial statements due to material noncompliance with any financial reporting requirements as a result of misconduct, the CEO and Chief Financial Officer will be required to reimburse us for any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and any profits realized from the sale of securities of the Company during those 12 months.

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Executive Compensation
Tally Sheets
From time-to-time, the CMDC reviews a summary report, or “tally sheet,” prepared by management for each NEO. The purpose of a tally sheet is to show the total dollar value of the executive’s annual compensation. This includes the executive’s base salary, annual incentive award, long-term incentive compensation, and other compensation. The tally sheet also shows (or the CMDC is separately provided from time to time) holdings of Common Stock and equivalents, and accumulated value and unrealized gains under prior long-term incentive compensation awards. The CMDC uses tally sheets to estimate the total annual compensation of the NEOs, and to provide perspective on the value accumulated by the NEOs from our compensation program.
Tax and Accounting Considerations
Tax Deductibility of Compensation Expense
Internal Revenue Code Section 162(m) limits the deductibility of compensation in excess of $1 million paid to certain covered individuals, including each of our NEOs, in any calendar year.
Although the deductibility of compensation paid to the NEOs is limited, the CMDC will, consistent with its past practice, continue to design compensation programs that are intended to be in the best long-term interests of the Company and our shareholders, with deductibility of compensation being one of several considerations taken into account.
Compensation Risk Assessment
It is our policy to regularly monitor our compensation policies and practices to determine whether our risk management objectives are being met and to adjust those policies and practices to address any incentives that have the potential to encourage risks that are reasonably likely to have a material adverse effect on us and any changes in our risk profile. With respect to the compensation of our executives, the CMDC, with the input of its independent compensation consultant and management, takes into consideration whether any such programs may incentivize excessive risk taking. As part of these considerations and consistent with its compensation philosophy, our compensation program, particularly our annual and long-term incentive plans, are designed to provide incentives for the executives to achieve our objectives without encouraging excessive risk-taking because:
•our incentive programs utilize a mix of short-term and long-term performance measures, which provide executives with short-term incentive to improve our results while also providing a significant incentive to maintain those results for the long-term;
•a significant portion of our NEOs’ incentive compensation consists of long-term incentive or other equity-based compensation, which, when coupled with our stock ownership guidelines, encourages long-term equity ownership of our Common Stock by the executives, aligning their interests with our shareholders;
•the financial metrics utilized under each of the programs are designed to reflect measures of shareholder value over various time horizons that the CMDC believes will create long-term shareholder value;
•various non-financial metrics related to achievement of environmental, health, safety and quality goals are used as part of the process of determining compensation;
•in determining the exact mix of compensation from year to year, the CMDC intends to grant awards that provide an appropriate level of “market risk” that do not encourage excessive risk taking;
•compensation payment opportunities that may be excessive are avoided due to the limits placed on the amount of incentive payments that may be earned as well as the selection of performance goals that are expected to be challenging to achieve at superior levels; and

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Executive Compensation
•we have recovery policies (“clawbacks”) applicable to long- and short-term incentive compensation that permit the Company to cancel awards and recoup certain gains in the event of certain material financial restatements or certain conduct detrimental to the Company.
With respect to the compensation of employees other than the NEOs, the CMDC has reviewed our compensation policies and practices to determine whether those policies and practices encourage excessive or inappropriate risk. Our compensation programs for employees other than the NEOs are designed to incentivize employees to demonstrate the willingness to make decisions that benefit the Company as a whole, while accepting personal accountability and avoiding unnecessary risk.
Compensation and Management Development Committee Report
The Compensation and Management Development Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management and the Committee’s independent compensation consultant and, based on its review and discussions, the Compensation and Management Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and this Proxy Statement. This report was submitted by the CMDC,

Edward G. Galante, Chair
William M. Brown
Kathryn M. Hill
Dr. Jay V. Ihlenfeld
Michael Koenig
This Compensation and Management Development Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the compensation and management development committee report by reference therein.

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Executive Compensation
Compensation Tables
2021 Summary Compensation Table
The following table summarizes all compensation for the fiscal years ended December 31, 2021, 2020 and 2019 awarded to, earned by, or paid to each of the NEOs:

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)(4)	Non- Equity Incentive Plan Compen- sation ($)(5)	Change in Pension Value and Non-Qualified Deferred Compen- sation Earnings ($)(6)	All Other Compen- sation ($)(7)	Total ($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
Lori J. Ryerkerk Chairman. Chief Executive Officer and President	2021	1,180,000	—	8,649,886	(8)	—	2,641,548	—	99,558	12,570,992
	2020	1,065,385	—	4,499,869	(8)	—	1,385,000	—	117,192	7,067,446
	2019	613,846	35,000	4,999,797	(8)	—	244,065	—	135,095	6,027,803

Scott A. Richardson Executive Vice President and Chief Financial Officer	2021	646,000	—	2,899,928	(8)	—	1,323,770	5,000	88,206	4,962,904
	2020	623,077	—	1,699,862	(8)	—	635,538	4,000	88,535	3,051,012
	2019	595,385	—	1,499,877	(8)	—	202,907	5,000	77,378	2,380,547

Thomas F. Kelly Senior Vice President, Engineered Materials	2021	557,000	200,000	1,869,984	(8)	—	872,830	—	63,516	3,563,330
	2020	510,000	200,000	1,099,838	(8)	—	342,720	1,000	314,295	2,467,853

John G. Fotheringham Senior Vice President, Acetyls(9)	2021	567,095	—	1,659,974		—	820,292	3,000	83,917	3,134,278

A. Lynne Puckett Senior Vice President & General Counsel	2021	536,000	66,667	1,869,984	(8)	—	796,081	—	61,182	3,329,914
	2020	532,000	66,667	1,099,838	(8)	—	335,160	—	58,520	2,092,185
	2019	446,000	375,000	2,799,814	(8)	—	132,997	—	101,345	3,855,156

(1)Ms. Ryerkerk was elected Chief Executive Officer and President effective May 1, 2019 and Chairman of the Board effective April 16, 2020; Mr. Kelly was appointed as an executive officer effective in April 2020, and Mr. Fotheringham was appointed as an executive officer effective in May 2020. Information is not provided for years in which individuals were not named executive officers.
(2)For Ms. Ryerkerk and Ms. Puckett, for 2019, their respective offer letters provided for a sign-on cash payment in the amount indicated payable within 30 days after the start date. For Mr. Kelly and Ms. Puckett in 2020 and 2021, their offer letters provided for cash bonus amounts paid in three equal annual installments ($600,000 total for Mr. Kelly and $200,000 total for Ms. Puckett). Payments to Mr. Kelly and Ms. Puckett for 2020 were inadvertently omitted from the prior Proxy Statement’s Summary Compensation Table, but have been included (along with the revised total compensation amounts for 2020) in this table.
(3)Represents the grant date fair value of long-term incentive (equity) awards granted in the year indicated under our 2018 GIP computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). The method and assumptions used to calculate such value are set forth in note 8 below and additional information is set forth in the “2021 Grants of Plan-Based Awards Table” on a grant-by-grant basis.
(4)No stock options were granted during the fiscal year ended December 31, 2021.

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Executive Compensation
(5)For 2021, represents Annual Incentive Plan award cash payouts with respect to 2021 performance. Further information about the Annual Incentive Plan is set forth in “Compensation Discussion and Analysis – Compensation Decisions – Annual Incentive Plan Awards" and the “2021 Grants of Plan-Based Awards Table”.
(6)Consists entirely of the aggregate respective change in the actuarial present value of each individual’s pension benefits based on a discount rate of 2.78% for 2021. The values shown assume retirement from the CARPP and the CASRSP (as applicable) for Messrs. Richardson, Kelly and Fotheringham at age 65 with a life only benefit under the Celanese Americas Retirement Pension Plan (“CARPP”) and the Celanese Americas Supplemental Retirement Savings Plan (“CASRSP”), as applicable. Mr. Fotheringham also has a balance in our legacy German defined-benefit supplementary pension plan from his service there with us from 1997 through 2006. The actuarial present value of Mr. Fotheringham’s benefits under these plans decreased from December 31, 2020 to December 31, 2021 by approximately $8,200 (and no compensation amount is reported in the table with respect thereto). See “2021 Pension Benefits Table” and accompanying text.
(7)The amounts reported in this column with respect to fiscal 2021 consist of the following:
(a) Aggregate Company contributions, including matching and retirement contributions made for 2021, under the Company’s tax-qualified and non-qualified defined-contribution retirement plans, including the Celanese Americas Retirement Savings Plan (“CARSP”), a tax-qualified, defined contribution (401(k)) plan, and the CASRSP, an unfunded, non-qualified defined contribution plan, and a UK-based plan in which Mr. Fotheringham participates: Ms. Ryerkerk, $99,558, Mr. Richardson, $73,757, Mr. Kelly $63,516, Mr. Fotheringham, $43,483, and Ms. Puckett, $61,182.
The CARSP is available to substantially all of our U.S. employees, including all the NEOs. The plan is subject to the provisions of ERISA. Eligible participants are entitled to a 6% match of his or her pre-tax and after-tax contributions to the CARSP and an allocation of 5% of his or her salary up to the Code Section 401(a)(17) limit ($290,000 in 2021) in lieu of the former pension plan contribution under the Celanese Americas Retirement Pension Plan (“Retirement Contributions”). The amount contributed to the plan by or on behalf of a participant is limited by Code Section 415 and is credited with earnings based on the earnings rate of an investment fund maintained for investments under the CARSP chosen by the participant.
Each of the NEOs is entitled to an allocation under the CASRSP equal to (a) Retirement Contributions limited by Code Section 415 and not contributed to the CARSP, and (b) 6% of his or her salary in excess of the compensation limits under the CARSP (“Excess Earnings Contributions”). The amount contributed to the plan on behalf of a participant is credited with earnings based on the earnings rate of an investment fund maintained for investments under the CARSP which is currently the 1-3 year Government/Credit Bond Index Fund. Additional information about the CASRSP is set forth in the “2021 Nonqualified Deferred Compensation Table” and accompanying text.
(b) The Company provides executive health services and reimbursement of up to $10,000 annually (with no tax gross-up) for personal financial planning and wealth management services to the NEOs. Ms. Ryerkerk and Mr. Richardson were the only NEOs reimbursed for financial planning and wealth management services in 2021. The Company also provided certain tax and financial advisory services benefits in 2021 to Mr. Richardson (related to his prior expatriate assignment in China) and to Mr. Fotheringham relating to determination of tax withholdings, income reporting, and tax payments with regards to business travel across multiple countries. For Mr. Fotheringham these amounts totaled $24,898. The Company also provided him a tax equalization payment of $14,684 related to his recent expatriate service in the Netherlands. We also provided a home office allowance of less than $1,000 for Mr. Fotheringham in 2021.
From time to time, our NEOs travel on Company-provided aircraft for security and safety reasons and to maximize the efficiency of their travel and availability for Company business. On certain occasions in 2021, family members of Ms. Ryerkerk also accompanied her on business trips on Company-provided aircraft at no incremental cost to us.
Perquisites and personal benefits were excluded for all of the NEOs to the extent that the total value of all perquisites and personal benefits for an NEO was less than $10,000. In addition, the table does not include any amounts for personal benefits provided to any of the NEOs for which we believe there is no aggregate incremental cost to us.
Other than tax equalization payments with respect to overseas expatriate assignments, no tax gross-ups were paid to any NEO during 2021.

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Executive Compensation
(8)The stock awards for 2021 consisted of annual equity awards of RSUs and PRSUs under the 2021 long-term incentive plan (LTIP). Equity awards under the 2021 LTIP consisted of 85% performance-based stock units (PRSUs) and 15% time-based stock units (RSUs).
Performance-Vested RSUs. The fair value of the annual award PRSUs granted under the 2021 LTIP was calculated to be $118.92, as determined using a Monte Carlo simulation model with reference to February 10, 2021, the date of grant, discounted for lack of dividend participation and for implications of the potential performance limitation if cumulative TSR for the performance period below the relevant threshold, and adjusted for a performance premium. Payout of such PRSUs can range from a minimum of 0% to a maximum of 200% of target. The target and maximum potential values of the award of PRSUs for the NEOs granted in 2021 using the fair value discussed above, assuming performance at the target and maximum levels of performance conditions, is set forth below. Actual performance, and the stock price at the eventual payout dates, is uncertain.

	2021 Annual PRSU Awards
Name	Target Number of PRSUs	Value at Target Performance	Maximum Number of PRSUs	Value at Highest Performance
Lori J. Ryerkerk	61,827	$7,352,467	123,654	$14,704,934
Scott A. Richardson	20,728	$2,464,974	41,456	$4,929,948
Thomas F. Kelly	13,366	$1,589,485	26,732	$3,178,970
John G. Fotheringham	11,865	$1,410,986	23,730	$2,821,972
A. Lynne Puckett	13,366	$1,589,485	26,732	$3,178,970
Time-Vested RSUs. The fair value of RSUs granted to our NEOs under 2021 LTIP as part of the annual award was calculated to be $124.06 per share, the average of the high and low market price of our Common Stock as reported by the NYSE on February 10, 2021, the date of grant, and discounted for lack of dividend participation.
(9)Mr. Fotheringham is based in the United Kingdom and his salary, Annual Incentive Plan award, and retirement plan contributions are paid in British pounds (GPB or £). For reporting purposes, these amounts have been converted to U.S. dollars using the average of the daily exchange rates for 2021 reported by the European Central Bank, which average was approximately $1.385/£1.00. For purposes of payment to him, his Annual Incentive Plan award was converted into GBP using our forecasted rates for 2022 aligned with recent spot rates as reported by the European Central Bank, which rate was $1.375/£1.00.

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Executive Compensation
2021 Grants of Plan-Based Awards Table
The following table summarizes incentive awards and other plan-based awards granted to each of the NEOs during the fiscal year ended December 31, 2021:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards		Grant Date Fair Value of Stock and Option Awards ($)
								Number of Shares of Stock or Units (#)	Number of Securities Under- lying Options (#)
Name	Grant Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres-hold (#)	Target (#)	Maxi- mum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(l)
Lori J. Ryerkerk
AIP(1)	N/A	767,000	1,534,000	3,068,000	—	—	—	—	—	—
PRSUs(2)	2/10/21	—	—	—	30,914	61,827	123,654	—	—	7,352,467
Time RSUs(2)	2/10/21	—	—	—	—	—	—	10,458	—	1,297,419
Scott A. Richardson
AIP(1)	N/A	274,550	549,100	1,647,300	—	—	—	—	—	—
PRSUs(2)	2/10/21	—	—	—	10,364	20,728	41,456	—	—	2,464,974
Time RSUs(2)	2/10/21	—	—	—	—	—	—	3,506	—	434,954
Thomas F. Kelly
AIP(1)	N/A	194,950	389,900	1,169,700	—	—	—	—	—	—
PRSUs(2)	2/10/21	—	—	—	6,683	13,366	26,732	—	—	1,589,485
Time RSUs(2)	2/10/21	—	—	—	—	—	—	2,261	—	280,500
John G. Fotheringham
AIP(1)	N/A	198,484	396,967	1,190,901	—	—	—	—	—	—
PRSUs(2)	2/10/21	—	—	—	5,933	11,865	23,730	—	—	1,410,986
Time RSUs(2)	2/10/21	—	—	—	—	—	—	2,007	—	248,988
A. Lynne Puckett
AIP(1)	N/A	201,000	402,000	1,206,000	—	—	—	—	—	—
PRSUs(2)	2/5/20	—	—	—	6,683	13,366	26,732	—	—	1,589,485
Time RSUs(2)	2/5/20	—	—	—	—	—	—	2,261	—	280,500
(1)2021 Annual Incentive Plan. For purposes of this table, (i) the “threshold” bonus amount is calculated based on all performance measures being achieved at the plan threshold levels (50% of target bonus); (ii) the “target” bonus amount is calculated based on all performance measures being achieved at the plan target levels (100% of target bonus); (iii) the “maximum” bonus amount is calculated based on all performance measures being achieved at the plan superior levels (200% of target bonus); and (iv) the individual performance modifier (0-150%) for each executive officer (other than our CEO) being equal to 100% in the “threshold” and “target” scenarios and 150% in the “maximum” scenarios, in each case with respect to the executive’s eligible earnings for 2021 as set forth in the “Salary” column in the “2021 Summary Compensation Table”. See “Compensation Discussion and Analysis – Compensation Decisions – Annual Incentive Plan Awards” for additional information.

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Executive Compensation
(2)2021 LTIP. The 2021 LTIP was comprised of 85% PRSUs and 15% Time-based RSUs. The PRSUs were awarded under the 2018 GIP and vest 50% on each of August 15, 2022 and February 15, 2024, based on the Company’s achievement of target levels of Adjusted EPS and Return on Capital Employed between January 1, 2021 and June 30, 2022 and during fiscal years 2021-2023, respectively. See “Compensation Decisions - Long-Term Incentive Compensation” and “Exhibit A” for more information about these awards and performance measures. The Time-based RSUs vest 33% on each of February 15, 2022 and 2023 and 34% on February 15, 2024.

Outstanding Equity Awards at Fiscal 2021 Year-End Table
The following table summarizes outstanding equity awards held by each of the NEOs as of December 31, 2021, including the vesting dates for the portions of these awards that have not yet vested:

		Option Awards(1)				Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexer- cised Options (#) Exercisable	Number of Securities Underlying Unexer- cised Options (#) Unexer-cisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2) ($)
(a)		(b)	(c)	(e)	(f)	(g)		(h)	(i)		(j)
Lori J. Ryerkerk
	5/1/19	—	—	—	—	33,428	(3)	5,617,910	—		—
	5/1/19	—	—	—	—	2,966	(4)	498,466	—		—
	2/5/20	—	—	—	—	8,658	(8)	1,455,063	61,902	(9)	10,403,250
	2/10/21	—	—	—	—	10,458	(11)	1,757,571	123,654	(12)	20,781,291

Scott A. Richardson
	2/6/19	—	—	—	—	18,342	(3)	3,082,557	—		—
	2/6/19	—	—	—	—	1,629	(5)	273,770	—		—
	2/5/20	—	—	—	—	3,271	(8)	549,724	23,384	(9)	3,929,915
	2/10/21	—	—	—	—	3,506	(11)	589,218	41,456	(12)	6,967,095

Thomas F. Kelly
	1/14/19	—	—	—	—	4,526	(6)	760,640	—		—
	2/6/19	—	—	—	—	9,750	(3)	1,638,585	—		—
	2/6/19	—	—	—	—	870	(5)	146,212	—		—
	2/5/20	—	—	—	—	2,116	(8)	355,615	15,130	(9)	2,542,748
	2/10/21	—	—	—	—	2,261	(11)	379,984	26,732	(12)	4,492,580

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Executive Compensation

John G. Fotheringham
2/6/19	—	—	—	—	4,265	(3)	716,776	—		—
2/6/19	—	—	—	—	381	(5)	64,031	—		—
2/5/20	—	—	—	—	636	(8)	106,886	4,798	(9)	806,352
4/15/20	—	—	—	—	1,261	(10)	211,924	9,158	(9)	1,539,093
2/10/21	—	—	—	—	2,007	(11)	337,296	23,730	(12)	3,988,064

A. Lynne Puckett
2/13/19	—	—	—	—	12,053	(3)	2,025,627	—		—
2/13/19	—	—	—	—	1,072	(5)	180,160	—		—
2/13/19	—	—	—	—	6,425	(7)	1,079,786	—		—
2/5/20	—	—	—	—	2,116	(8)	355,615	15,130	(9)	2,542,748
2/10/21	—	—	—	—	2,261	(11)	379,984	26,732	(12)	4,492,580

(1)Vesting treatment upon termination of employment is described under “Potential Payments Upon Termination or Change in Control – Long-Term Incentive Awards”.
(2)For PRSUs, the market or payout value has been computed based on the number of units set forth in the preceding column for the 2020 and 2021 PRSUs, multiplied by the closing stock price on December 31, 2021, the last trading day in 2021. Actual performance and payout value may vary. For time-based RSUs, the market value has been computed based on the number of units awarded that are unvested at the close of business on December 31, 2021 multiplied by the closing stock price on December 31, 2021. Actual payout value may vary.
(3)Represents earned PRSUs granted under our 2019 LTIP adjusted for actual performance at 160.1% of target. These PRSUs vested in full on February 15, 2022.
(4)Represents RSUs granted in May 2019 under our 2019 LTIP. These RSUs vested 33% on each of February 15, 2020 and 2021, and 34% on February 15, 2022.
(5)Represents RSUs granted in February 2019 under our 2019 LTIP. These RSUs vested 33% on each of February 15, 2020 and 2021, and 34% on February 15, 2022.
(6)Represents RSUs granted in January 2019. These RSUs vested on January 14, 2022.
(7)Represents RSUs granted in February 2019. These RSUs vested on February 15, 2022.
(8)Represents RSUs granted in February 2020 under our 2020 LTIP. These RSUs vest 33% on each of February 15, 2021 and 2022, and 34% on February 15, 2023.
(9)Represents PRSUs granted under our 2020 LTIP. These PRSUs vest 100% on February 15, 2023 subject to adjustment (0-200% of targeted amount shown) based on Company performance in 2020-2022 against pre-established performance measures. As of December 31, 2021, these PRSUs were trending above target and are reflected herein at an assumed 200% payout.
(10)Represents RSUs granted in April 2020 under our 2020 LTIP. These RSUs vest 33% on each of February 15, 2021 and 2022, and 34% on February 15, 2023.
(11)Represents RSUs granted in February 2021under our 2021 LTIP. These RSUs vest 33% on each of February 15, 2022 and 2023, and 34% on February 15, 2024.
(12)Represents PRSUs granted under our 2021 LTIP. These PRSUs vest 50% on August 15, 2022 and February 15, 2024 subject to adjustment (0-200% of targeted amount shown) based on Company performance between January 1, 2021 and June 30, 2022, and 2021-2023, respectively, against pre-established performance measures. As of December 31, 2021, these PRSUs were trending above target and are reflected herein at an assumed 200% payout.
For additional information, see “2021 Compensation Decisions – Long-Term Incentive Compensation” above.

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2021 Option Exercises and Stock Vested Table
The following table summarizes the vesting of stock awards of each NEO during the fiscal year ended December 31, 2021. No NEOs exercised any stock options during fiscal 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Lori J. Ryerkerk	—	—	16,825	2,459,195
Scott A. Richardson	—	—	18,729	2,465,673
Thomas F. Kelly	—	—	17,621	2,347,600
John G. Fotheringham	—	—	5,699	750,273
A. Lynne Puckett	—	—	8,314	1,094,538
(1)Gross shares (includes shares withheld to cover taxes) acquired.
(2)Value realized reflects the number of shares vested multiplied by the average of the high and low market price of our Common Stock as reported by the NYSE on the applicable vesting date.
2021 Pension Benefits Table
The following table summarizes the present value of the accumulated retirement benefits of each NEO as of the end of the fiscal year ended December 31, 2021:

Name	Plan Name(1)	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Lori J. Ryerkerk	CARPP	—	—	—
Scott A. Richardson	CARPP	8.7500	93,000	—
Thomas F. Kelly	CARPP	1.3333	17,000	—
John G. Fotheringham	CARPP	5.8333	93,000	—
	Supplementary Pension Scheme (Germany)	8.8333	159,238 (4)	—
A. Lynne Puckett	CARPP	—	—	—
(1)     As noted below, the CARPP has been frozen, meaning that benefits (other than earnings) are no longer accrued for compensation or service after the plan freeze date.
(2)     Accrued benefits under the CARPP for Messrs. Richardson and Mr. Kelly were frozen as of December 31, 2013, and the credited service reflects their years of services prior to that date. Mr. Fotheringham’s credited service with respect to the Supplementary Pension Scheme (Germany) reflects his participation in such plan from May 1997 through February 2006 while he worked with us in Germany, and with respect to the CARPP reflect his participation in such plan from March 2006 to December 2011 while he worked with us in the United States.
(3)     The present value amounts shown in the table above are the amount needed today that, with interest, would provide the NEO’s future retirement benefit. Retirement is assumed to occur at age 65 and participants receive their cash balance benefit as a lump sum.

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(4)     The actuarial present value is calculated in euros (€), and for reporting purposes in this table has been converted into U.S. dollars using a spot exchange rate of $1.1326/€1.00 published by the European Central Bank for December 31, 2021.

CARPP. The Celanese Americas Retirement Pension Plan (“CARPP”) is a tax-qualified, defined benefit pension plan sponsored by Celanese Americas. This plan covers substantially all of our U.S. employees who were hired prior to the plan’s 2013 freeze date. The plan is subject to the provisions of ERISA. Mr. Richardson, Mr. Kelly and Mr. Fotheringham (from his past employment with us in the United States) participated in this plan in 2021.
Effective January 1, 2001, the plan began providing benefits for new employees, as defined by the plan, hired after December 31, 2000, based on a different benefit formula (“Cash Balance Plan”). The Cash Balance Plan provides that for each plan year that employees work as defined, we credit 5% of the employee’s annual pensionable earnings (up to Internal Revenue Code limits) to a hypothetical plan account that has been established for each employee, and credit that account with interest. For a given year, the plan’s interest rate is the annual rate of interest on 30-year United States Treasury Securities for the August before the first day of that year. Effective January 1, 2008, employees vest in their accrued benefit after completing three years of service with us, as defined in the plan. If employees are vested when they leave the Company, they have the option to take their account balance with them, either in a lump-sum payment or as an annuity. Employees also have the choice to leave their account balance in the plan until the normal retirement age of 65. The amount of benefit depends on the employee’s pay and any interest earned on the Company contributions. Once vested, survivor benefits are applicable to married participants.
Under the CARPP, if an employee’s employment with us is terminated as a result of a corporate reorganization, layoff or corporate restructuring, including divestiture, that employee will receive an additional year of vesting service.
In connection with amendments to the CARPP in 2013, accrued benefits under the CARPP were frozen as of December 31, 2013, no further contributions will be made to the CARPP other than interest credits for the cash balance participants (Mr. Richardson and Mr. Kelly), and future pension-related contributions (“Retirement Contributions”) will be made to the CARSP or the CASRSP, depending on the level of eligible earnings of the participant.
Supplementary Pension Scheme (Germany). Mr. Fotheringham has a balance in our defined-benefit supplementary pension plan (Germany), where he worked with us from 1997 through 2006. Entitlements under this plan are based on pensionable earnings above the German social security contribution ceiling, and the annual retirement pension is equal to 20% of the sum of employer contributions. The actuarial present value is calculated assuming retirement based on Mr. Fotheringham’s earliest unreduced retirement age of 60 and based on a discount rate of 1.24%.

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2021 Nonqualified Deferred Compensation Table
The following table contains certain information concerning benefits under nonqualified deferred compensation plans and similar plans for the fiscal year ended December 31, 2021:

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Lori J. Ryerkerk	CASRSP	—	67,658	8,806	—	134,893
	2008 Deferred Plan	318,000	—	26,943	—	344,943
Scott A. Richardson	CASRSP	—	41,857	31,023	—	238,841
Thomas F. Kelly	CASRSP	—	33,816	4,180	—	25,954
John G. Fotheringham	Royal London Plan	13,588	43,483	4,979	—	69,607
A. Lynne Puckett	CASRSP	—	29,282	3,437	—	50,618
(1)Amounts in this column for the 2008 Deferred Plan (for Ms. Ryerkerk) and for the Royal London Plan (for Mr. Fotheringham) represent executive deferral contributions credited under the plan for 2021, which amounts are also included in Salary in the “2021 Summary Compensation Table”. Plan amounts with respect to Mr. Fotheringham are denominated in British pounds (GBD or £). For reporting purposes, the contribution and earnings amounts have been converted into U.S. dollars using an average exchange rate for 2021 of $1.376/£1.00, and the year-end balance amount has been converted using the spot exchange rate as of December 31, 2021 ($1.348/£1.00).
(2)Amounts in this column for the CASRSP (for NEOs other than Mr. Fotheringham) and for the Royal London Plan (for Mr. Fotheringham) represent Company contributions credited under the plan for 2021, which amounts are also included as All Other Compensation in the “2021 Summary Compensation Table”.
(3)Amounts in this column for the CASRSP (for NEOs other than Mr. Fotheringham) and for the Royal London Plan (for Mr. Fotheringham)represent earnings during 2021 under such plans. None of the amounts in this column were reported as compensation in the “2021 Summary Compensation Table”.
(4)Amounts in this column do not include contributions credited for 2021 (column (d)) but not yet deposited into the participant’s account. The following amounts for each NEO were previously reported as compensation to the NEO in the Summary Compensation Table for previous years: Ms. Ryerkerk, $122,565 (for the CASRSP) and $0 (for the 2008 Deferred Plan); Mr. Richardson, $98,703; Mr. Kelly, $26,800; Mr. Fotheringham, $0; and Ms. Puckett, $45,430.
CASRSP. All of our NEOs other than Mr. Fotheringham, who is based in the United Kingdom, were eligible in 2021 to participate in the CASRSP, an unfunded, nonqualified defined contribution plan sponsored by Celanese Americas that is available only to persons who have a full year base salary in excess of the Code Section 401(a)(17) limit ($290,000 in 2021) or had their Retirement Contributions limited in the CARSP by Code Section 415. If a person is eligible to participate in the CASRSP because their salary exceeded the Code Section 401(a)(17) limit, he or she is entitled to an allocation under this plan equal to 6% of his or her salary in excess of the compensation limits under the CARSP (“Excess Earnings Contributions”). In addition, eligible participants are entitled to an allocation under this plan equal to 5% of his or her qualified earnings in excess of the Retirement Contribution made to the CARSP. The amount contributed to the plan on behalf of a participant is credited with earnings based on the earnings rate of one of the funds maintained for investments under the CARSP, which is currently the 1-3 year Government/Credit Bond Index Fund. The aggregate annualized rate of return for the credited earnings in 2021 was -0.43%. Beginning in 2015, participants are credited with earnings based on the performance of certain hypothetical investment choices selected by the participant. These investment choices are the same investment choices available under the CARSP (other than the Celanese Stock Fund). Participants may change their investment elections at any time under the same rules that apply under the CARSP. Distributions under the CASRSP are in the form of a lump sum payment which is paid as soon as administratively practicable after termination of employment for most participants.

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Distributions to participants who are top 50 key employees of the Company must be delayed six months following termination based on Code Section 409A requirements.
2008 Deferred Plan. Our 2008 Deferred Plan is an unfunded, nonqualified deferred compensation plan that provides certain of our senior employees and directors the opportunity to defer a portion of their compensation in exchange for a future payment amount equal to their deferrals plus or minus certain amounts based on the market performance of specified measurement funds selected by the participant. Ms. Ryerkerk was the only NEO that made contributions to, or had balances in, this plan during 2021.
Royal London Plan. The Royal London Plan is a defined-contribution pension scheme available to substantially all of our U.K.-based employees. Mr. Fotheringham joined this plan upon his relocation to the United Kingdom in mid-2020. By virtue of his age, seniority and by agreement with the Company, Mr. Fotheringham is permitted to contribute amounts from his salary, with his employer contributing 8% of his salary earnings. Participants can select investment vehicles for contributed amounts, and the investment options available to Mr. Fotheringham are the same as those available to all participants in this plan. Following retirement (age 55), participants may elect to receive balance amounts in the form of an annuity, lump sum payment, or periodic draw-down.

Potential Payments Upon Termination or Change In Control
The particular events that trigger payments to our NEOs upon termination of employment or a change in control are generally defined in our Severance Plan and the individual executives’ change in control agreements, deferred compensation agreements, and PRSU or RSU award agreements. The CMDC believes that the primary benefits to the Company of employment agreements are the non-competition and non-solicitation provisions found therein. In order to achieve the benefit of these provisions without incurring the generally negative obligations associated with employment agreements, the CMDC offers a more limited change in control agreement to each executive officer. However, the deferred compensation agreements and PRSU / RSU award agreements are still effective and provide for some potential payments upon termination and change in control as described below.
Severance Plan
Our Executive Severance Benefits Plan (“Severance Plan”) applies to all our executive officers and other eligible employees, and provides, upon involuntary termination without cause or termination by the executive for good reason, for the payment of (i) 150% of one year’s base salary for named executive officers (200% for the CEO); (ii) 150% of one year’s annual incentive plan bonus award for named executive officers (200% for the CEO) based on target Company performance and a 1.0 individual modifier; and (iii) a prorated portion of the annual incentive plan award for the year in which the termination occurs based on actual Company performance and a 1.0 individual modifier. The Severance Plan also provides for the payment of premiums for post-termination health insurance coverage (“COBRA premiums”) for a period of one year from the date of termination (eighteen months for the CEO) and out-placement benefits. As a condition to the receipt of any benefits under the Severance Plan, an executive must agree to standard release, non-compete, non-solicitation, and confidentiality provisions. In addition, the Severance Plan provides that the vesting of long-term incentive or other equity awards upon termination without cause will be governed by the terms of the applicable award agreements. Executives who are involuntarily terminated for any other reason (e.g., death, disability, retirement, termination for cause) are not eligible to receive severance benefits under the Severance Plan.
Change in Control Agreements
We have change in control agreements with each of our executive officers. The change in control agreements provide for a payment to be made to these officers following a termination of employment by the Company without cause or by the officer with good reason within two years following a change in control or following the first public

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announcement of a potential change in control transaction, provided certain conditions are satisfied. These benefits are in lieu of payments under the Severance Plan. Generally, the change in control agreements provide for each executive officer to receive:
•a lump sum payment equal to up to two times (three times for the CEO) the sum of:
▪the named executive officer’s then current annualized base salary, and
▪the higher of (a) the officer’s target bonus in effect on the last day of the fiscal year that ended immediately prior to the year in which the date of termination occurs, or (b) the average of the cash bonuses paid by the Company to the NEO for the three fiscal years preceding the date of termination;
•a pro rata bonus award under our annual incentive plan award for the year in which the termination occurs based on actual Company performance;
•group health and dental coverage for the NEO and his or her dependents for a period of up to eighteen months following the date of termination; and
•out-placement benefits for up to 12 months at the option of the executive officer.
The Company’s current form of change in control agreement, which was executed by all of the NEOs, does not contain a tax reimbursement provision and requires a cutback of benefits to avoid excise taxes if the after-tax benefit to the executive is greater than without the cutback. Each change in control agreement has a two-year term that is automatically renewed for successive two-year terms unless 90 days’ notice of non-renewal is given by either party to the agreement.

For purposes of the change in control agreements:

“cause” generally means (i) a willful failure to perform one’s duties (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 30 days following written notice by the Company of such failure; (ii) conviction of, or a plea of nolo contendere to, (x) a felony under the laws of the United States or any state thereof or any similar criminal act in a jurisdiction outside the United States or (y) a crime involving moral turpitude; (iii) willful malfeasance or willful misconduct which is demonstrably injurious to the Company or its Affiliates (as defined); (iv) any act of fraud; (v) any material violation of the Company’s code of conduct; (vi) any material violation of the Company’s policies concerning harassment or discrimination; (vii) conduct that causes material harm to the business reputation of the Company or its Affiliates; or (viii) breach of the confidentiality, non-competition, or non-solicitation provisions of the change in control agreement.

“good reason” generally means (i) a material diminution in base salary or annual bonus opportunity; (ii) a material diminution in authority, duties, or responsibilities (including status, offices, titles and reporting requirements); (iii) a material change in the geographic location; (iv) the failure of the Company to pay compensation or benefits when due, or (v) any other action or inaction that constitutes a material breach by the Company of the change in control agreement.

“change in control” generally means any one of the following events: (a) any person becoming the beneficial owner of thirty percent (30%) or more of Company’s voting securities (other than as a result of certain issuances or open market purchases approved by incumbent directors); (b) the Company’s incumbent directors ceasing to constitute at least a majority of the board of directors; (c) the shareholders of the Company approving a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction, or the sale or other disposition of all or substantially all of the Company’s assets, unless immediately following such transaction, (i) all or substantially all of the beneficial owners of the Company’s voting securities prior to such transaction are the beneficial owners of more than 50% of the combined voting power of the securities of the surviving entity in the transaction, (ii) no person is the beneficial owner of 30% or more of the combined voting power of the surviving entity in the transaction and (iii) at least a majority of the members of the board of directors of the surviving entity are incumbent directors; or (d) approval by the Company’s shareholders of a complete liquidation and dissolution of the Company. The preceding was a summary of the definition of a change in control, so please refer to actual text of the definition as set forth in the change in control agreements.

Long-Term Incentive Awards
The award agreements under which our PRSU and RSU awards were issued describe the circumstances under which the awards will vest (or become non-forfeitable), if earlier than the stated date. The following is a general summary of the provisions applicable to the NEO awards that were unvested at December 31, 2021.
Upon the death or disability of a participant, a prorated portion of the award will generally vest. Upon a termination without cause, a similar prorated portion of the award will generally vest. For time-based RSUs granted during and after 2020, a retiring participant is eligible to receive the full award on the original vesting timeline if the participant

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is at the time of retirement at least 55 years of age and has at least 10 years of service with the Company, subject to provision of a release to the Company and compliance with two-year noncompetition and non-solicitation covenants. For other awards, an eligible retiree receives prorated vesting. For PRSUs, proration upon retirement is based on service over the applicable performance period. Prorated PRSUs remain subject to actual performance results in case of termination without cause or retirement, and are vested at target in case of death or disability. Unvested awards are forfeited upon a termination with cause or voluntary resignation.
In the case of a change in control, all awards are “double trigger” – if a change in control occurs, the award is continued or replaced with an award of comparable value, and the participant is subsequently terminated without cause within two years of the change in control, then the portion of the award that was unvested at the time of termination will be accelerated. If in connection with a change in control the participant’s rights in the award are adversely affected (i.e., such as by the award not being continued) and the award is not replaced with an award of comparable value, then the unvested portion of the award would be accelerated upon the change in control without requiring termination of employment. PRSUs would vest at the greater of target level or estimated actual performance if otherwise payable upon a change in control.
Under such long-term incentive award agreements, a “change in control” of the Company generally means, in accordance with Treasury Regulation Section 1.409A-3(i)(5), any of the following: (i) any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 30% of the total voting power of the stock of the Company; (ii) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; (iii) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to 50% of more of all of the assets of the Company immediately prior to such acquisition or acquisitions; or (iv) certain other business transactions affecting the Company.
Post-Termination Table
The table below shows an estimate of the amount of additional compensation that each of our NEOs employed by us at year end would receive in the event of a termination or change in control, taking into consideration the circumstances of the termination and payments that the NEO would be entitled to under the various agreements described above. The amounts shown are generally categorized as follows: voluntary termination or termination for cause; involuntary termination without cause or by the executive for good reason; termination due to death or disability; qualified retirement (if eligible); and change in control (with and without termination). The amounts shown assume that such termination was effective as of December 31, 2021, and with reference to stock values on December 31, 2021, the last trading day of the year. On December 31, 2021, the closing price of our Common Stock was $168.06 per share.
The table below includes additional benefits triggered by a termination and change in control only. Please see the following tables for details of the NEOs’ vested payments and benefits that they would be entitled to receive regardless of the occurrence of a termination or change of control:
•For PRSUs / RSUs – See “Outstanding Equity Awards at Fiscal 2021 Year-End Table”;
•For Pension Benefits – See “2021 Pension Benefits Table”; and
•For Nonqualified Deferred Compensation – See “2021 Nonqualified Deferred Compensation Table”.
The actual amounts that will be paid upon termination can only be determined at the time of the NEO’s termination from the Company. The following table shows the potential payments to our NEOs, upon termination or change in control.

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	Termination of Employment					Change in Control
	Voluntarily or for Cause	Involuntarily without Cause	Death	Disability	Retirement	Without Termination	With Termination
Lori J. Ryerkerk
Cash Payments
Severance Payment(1)	$—	$8,314,800	$—	$—	$—	$—	$10,624,800
Equity Value
RSUs(2)	—	2,511,657	2,511,657	2,511,657	—	3,711,101	3,711,101
PRSUs(3)	—	11,525,555	9,543,959	9,543,959	—	21,206,819	21,206,819
Benefits & Perquisites
Welfare Benefits Continuation(4)	—	23,400	—	—	—	—	23,400
Outplacement Services(5)	—	16,200	—	—	—	—	—
Reduction to Avoid Excise Tax(6)	—	—	—	—	—	—	—
Total	$—	$22,391,612	$12,055,616	$12,055,616	$—	$24,917,920	$35,566,120

Scott A. Richardson
Cash Payments
Severance Payment(1)	$—	$3,104,284	$—	$—	$—	$—	$3,778,942
Equity Value
RSUs(2)	—	991,386	991,386	991,386	—	1,412,712	1,412,712
PRSUs(3)	—	5,144,485	4,051,422	4,051,422	—	8,529,381	8,529,381
Benefits & Perquisites
Welfare Benefits Continuation(4)	—	27,686	—	—	—	—	41,529
Outplacement Services(5)	—	16,200	—	—	—	—	—
Reduction to Avoid Excise Tax(6)	—	—	—	—	—	—	—
Total	$—	$9,284,041	$5,042,808	$5,042,808	$—	$9,942,093	$13,762,564

Thomas F. Kelly
Cash Payments
Severance Payment(1)	$—	$2,357,567	$—	$—	$—	$—	$2,768,777
Equity Value
RSUs(2)	—	1,351,875	1,351,875	1,351,875	—	1,642,450	1,642,450
PRSUs(3)	—	2,989,955	2,408,972	2,408,972	—	5,155,241	5,155,241
Benefits & Perquisites
Welfare Benefits Continuation(4)	—	27,686	—	—	—	—	41,529
Outplacement Services(5)	—	16,200	—	—	—	—	—
Reduction to Avoid Excise Tax(6)	—	—	—	—	—	—	—
Total	$—	$6,743,283	$3,760,847	$3,760,847	$—	$6,797,691	$9,607,997

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	Termination of Employment					Change in Control
	Voluntarily or for Cause	Involuntarily without Cause	Death	Disability	Retirement	Without Termination	With Termination
John G. Fotheringham
Cash Payments
Severance Payment(1)	$—	$2,189,880	$—	$—	$—	$—	$2,586,302
Equity Value
RSUs(2)	—	485,189	485,189	485,189	—	726,355	726,355
PRSUs(3)	—	1,967,646	1,713,372	1,713,372	—	3,883,194	3,883,194
Benefits & Perquisites
Welfare Benefits Continuation(4)	—	13,968	—	—	—	—	20,952
Outplacement Services(5)	—	16,200	—	—	—	—	—
Reduction to Avoid Excise Tax(6)	—	—	—	—	—	—	—
Total	$—	$4,672,883	$2,198,561	$2,198,561	$—	$4,609,549	$7,216,803

A. Lynne Puckett
Cash Payments
Severance Payment(1)	$—	$2,254,848	$—	$—	$—	$—	$2,701,123
Equity Value
RSUs(2)	—	1,665,307	1,665,307	1,665,307	—	1,995,544	1,995,544
PRSUs(3)	—	3,355,990	2,637,870	2,637,870	—	5,542,283	5,542,283
Benefits & Perquisites
Welfare Benefits Continuation(4)	—	—	—	—	—	—	—
Outplacement Services(5)	—	16,200	—	—	—	—	—
Reduction to Avoid Excise Tax(6)	—	—	—	—	—	—	—
Total	$—	$7,292,345	$4,303,177	$4,303,177	$—	$7,537,827	$10,238,950

(1)Reflects amounts that would be payable pursuant to our Executive Severance Benefits Plan and change in control agreements, as applicable as of December 31, 2021, and discussed above.
(2)Time-based RSUs vest in full upon a Change in Control if the award is adversely affected and is not replaced with an award of equivalent economic value. The numbers presented in the Change in Control scenarios assume that the awards are adversely affected and not replaced with an award of equivalent economic value. To the extent the awards are replaced with awards of equivalent economic value and the Executive remained employed following a Change in Control, the numbers shown in the Change in Control without termination column would be different.
In the event of other eligible termination events, generally a prorated amount will vest based on the portion of the service period that has lapsed. For time-based RSUs granted in 2020 and later, an eligible retiree would receive the full award on the original vesting timeline, subject to provision of a release to the Company and compliance with two-year noncompetition and non-solicitation covenants.
(3)    Upon a Change in Control, 2019, 2020 and 2021 performance-based RSUs vest at the greater of target or estimated actual performance (160.1% for 2019 and target performance for 2020 and 2021 have been assumed) if the award is adversely affected and is not replaced with an award of equivalent economic value. The numbers presented in the Change in Control scenarios assume that the awards are adversely affected and not replaced with an award of equivalent economic value. To the extent estimated performance at the time of such an event exceeds target, or the awards are replaced with awards of equivalent economic value and the Executive remains employed following a Change in Control, the numbers shown in the Change in Control without termination column would be different.
    In the event of death or disability, a prorated amount of the 2019, 2020 and first tranche of the 2021 performance-based RSUs will vest based on target performance.
    In the event the executive is terminated without Cause, a prorated amount of the 2019, 2020 and first tranche of the 2021 performance-based RSUs will vest based on actual performance.

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    In the event the executive retires, a prorated amount of the 2019, 2020 and first tranche of the 2021 performance-based RSUs will vest based on actual performance.
(4)    Represents reimbursement of premiums for 18 months of medical and dental coverage continuation upon a termination in connection with a change in control as applicable, and the payment of COBRA premiums for a period of one year (1.5 years for Ms. Ryerkerk) from the date of termination under our Executive Severance Benefits Plan, each based on 2021 rates.
(5)    Upon termination by the Company without cause, each Executive is entitled to up to $16,200 in outplacement services.
(6)    The CIC Agreements provide for a “best net” feature which would reduce the parachute payments to the safe-harbor limit if it is more financially advantageous to the executive on an after-tax basis (taking into consideration federal, state and local income taxes, and the imposition of the excise tax). In the event it is more advantageous for the executive's payments to be reduced, the Company shall reduce or eliminate the payments by first reducing or eliminating those payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order of when they would have otherwise been paid.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median-compensated employee and the annual total compensation of our CEO.
For the year ended December 31, 2021:
•the annual total compensation of our median-compensated employee, was $90,427; and
•the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $12,570,992.
•based on this information, the ratio of the total compensation of Ms. Ryerkerk, our CEO, to the annual total compensation of our median-compensated employee was 139.0 to 1.
We identified our median employee in calendar 2020 using our employee population as of November 1, 2020. In identifying such employee, we did not exclude any employees working outside of the U.S. and we did not use any statistical sampling techniques. To identify the median employee from our employee population, we used actual salary payments reflected in our payroll records, which we believe is a reasonable method of identifying the median employee. The substantial majority of our employees do not participate in annual bonus or long-term incentive programs, therefore we believe that excluding those programs from consideration does not meaningfully impact the identification of the median employee. We annualized the compensation of all permanent employees who were hired in 2020 but did not work for us or our consolidated subsidiaries for the entire fiscal year. We did not make any cost-of-living adjustments in identifying the median employee.
As permitted under SEC rules, we are electing to use the same employee to report our CEO pay ratio for the year ended December 31, 2021. Since November 1, 2020, there have been no changes in the Company’s employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure, nor has there been any change in such employee’s circumstances that we believe would cause such employee’s compensation to no longer be reflective of our median pay.
The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodologies and assumptions described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, which were chosen from a wide range of permissible methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies, exclusions, estimates or assumptions, and which may have a significantly different work force structure, geographic locations, or compensation practices from ours, are likely not comparable to our CEO pay ratio.

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Questions and Answers about the Annual Meeting
QUESTIONS AND ANSWERS
Annual Meeting Information
1. What is the purpose of the Annual Meeting?
At our Annual Meeting, shareholders will vote upon several important Company matters, including the election of directors. In addition, following our meeting, our management will respond to questions from shareholders.
2. How do I attend and participate in the Annual Meeting?

IMPORTANT NOTE: If you plan to attend the Annual Meeting virtually, you must follow these instructions to gain access to the meeting.
This year’s Annual Meeting will be held as a “virtual meeting.” To attend, participate in, vote, and submit questions during the annual meeting, shareholders will need to log-in to the virtual meeting at www.virtualshareholdermeeting.com/CE2022 using the 16-digit control number found on the proxy card, voting instruction form, or Notice of Internet Availability made available to shareholders entitled to vote at the 2022 Annual Meeting.
The live webcast of the 2022 Annual Meeting will begin promptly at 1:00 p.m. Central Time. Online access to the audio webcast will open 15 minutes prior to the start of the 2022 Annual Meeting. We encourage shareholders wishing to attend the meeting to access the meeting in advance of the designated start time and test their device’s audio system.
Beginning 15 minutes prior to, and during, the 2022 Annual Meeting, technical support will be available to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. Shareholders encountering any difficulties accessing, or during, the virtual meeting, please call the technical support team number that will be posted on the virtual meeting website’s login page.
In addition, any person may access the audio webcast of and listen to, but not participate in, ask questions or vote at, the 2022 Annual Meeting by logging on at the virtual meeting site www.virtualshareholdermeeting.com/CE2022.
Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting.
3. What different methods can I use to vote?
See page 4 for additional information about how to vote.
By Telephone or Internet. All shareholders of record can submit a proxy through the Internet, using the procedures and instructions described on the Notice of Internet Availability or proxy card, or by touch tone telephone within the U.S., U.S. territories and Canada, using the toll-free telephone number on the notice or proxy card. Beneficial owners may submit a proxy through the Internet or by telephone if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will include the instructions on the Notice of Internet Availability or voting instruction form that it provides with the proxy materials. The Internet and telephone proxy submission procedures are designed to authenticate shareholders’ identities, to allow shareholders to submit their proxies and to confirm that their voting instructions have been recorded properly.
By Written Proxy. All shareholders of record can submit their voting instructions by written proxy card. If you are a shareholder of record and receive a Notice of Internet Availability, you may request a written proxy card by following the instructions included in the notice. If you are a beneficial owner, you may request a written proxy card or a voting

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Questions and Answers about the Annual Meeting
instruction form from your bank, broker or other nominee.
At the meeting. All shareholders who attend the virtual annual meeting may vote at the meeting.
If you have questions or require assistance with voting your shares, or if you need additional copies of the proxy materials, please contact Alliance Advisors, LLC, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003. Shareholders may call toll free: (800) 574-5971.
4. How can I submit questions for the Annual Meeting?
Shareholders will be able to submit questions during the 2022 Annual Meeting. Beginning 15 minutes prior to, and during, the 2022 Annual Meeting, shareholders may submit questions through the virtual meeting website at www.virtualshareholdermeeting.com/CE2022. After the business portion of the 2022 Annual Meeting concludes and the meeting is adjourned, the Company intends to answer all questions submitted during the meeting that are pertinent to the Company and the items being brought before the shareholder vote at the 2022 Annual Meeting, as time permits and in accordance with our Rules of Conduct for the 2022 Annual Meeting. To promote fairness and efficient conduct of the meeting, we will respond to no more than two questions from any single shareholder.
The Agenda and the Rules of Conduct for the 2022 Annual Meeting will be available beginning 15 minutes prior to, and during, the 2022 Annual Meeting, at www.virtualshareholdermeeting.com/CE2022.
Answers to any appropriate questions that are not addressed during the meeting will be posted following the meeting on our website at https://investors.celanese.com under the heading “News & Events – Annual Meeting”. Questions and answers may be grouped by topic and substantially similar questions answered only once.
5. What are my voting choices for each of the proposals to be voted on at the 2022 Annual Meeting and what are the voting standards?

Proposal	Voting Choices and Board Recommendation		Voting Standard
Item 1: Election of Directors	•	Vote in favor of all or specific nominees;	Majority of votes cast
	•	Vote against all or specific nominees; or
	•	Abstain from voting with respect to all or specific nominees.
The Board recommends a vote FOR each of the Director nominees.

Item 2: Ratification of the Appointment of KPMG LLP as Independent Registered Public Accounting Firm	•	Vote in favor of the ratification;	Majority of voting power(1)
	•	Vote against the ratification; or
	•	Abstain from voting on the ratification.
The Board recommends a vote FOR the ratification.

Item 3: Advisory Vote to Approve Executive Compensation	•	Vote in favor of the advisory proposal;	Majority of voting power(1)
	•	Vote against the advisory proposal; or
	•	Abstain from voting on the advisory proposal.
The Board recommends a vote FOR the advisory vote to approve executive compensation.

(1) This means the vote of the holders of a majority of the voting power of the shares of Common Stock present in person or represented by proxy and entitled to vote.

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Questions and Answers about the Annual Meeting
6. Could any additional proposals be raised at the Annual Meeting?
Management does not know of any items, other than those referred to in the accompanying Notice of Annual Meeting, which may properly come before the meeting or other matters incident to the conduct of the meeting. As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this proxy statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders. See the response to question 22 for how to submit a proposal for action at the 2023 Annual Meeting of Shareholders.
7. What if I am unable to attend the Annual Meeting?
All shareholders are encouraged to vote in advance of the meeting by one of the means addressed above. A webcast playback of the 2022 Annual Meeting will be available to the public at www.virtualshareholdermeeting.com/CE2022 within approximately 24 hours after the completion of the meeting.
8. What information is included on the Annual Meeting page of the Company’s website?
The Annual Meeting page of our website allows our shareholders to (a) easily access the Company’s proxy materials for the Annual Meeting, (b) submit a proxy through the Internet, and (c) learn more about our Company. Go to https://investors.celanese.com, and choose “Annual Meeting” under “News & Events”.
Proxy Materials and Voting Information
9. What is the difference between holding shares as a shareholder of record and as a beneficial owner?
If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered a shareholder of record with respect to those shares. If your shares are held in a bank or brokerage account or through another nominee, you are considered the “beneficial owner” of those shares.
10. What is the process to vote if I hold shares through the Celanese 401(k) savings plan?
If you are a Company employee and hold shares of Common Stock in our 401(k) savings plan, it is important that you direct the plan’s trustee how to vote your shares. If you hold shares of Common Stock in the Celanese Americas Retirement Savings Plan administered by Fidelity or a successor and do not vote your shares or specify your voting instructions on your proxy card, the trustee of the plan will vote your shares in the same proportion as the shares for which they have received voting instructions, unless contrary to ERISA. To allow sufficient time for voting by the trustee, your voting instructions must be received by April 17, 2022.

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Questions and Answers about the Annual Meeting
11. What if I am a shareholder of record and do not specify a choice for a matter when returning a proxy?
Shareholders should specify their choice for each matter on the proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:

●	FOR the election of all director nominees as set forth in this Proxy Statement;
●	FOR the proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm; and
●	FOR the advisory vote to approve executive compensation.
12. What if I am a beneficial owner and do not give voting instructions to my broker?
As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.
Non-Discretionary Items. The election of directors and the advisory vote to approve executive compensation are non-discretionary items and cannot be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.
Discretionary Items. The ratification of the appointment of KPMG LLP as Independent Registered Public Accounting Firm is a discretionary item. Generally, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.
13. How are abstentions and broker non-votes counted?
Abstentions and broker non-votes are included in determining whether a quorum is present, but will not be included with respect to director elections. With respect to the proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm, the advisory vote to approve executive compensation, and any other matters properly presented at the meeting, abstentions will count in the denominator and broker non-votes will not be included in determining the vote on the particular proposal.
14. What can I do if I change my mind after I vote my shares?
Shareholders can revoke a proxy prior to the completion of voting at the meeting by:

●	giving written notice to the Corporate Secretary of the Company;
●	delivering a later-dated proxy; or
●	voting at the virtual meeting.
15. Can I access the proxy materials on the Internet? How can I sign up for the electronic proxy delivery service?
The Notice of Annual Meeting, this Proxy Statement and the 2021 Annual Report are available at www.proxyvote.com. In addition, shareholders are able to access these documents on the Annual Meeting page of our website, https://investors.celanese.com, by clicking “News & Events”. Instead of receiving future copies of our notice of annual meeting, proxy statement and annual report by mail, shareholders of record and most beneficial owners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents, and also will give you an electronic link to the proxy voting site.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 89

Questions and Answers about the Annual Meeting
Shareholders of Record. If you submit your proxy over the Internet, simply follow the prompts for enrolling in the electronic shareholder document delivery service. You also may enroll in this service at any time in the future by going directly to www.proxyvote.com and following the enrollment instructions.
Beneficial Owners. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information in the proxy materials provided to you by your bank, broker or other nominee regarding the availability of this service.
16. Are votes confidential? Who counts the votes?
We will continue our long-standing practice of holding the votes of all shareholders in confidence from directors, officers and employees except:

●	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;
●	in the case of a contested proxy solicitation;
●	if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or
●	to allow the independent inspector of election to certify the results of the vote.
We also will continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and an independent inspector of election to certify the results.
17. How are proxies solicited and what is the cost?
We bear all expenses incurred in connection with the solicitation of proxies. We have engaged Alliance Advisors, LLC to assist with the solicitation of proxies for a fee of $7,500. We have also agreed to reimburse Alliance Advisors, LLC for certain expenses and to indemnify Alliance Advisors, LLC against certain losses and expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock.
Our directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.
18. What is householding?
As permitted by the 1934 Act, only one copy of this Proxy Statement and our 2021 Annual Report is being delivered to shareholders residing at the same address who have the last same name, who we reasonably believe to be members of the same family or from whom we have previously received written consent to such a delivery unless, in each case, those shareholders have notified the Company of their desire to receive multiple copies of the Proxy Statement and our 2021 Annual Report. This is known as householding.
Even if the shareholders residing at the same address have received only one Proxy Statement and our 2021 Annual Report, each of those shareholders will receive a separate proxy card with which to submit their voting instructions by proxy as to that shareholder’s shares. It is important that each shareholder receiving a proxy card, sign, date, and return each proxy card received, submit their proxy via the internet or by phone in accordance with the instructions appearing on the proxy card or vote at the annual meeting.
The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and our 2021 Annual Report to any shareholder residing at an address to which only one copy of the Proxy Statement and our 2021 Annual Report was mailed. Requests for additional copies of the Proxy Statement and our 2021 Annual Report or for a copy of our proxy statements and annual reports in future years to be delivered to each shareholder residing at an address should be directed to the Corporate Secretary at the address listed in the response to question 22.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 90

Questions and Answers about the Annual Meeting
Beneficial owners residing at the same address should contact their bank, broker or other nominee if they do not wish to receive multiple copies of our proxy statements and annual reports to shareholders or if they are receiving only one copy and want to receive multiple copies of the Proxy Statement and our 2021 Annual Report and our proxy statements and annual reports to shareholders in future years. Each beneficial owner residing at the same address will receive a voting instruction form from their bank, broker or other nominee with which to direct how that beneficial owner’s shares are to be voted. It is important that each beneficial owner receiving a voting instruction form, sign, date, and return each voting instruction form received, submit such beneficial owner’s voting instructions by internet or phone if their bank, broker or other nominee makes such means of voting available, or vote at the annual meeting, in each case, in accordance with the instructions appearing on the voting instruction form.
19. Will you make a list of shareholders entitled to vote at the Annual Meeting available?
We will make available a list of shareholders of record as of the record date for inspection by shareholders or for any purpose germane to the meeting during normal business hours from April 10 through April 19, 2022 at 222 W. Las Colinas Blvd., Suite 900N, Irving, TX 75039. This list also will be available for any such purpose to shareholders attending the virtual meeting.
Company Documents, Communications and Shareholder Proposals
20. How can I view or request copies of the Company’s corporate documents and SEC filings?
The Company’s website contains the Company’s certificate of incorporation, by-laws, corporate governance guidelines, Board committee charters, Code of Business Conduct and the Company’s SEC filings. To view these documents, go to our website, https://investors.celanese.com, and click “Corporate Governance.” To view the Company’s SEC filings, including Forms 3, 4 and 5 filed by the Company’s directors and executive officers, go to https://investors.celanese.com, and click “Financial Information.”
We will promptly deliver free of charge, upon request, a copy of the corporate governance guidelines, Board committee charters or Code of Business Conduct or our most recent Form 10-K or Annual Report to any shareholder requesting a copy. Requests should be directed to the Company’s Corporate Secretary, Celanese Corporation, 222 W. Las Colinas Blvd., Suite 900N, Irving, TX 75039.
21. How can I communicate with the directors?
Communications can be addressed to directors in care of the Corporate Secretary, Celanese Corporation, 222 W. Las Colinas Blvd., Suite 900N, Irving, TX 75039. At the direction of the Board, all mail received may be opened and screened for security purposes. All mail, other than trivial, obscene, unduly hostile, threatening, advertising, illegal or similarly unsuitable items, will be forwarded. Mail addressed to a particular director or Board committee will be forwarded or delivered to that director or committee. Mail addressed to “Outside Directors” or “Non-Employee Directors” will be forwarded or delivered to the lead independent director. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board and the lead independent director.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 91

Questions and Answers about the Annual Meeting
22. How do I submit a proposal for action at the 2023 Annual Meeting of Shareholders?
A proposal for action to be presented by any shareholder at the 2023 Annual Meeting of Shareholders will be acted upon only:

●	if the proposal is to be included in our proxy statement, pursuant to Rule 14a-8 under the 1934 Act, the proposal is received at on or before November 10, 2022; or
●
if the proposal is not to be included in our proxy statement, pursuant to our by-laws, the proposal is submitted in writing to the Corporate Secretary on or before January 20, 2023 (but not earlier than December 21, 2022), and such proposal is, under Delaware General Corporation Law, an appropriate subject for shareholder action.

In addition, the shareholder proponent, or a representative who is qualified under state law, must appear in person at the 2023 Annual Meeting of Shareholders to present such proposal.
Proposals should be sent by mail to the Corporate Secretary, Celanese Corporation, 222 W. Las Colinas Blvd., Suite 900N, Irving, TX 75039. As described below, separate rules apply to submissions of director nominees under our proxy access provisions.
23. How do I submit a recommendation for a director nominee?
The N&CG Committee will consider recommendations for director nominees made by shareholders. Shareholder recommendations should be sent to: Celanese Corporation, Board of Directors, 222 W. Las Colinas Blvd., Suite 900N, Irving, Texas 75039, Attn: Corporate Secretary. Generally, recommended candidates are considered at the first or second board meeting held prior to the annual meeting of shareholders. No candidates were recommended by shareholders during 2021.
The N&CG Committee considers individuals recommended by shareholders in the same manner and to the same extent as it considers director nominees identified by other means. The chairman of the N&CG Committee will make exploratory contacts with those nominees whose skills, experiences, qualifications and personal attributes satisfy those that the N&CG Committee has identified as essential for a nominee to possess, as described above. Then, an opportunity will be arranged for the members of the N&CG Committee or as many members as can do so to meet the potential nominee. The N&CG Committee will then select a nominee to recommend to the Board of Directors for consideration and appointment. Board members appointed in this manner will serve, absent unusual circumstances, until their election by our shareholders at the next annual meeting of shareholders.
Nominations of up to a specified number of directors may also be made by one or more eligible holders under the “Proxy Access” provisions of our by-laws. See “Board and Committee Governance” beginning on page 20.

The Annual Report on Form 10-K for the year ended December 31, 2021 includes our financial statements for the year ended December 31, 2021. We have furnished the 2021 Annual Report on Form 10-K to all shareholders as part of our Annual Report. The Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.
On behalf of the Board of Directors of Celanese Corporation

A. Lynne Puckett
Senior Vice President, General Counsel
and Corporate Secretary
March 10, 2022

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / 92

Exhibit A
Exhibit A
Non-U.S. GAAP Financial Measures

Definitions and Rationale
This Proxy Statement contains information regarding Adjusted EBIT, Operating EBITDA, free cash flow, and adjusted earnings per share, which are non-GAAP financial measures used by the Company. These measures are not recognized in U.S. GAAP and should not be viewed as alternatives to U.S. GAAP measures of performance. Non-GAAP financial measures are provided as additional information to shareholders, investors, analysts and other parties as the Company believes them to be important supplemental measures for assessing our financial and operating results and as a means to evaluate our financial condition and period-to-period comparisons. These non-GAAP financial measures should be viewed as supplemental to, and should not be considered in isolation or as alternatives to, net earnings (loss), operating profit (loss), cash flow from operating activities (together with cash flow from investing and financing activities), earnings per share or any other U.S. GAAP financial measure. These non-GAAP financial measures should be considered within the context of our complete audited and unaudited financial results for the given period, which are available on the Financial Information/Financial Document library page of our website, https://investors.celanese.com. The definition and method of calculation of the non-GAAP financial measures used herein may be different from other companies’ methods for calculating measures with the same or similar titles. Investors, analysts and other parties should understand how another company calculates such non-GAAP financial measures before comparing the other company’s non-GAAP financial measures to any of our own. These non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive or projections of future results.
Adjusted EBIT is a performance measure used by the Company and is defined by the Company as net earnings (loss) attributable to Celanese Corporation, plus (earnings) loss from discontinued operations, less interest income, plus interest expense, plus refinancing expense and taxes, and further adjusted for Certain Items. We believe that adjusted EBIT provides transparent and useful information to management, investors, analysts and other parties in evaluating and assessing our primary operating results from period-to-period after removing the impact of unusual, non-operational or restructuring-related activities that affect comparability. Our management recognizes that adjusted EBIT has inherent limitations because of the excluded items. Adjusted EBIT is one of the measures management uses for planning and budgeting, monitoring and evaluating financial and operating results and as a performance metric in the Company’s incentive compensation plan. Adjusted EBIT margin is defined by the Company as adjusted EBIT divided by net sales. Adjusted EBIT margin has the same uses and limitations as Adjusted EBIT.
Operating EBITDA is a performance measure used by the Company and is defined by the Company as net earnings (loss) attributable to Celanese Corporation, plus (earnings) loss from discontinued operations, less interest income, plus interest expense, plus refinancing expense, taxes and depreciation and amortization, and further adjusted for Certain Items, which Certain Items include accelerated depreciation and amortization expense. Operating EBITDA is equal to adjusted EBIT plus depreciation and amortization. We believe that Operating EBITDA provides transparent and useful information to investors, analysts and other parties in evaluating our operating performance relative to our peer companies. Operating EBITDA margin is defined by the Company as Operating EBITDA divided by net sales. Operating EBITDA margin has the same uses and limitations as Operating EBITDA.
Adjusted earnings per share is a performance measure used by the Company and is defined by the Company as earnings (loss) from continuing operations attributable to Celanese Corporation, adjusted for income tax (provision) benefit, Certain Items, and refinancing and related expenses, divided by the number of basic common shares and dilutive restricted stock units and stock options calculated using the treasury method. We believe that adjusted earnings per share provides transparent and useful information to management, investors, analysts and other parties in evaluating and assessing our primary operating results from period-to-period after removing the impact of the

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / A-1

Exhibit A
above stated items that affect comparability and as a performance metric in the Company’s incentive compensation plan.
Note: The income tax expense (benefit) on Certain Items (“Non-GAAP adjustments”) is determined using the applicable rates in the taxing jurisdictions in which the Non-GAAP adjustments occurred and includes both current and deferred income tax expense (benefit). The income tax rate used for adjusted earnings per share approximates the midpoint in a range of forecasted tax rates for the year. This range may include certain partial or full-year forecasted tax opportunities and related costs, where applicable, and specifically excludes changes in uncertain tax positions, discrete recognition of GAAP items on a quarterly basis, other pre-tax items adjusted out of our GAAP earnings for adjusted earnings per share purposes and changes in management’s assessments regarding the ability to realize deferred tax assets for GAAP. In determining the adjusted earnings per share tax rate, we reflect the impact of foreign tax credits when utilized, or expected to be utilized, absent discrete events impacting the timing of foreign tax credit utilization. We analyze this rate quarterly and adjust it if there is a material change in the range of forecasted tax rates; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate is an estimate and may differ from the actual tax rate used for GAAP reporting in any given reporting period. The estimated GAAP rate excludes discrete recognition of GAAP items due to our inability to forecast such items. As part of the year-end reconciliation, we will update the reconciliation of the GAAP effective tax rate to the adjusted tax rate for actual results.
Free cash flow is a liquidity measure used by the Company and is defined by the Company as net cash provided by (used in) operations, less capital expenditures on property, plant and equipment, and adjusted for capital contributions from or distributions to Mitsui & Co., Ltd. (“Mitsui”) related to our methanol joint venture, Fairway Methanol LLC (“Fairway”. We believe that free cash flow provides useful information to management, investors, analysts and other parties in evaluating the Company’s liquidity and credit quality assessment because it provides an indication of the long-term cash generating ability of our business. Although we use free cash flow as a measure to assess the liquidity generated by our business, the use of free cash flow has important limitations, including that free cash flow does not reflect the cash requirements necessary to service our indebtedness, lease obligations, unconditional purchase obligations or pension and postretirement funding obligations.
Return on invested capital (adjusted) is defined by the Company as adjusted EBIT, tax effected using the adjusted tax rate, divided by the sum of the average of beginning and end of the year short- and long-term debt and Celanese Corporation shareholders’ equity. We believe that return on invested capital (adjusted) provides useful information to management, investors, analysts and other parties in order to assess our income generation from the point of view of our shareholders and creditors who provide us with capital in the form of equity and debt and whether capital invested in the Company yields competitive returns.
The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for adjusted EBIT and operating EBITDA is net earnings (loss) attributable to Celanese Corporation; for adjusted EBIT margin is operating margin; for adjusted earnings per share is earnings (loss) from continuing operations attributable to Celanese Corporation per common share-diluted; and for free cash flow is net cash provided by (used in) operations.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / A-2

Exhibit A
Adjusted EBIT and Operating EBITDA - Reconciliation of Non-GAAP Measures - Unaudited

	Year Ended December 31,
	2021		2020
	(In $ millions, except percentages)
Net sales	8,537		5,655

Net earnings (loss) attributable to Celanese Corporation	1,890		1,985
(Earnings) loss from discontinued operations	22		12
Interest income	(8)		(6)
Interest expense	91		109
Refinancing expense	9		—
Income tax provision (benefit)	330		247
Certain items attributable to Celanese Corporation(1)	139		(1,216)
Adjusted EBIT / Adjusted EBIT Margin	2,473	29.0%	1,131	20.0%
Depreciation and amortization expense(2)	362		344
Operating EBITDA	2,835		1,475

	Year Ended December 31,
	2019		2018		2017
	(In $ millions, except percentages)
Net sales	6,297		7,155		6,140

Net earnings (loss) attributable to Celanese Corporation	852		1,207		843
(Earnings) loss from discontinued operations	6		5		13
Interest income	(6)		(6)		(2)
Interest expense	115		125		122
Refinancing expense	4		1		—
Income tax provision (benefit)	124		292		213
Certain items attributable to Celanese Corporation(1)	381		228		167
Adjusted EBIT / Adjusted EBIT Margin	1,476	23.4%	1,852	25.9%	1,356	22.1%
Depreciation and amortization expense(2)	329		316		303
Operating EBITDA	1,805		2,168		1,659
(1)Information about Certain items is included in the Company’s Non-GAAP Financial Measures and Other Information document available on the Financial Information/Financial Document Library page of our website, investors.celanese.com, and is also available as Exhibit 99.2 to our Form 8-K furnished to the SEC on January 27, 2022.
(2)Excludes accelerated depreciation and amortization expense, which amounts are included in Certain items above.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / A-3

Exhibit A
Adjusted Earnings (Loss) Per Share - Reconciliation of a Non-GAAP Measure - Unaudited

	Year Ended December 31,				Year over Year Change
	2021		2020
		per share		per share
	(In $ millions, except per share data and percentages)
Earnings (loss) from continuing operations attributable to Celanese Corporation	1,912	17.06	1,997	16.85	1.2%
Income tax provision (benefit)	330		247
Earnings (loss) from continuing operations before tax	2,242		2,244
Certain items attributable to Celanese Corporation(1)	139		(1,216)
Refinancing and related expenses	9		—
Adjusted earnings (loss) from continuing operations before tax	2,390		1,028
Income tax (provision) benefit on adjusted earnings(2)	(359)		(123)
Adjusted earnings (loss) from continuing operations(3)	2,031	18.12	905	7.64	137.2%

	Diluted shares (in millions)(4)
Weighted average shares outstanding	111.2		117.8
Incremental shares attributable to equity awards	0.9		0.7
Total diluted shares	112.1		118.5

	Year Ended December 31,
	2019		2018		2017
		per share		per share		per share
	(In $ millions, except per share data)
Earnings (loss) from continuing operations attributable to Celanese Corporation	858	6.89	1,212	8.95	856	6.19
Income tax provision (benefit)	124		292		213
Earnings (loss) from continuing operations before tax	982		1,504		1,069
Certain items attributable to Celanese Corporation(1)	381		228		167
Refinancing and related expenses	4		1		—
Adjusted earnings (loss) from continuing operations before tax	1,367		1,733		1,236
Income tax (provision) benefit on adjusted earnings(2)	(178)		(243)		(198)
Adjusted earnings (loss) from continuing operations(3)	1,189	9.53	1,490	11.00	1,038	7.51

	Diluted shares (in millions)(4)
Weighted average shares outstanding	123.9		134.3		137.9
Incremental shares attributable to equity awards	0.8		1.1		0.4
Total diluted shares	124.7		135.4		138.3
(1)Information about Certain items is included in the Company’s Non-GAAP Financial Measures and Other Information document available on the Financial Information/Financial Document Library page of our website, investors.celanese.com, and is also available as Exhibit 99.2 to our Form 8-K furnished to the SEC on January 27, 2022.
(2)The adjusted effective tax rates for the years ended December 31, 2021, 2020, 2019, 2018 and 2017 are detailed in the Adjusted Tax Rate table below.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / A-4

Exhibit A
(3)Excludes the immediate recognition of actuarial gains and losses and the impact of actual vs. expected plan asset returns.

	Actual Plan Asset Returns	Expected Plan Asset Returns
	(In percentages
2021	1.1	6.3
2020	12.4	6.5
2019	16.7	6.5
2018	(3.9)	6.7
2017	10.5	7.3
(4)Potentially dilutive shares are included in the adjusted earnings per share calculation when adjusted earnings are positive.
Adjusted Tax Rate - Reconciliation of a Non-GAAP Measure - Unaudited

	Year Ended December 31,
	2021	2020	2019	2018	2017
	(In percentages)
US GAAP effective tax rate	15	11	13	19	20
Discrete quarterly recognition of GAAP items(1)	(2)	12	—	—	(11)
Tax impact of other charges and adjustments(2)	(1)	(9)	—	—	1
Utilization of foreign tax credits	(1)	(3)	(3)	—	20
Changes in valuation allowances, excluding impact of other charges and adjustments(3)	3	—	3	(5)	(13)
Other(4)	1	1	—	—	(1)
Adjusted tax rate	15	12	13	14	16
(1)Such as changes in tax laws (including US tax reform), deferred taxes on outside basis differences, changes in uncertain tax positions and prior year audit adjustments.
(2)Reflects the tax impact on pre-tax adjustments presented in Certain Items, which are excluded from pre-tax income for adjusted earnings per share purposes. Information about Certain items is included in the Company’s Non-GAAP Financial Measures and Other Information document available on the Financial Information/Financial Document Library page of our website, investors.celanese.com, and is also available as Exhibit 99.2 to our Form 8-K furnished to the SEC on January 27, 2022.
(3)Reflects changes in valuation allowances related to changes in judgment regarding the realizability of deferred tax assets or current year operations, excluding other charges and adjustments.
(4)Tax impacts related to full-year forecasted tax opportunities and related costs.

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / A-5

Exhibit A
Free Cash Flow - Reconciliation of a Non-GAAP Measure - Unaudited

	Year Ended December 31,
	2021	2020	2019	2018	2017
	(In $ millions)
Net cash provided by (used in) investing activities	(1,119)	592	(493)	(507)	(549)
Net cash provided by (used in) financing activities	(1,042)	(1,471)	(935)	(1,165)	(351)

Net cash provided by (used in) operating activities	1,757	1,343	1,454	1,558	803
Capital expenditures on property, plant and equipment	(467)	(364)	(370)	(337)	(267)
Capital (distributions to) contributions from NCI	(27)	(29)	(10)	(23)	(27)
Free cash flow(1)(2)	1,263	950	1,074	1,198	509
(1)Free cash flow is a liquidity measure used by the Company and is defined by the Company as net cash provided by (used in) operating activities, less capital expenditures on property, plant and equipment, and adjusted for capital contributions from or distributions to Mitsui related to our joint venture, Fairway.
(2)Excludes required debt service and capital lease payments of $30 million, $26 million, $24 million, $63 million and $27 million for the years ending December 31, 2021, 2020, 2019, 2018 and 2017, respectively.
Return on Invested Capital (Adjusted) - Presentation of a Non-GAAP Measure - Unaudited

			2021
			(In $ millions, except percentages)
Net earnings (loss) attributable to Celanese Corporation			1,890

Adjusted EBIT			2,473
Adjusted effective tax rate			15%
Adjusted EBIT tax effected			2,102

	2021	2020	Average
	(In $ millions, except percentages)
Short-term borrowings and current installments of long-term debt - third parties and affiliates	791	496	644
Long-term debt, net of unamortized deferred financing costs	3,176	3,227	3,202
Celanese Corporation shareholders’ equity	4,189	3,526	3,858
Invested capital			7,704

Return on invested capital (adjusted)			27.3%

Net earnings (loss) attributable to Celanese Corporation as a percentage of invested capital			24.5%

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / A-6

Exhibit A

			2020
			(In $ millions, except percentages)
Net earnings (loss) attributable to Celanese Corporation			1,985

Adjusted EBIT			1,131
Adjusted effective tax rate			12%
Adjusted EBIT tax effected			995

	2020	2019	Average
	(In $ millions, except percentages)
Short-term borrowings and current installments of long-term debt - third parties and affiliates	496	496	496
Long-term debt, net of unamortized deferred financing costs	3,227	3,409	3,318
Celanese Corporation shareholders’ equity	3,526	2,507	3,017
Invested capital			6,831

Return on invested capital (adjusted)			14.6%

Net earnings (loss) attributable to Celanese Corporation as a percentage of invested capital			29.1%

			2019
			(In $ millions, except percentages)
Net earnings (loss) attributable to Celanese Corporation			852

Adjusted EBIT			1,476
Adjusted effective tax rate			13%
Adjusted EBIT tax effected			1,284

	2019	2018	Average
	(In $ millions, except percentages)
Short-term borrowings and current installments of long-term debt - third parties and affiliates	496	561	529
Long-term debt, net of unamortized deferred financing costs	3,409	2,970	3,190
Celanese Corporation shareholders’ equity	2,507	2,984	2,746
Invested capital			6,465

Return on invested capital (adjusted)			19.9%

Net earnings (loss) attributable to Celanese Corporation as a percentage of invested capital			13.2%

Celanese 2022 / Notice of Annual Meeting and Proxy Statement / A-7

Celanese

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) on April 19, 2022 (April 17, 2022 for participants in the Celanese Americas Retirement Savings Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CE2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (EDT) on April 19, 2022 (April 17, 2022 for participants in the Celanese Americas Retirement Savings Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D69583-P67782-Z81922

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CELANESE CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Jean S. Blackwell	☐	☐	☐
1b. William M. Brown	☐	☐	☐
1c. Edward G. Galante	☐	☐	☐
1d. Rahul Ghai	☐	☐	☐
1e. Kathryn M. Hill	☐	☐	☐
1f. David F. Hoffmeister	☐	☐	☐
1g. Dr. Jay V. Ihlenfeld	☐	☐	☐
1h. Deborah J. Kissire	☐	☐	☐
1i. Michael Koenig	☐	☐	☐
1j. Kim K.W. Rucker	☐	☐	☐
1k. Lori J. Ryerkerk	☐	☐	☐

	For	**Against**	**Abstain**
2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2022.	☐	☐	☐
3. Advisory vote to approve executive compensation.	☐	☐	☐

The proxies are authorized to vote, in their discretion, for a substitute should any nominee become unavailable for election and upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date

D69584-P67782-Z81922

PROXY AND VOTING INSTRUCTIONS CARD

The undersigned hereby constitutes and appoints Scott A. Richardson and Michael R. Sullivan, and each of them (collectively, the "Proxyholders"), his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of CELANESE CORPORATION (the "Company") to be held on Wednesday, April 20, 2022 at 1:00 p.m. (CDT), and at any adjournments thereof (the "Meeting"), and to vote the undersigned's shares of Company Common Stock on all matters coming before the Meeting in the manner directed on the reverse side of this card. You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. **ON MATTERS FOR WHICH YOU DO NOT SPECIFY A CHOICE, YOUR SHARES OF COMPANY COMMON STOCK WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS; THEREFORE, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE COMPANY'S DIRECTOR NOMINEES IN ITEM 1; AND FOR ITEMS 2 AND 3.** The Proxyholders cannot vote your shares unless you sign and return this card.

If you are a participant in the Celanese Americas Retirement Savings Plan (the "Plan") this card also constitutes voting instructions to the trustee for any shares held on your behalf under the Plan. The trustee will vote the shares as instructed. Your voting instructions must be received by April 17, 2022, to allow sufficient time for the trustee to vote the shares. If no voting instructions are provided, the trustee will vote the shares in the same proportion as shares to which voting instructions have been received, unless contrary to ERISA.

(Continued and to be signed on reverse side)